As filed with the Securities and Exchange Commission on October 31, 2012

Investment Company Act of 1940 File No. 811-22705

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940
Amendment No. 1	☒

SSgA Master Trust

(Exact Name of Registrant as Specified in Charter)

One Lincoln Street

Boston, Massachusetts 02111

(Address of Principal Executive Offices)

Registrant’s Telephone Number: (866) 787-2257

Ryan M. Louvar, Esq.

State Street Bank and Trust Company

One Lincoln Street/CPH0326

Boston, Massachusetts 02111

(Name and Address of Agent for Service)

Copies to:

W. John McGuire, Esq.

Bingham McCutchen LLP

2020 K Street NW

Washington, DC 20006

PART A

SSgA MULTI-ASSET REAL RETURN PORTFOLIO

SSgA INCOME ALLOCATION PORTFOLIO

SSgA CONSERVATIVE GLOBAL ALLOCATION PORTFOLIO

SSgA GLOBAL ALLOCATION PORTFOLIO

SSgA AGGRESSIVE GLOBAL ALLOCATION PORTFOLIO

BLACKSTONE/GSO SENIOR LOAN PORTFOLIO

October 31, 2012

Because the SSgA Master Trust (the “Trust”) is only registered under the Investment Company Act of 1940, as amended (the “1940 Act”) responses to Items 1, 2, 3, 4, and 13 of Form N-1A have been omitted.

INTRODUCTION

The Trust is an open-end management investment company organized as a business trust under the laws of The Commonwealth of Massachusetts on March 30, 2011.

The Trust issues beneficial interests solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). Only investment companies, institutional client separate accounts, 401(k) plan assets, common or commingled trust funds or collective investment trusts or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may invest in the Trust. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

ITEM 5. MANAGEMENT

SSgA Funds Management, Inc. serves as the investment adviser to the Portfolios.

GSO/Blackstone Debt Funds Management LLC serves as sub-adviser to the Blackstone/GSO Senior Loan Portfolio.

ITEM 6. PURCHASE AND SALE OF PORTFOLIO SHARES

The minimum initial investment in each Portfolio is $1 million, although each Portfolio may waive the minimum in its discretion. There is no minimum subsequent investment.

Each Portfolio issues beneficial interests solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. An investor may withdraw all or any portion of its investment at the NAV next determined after it submits a redemption request, in proper form, to the Portfolios.

ITEM 7. TAX INFORMATION

The Portfolios are treated as partnerships for U.S. federal income tax purposes. As a partnership, each Portfolio is not itself subject to U.S. federal income tax. Instead, in computing its income tax liability, each investor in a Portfolio will be required to take into account its distributive share of items of Portfolio income, gain, loss, deduction, credit, and tax preference for each taxable year substantially as though such items had been realized directly by the investor and without regard to whether the Portfolio has distributed or will distribute any amount to its shareholders. In general, cash distributions by a Portfolio to its investors will be treated as a nontaxable return of capital to investors to the extent of the investor’s adjusted tax basis in its Portfolio shares, and any amounts distributed in excess of basis will generally be treated as capital gain. Investors that intend to be treated as “regulated investment companies” under the Internal Revenue Code of 1986, as amended (the “Code”), may be required to redeem Portfolio interests in order to obtain sufficient cash to meet distribution requirements for such treatment and to avoid an entity-level tax.

ITEM 8. FINANCIAL INTERMEDIARY COMPENSATION.

Not applicable

ITEM 9. INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS, AND DISCLOSURE OF PORTFOLIO HOLDINGS

The investment objective, principal strategies, risks and portfolio holdings disclosure policy of the SSgA Multi-Asset Real Return Portfolio, SSgA Income Allocation Portfolio, SSgA Conservative Global Allocation Portfolio, SSgA Global Allocation Portfolio, SSgA Aggressive Global Allocation Portfolio and Blackstone/GSO Senior Loan Portfolio (each, a “Portfolio” and collectively, the “Portfolios”) are described below. See the SAI for a description of certain fundamental investment restrictions for the Portfolios.

SSgA MULTI-ASSET REAL RETURN PORTFOLIO

INVESTMENT OBJECTIVE

The SSgA Multi-Asset Real Return Portfolio (the “Portfolio”) seeks to achieve real return consisting of capital appreciation and current income.

THE PORTFOLIO’S PRINCIPAL INVESTMENT STRATEGY

SSgA Funds Management, Inc. (the “Adviser” or “SSgA FM”), invests the assets of the Portfolio among exchange traded products (“ETPs”) that provide exposure to four primary asset classes: (i) inflation protected securities issued by the United States government, its agencies and/or instrumentalities, as well as inflation protected securities issued by foreign governments, agencies, and/or instrumentalities; (ii) domestic and international real estate securities; (iii) commodities; and (iv) publicly-traded companies in natural resources and/or commodities businesses. The Portfolio’s allocation among those asset classes will be in proportions consistent with the Adviser’s evaluation of the expected returns and risks of each asset class as well as the allocation that, in the Adviser’s view, will best meet the Portfolio’s investment objective. The allocations to each asset class will change over time as the Adviser’s expectations of each asset class shift. The Portfolio’s indirect holdings by virtue of investing in ETPs representing those asset classes will consist of a diversified mix of domestic and international equity securities, government bonds, inflation protected securities, commodities and real estate investment trusts (“REITs”). The Adviser considers real return to be a rate of return above the rate of inflation over a market cycle.

ETPs in which the Portfolio invests include exchange traded funds registered under the 1940 Act that seek to track the performance of a market index (“Underlying ETFs”); exchange traded commodity trusts; and exchange traded notes (“ETNs”). The Portfolio may invest in ETPs that are qualified publicly traded partnerships (“QPTPs”). In addition, the Portfolio may invest in certain ETPs that pay fees to the Adviser and its affiliates for management, marketing or other services.

PRINCIPAL RISKS OF INVESTING IN THE PORTFOLIO

The Portfolio’s beneficial interests will change in value, and you could lose money by investing in the Portfolio. The Portfolio may not achieve its objective. An investment in the Portfolio is not a deposit with a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency.

EXCHANGE TRADED PRODUCTS RISK: The Portfolio is subject to substantially the same risks as those associated with the direct ownership of the securities represented by the ETPs in which it invests. In addition, the shares of certain ETPs may trade at a premium or discount to their intrinsic value (i.e., the market value may differ from the net asset value of an ETF’s shares) for a number of reasons. For example, supply and demand for shares of an Underlying ETF or market disruptions may cause the market price of the Underlying ETF to deviate from the value of the Underlying ETF’s investments, which may be exacerbated in less liquid markets. The value of an ETN may also differ from the valuation of its reference market due to changes in the issuer’s credit rating. By investing in ETPs, Portfolio shareholders indirectly bear the Portfolio’s proportionate share of any fees and expenses (e.g. management, custody, accounting, and administration) of the ETP, if applicable, in addition to the fees and expenses that Portfolio shareholders directly bear in connection with the Portfolio’s own operations. The Portfolio is subject to the following risks indirectly through its investments in ETPs:

EQUITY INVESTING RISK: The value of equity securities may increase or decrease as a result of market fluctuations, changes in interest rates and perceived trends in stock prices.

DEBT SECURITIES INVESTING RISK: The value of the debt securities may increase or decrease as a result of the following: market fluctuations, increases in interest rates, inability of issuers to repay principal and interest or illiquidity in the debt securities markets;

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the risk of low rates of return due to reinvestment of securities during periods of falling interest rates or repayment by issuers with higher coupon or interest rates; and/or the risk of low income due to falling interest rates. To the extent that interest rates rise, certain underlying obligations may be paid off substantially slower than originally anticipated and the value of those securities may fall sharply. This may result in a reduction in income from debt securities income.

FOREIGN INVESTMENT RISK: Foreign investments involve certain risks that are greater than those associated with investments in securities of U.S. issuers. Returns on investments in foreign securities could be more volatile than, or trail the returns on, investments in U.S. securities. Investments in securities issued by entities based outside the United States pose distinct risks since political and economic events unique to a country or region will affect those markets and their issuers. Further, such entities and/or their securities may also be affected by currency controls; different accounting, auditing, financial reporting, and legal standards and practices; expropriation; changes in tax policy; greater market volatility; differing securities market structures; higher transaction costs; and various administrative difficulties, such as delays in clearing and settling portfolio transactions or in receiving payment of dividends. Securities traded on foreign markets may be less liquid (harder to sell) than securities traded domestically. In addition, the value of a local currency could decline relative to the value of the U.S. dollar, which may affect the value of the investment to U.S. investors.

EMERGING MARKETS RISK: Investment in emerging markets involves greater risk of loss than investments in a developed market. This is due to, among other things, greater market volatility, lower trading volume, political and economic instability, high levels of inflation, deflation or currency devaluation, greater risk of market shut down, and more governmental limitations on foreign investment policy than those typically found in a developed market. In addition, the financial stability of issuers (including governments) in emerging market countries may be more precarious than in other countries. As a result, there will tend to be an increased risk of price volatility associated with investments in issuers domiciled in emerging market countries, which may be magnified by currency fluctuations relative to the U.S. dollar. Settlement practices for transactions in foreign markets may differ from those in U.S. markets. Such differences include delays beyond periods customary in the United States and practices, such as delivery of securities prior to receipt of payment, which increase the likelihood of a “failed settlement.” Failed settlements could result in losses to the Portfolio. For these and other reasons, investments in emerging markets are often considered speculative.

COMMODITIES RISK: Exposure to the commodities markets may subject the Portfolio to greater volatility than investments in traditional securities. Commodities are subject to substantial price fluctuations over short periods of time and may be affected by unpredictable economic, political and environmental events. Factors that may significantly affect the prices of commodities include, but are not limited to: global supply and demand; domestic and international interest rates and investors’ expectations of interest rates; inflation rates and investors’ expectations of inflation rates; the investment and trading activities of commodity futures contracts; political, economic, or financial events, both globally and regionally.

TAX RISK: Regulated investment companies are subject to favorable tax treatment under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). For purposes of determining whether a fund investing in the Portfolio qualifies for treatment as a regulated investment company, it is generally expected to be treated as if it held its share of the Portfolio’s investments directly. To enable a fund investing all of its assets in the Portfolio to qualify as a regulated investment company, the Portfolio must derive at least 90% of its gross income for each taxable year from sources generating “qualifying income.” Income derived from direct and certain indirect investments in commodities is not qualifying income. Thus, income from certain commodities-related investments may cause a fund investing in the Portfolio not to qualify as a regulated investment company. The Portfolio may invest up to 25% of its total assets in one or more ETPs that are QPTPs and whose principal activities are the buying and selling of commodities or options, futures, or forwards with respect to commodities. Income from QPTPs is generally qualifying income. If an ETP fails to qualify as a QPTP, the income generated from the Portfolio’s investment in the ETP may not be qualifying income. The Portfolio will only invest in such an ETP if it intends to qualify as a QPTP, but there is no guarantee that each such ETP will be successful in qualifying as a QPTP. In addition, there is little regulatory guidance concerning the application of the rules governing qualification as a QPTP, and it is possible that future guidance may adversely affect the qualification of such ETPs as QPTPs. If such a fund fails to qualify as a regulated investment company, the fund will be subject to tax, which will reduce returns to the fund’s shareholders. Such a failure will also alter the treatment of distributions to the fund’s shareholders.

AGRICULTURE SECTOR RISK: Economic forces, including forces affecting agricultural markets, as well as government policies and regulations affecting the agricultural sector and related industries, could adversely affect related investments. Agricultural and livestock production and trade flows are significantly affected by government policies and regulations. Governmental policies affecting the agricultural sector, such as taxes, tariffs, duties, subsidies and import and export restrictions on agricultural commodities, commodity products and livestock, can influence industry profitability, the planting/raising of certain crops/livestock versus other uses of resources, the location and size of crop and livestock production, whether unprocessed or processed commodity products are traded and the volume and types of imports and exports. In addition, the companies in the agriculture sector must comply with a broad range of environmental laws and regulations. Additional or more stringent environmental laws and regulations

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may be enacted in the future and such changes could have a material adverse effect on the business of such companies. In addition, agricultural and livestock businesses may be significantly affected by adverse weather, pollution and/or disease which could limit or halt production.

ENERGY SECTOR RISK: Energy companies typically develop and produce crude oil and natural gas and provide drilling and other energy resources production and distribution related services. Stock prices for these types of companies are affected by supply and demand both for their specific product or service and for energy products in general. The price of oil and gas, exploration and production spending, government regulation, world events, exchange rates and economic conditions will likewise affect the performance of these companies. Correspondingly, securities of companies in the energy field are subject to swift price and supply fluctuations caused by events relating to international politics, energy conservation, the success of exploration projects, and tax and other governmental regulatory policies. Weak demand for the companies’ products or services or for energy products and services in general, as well as negative developments in these other areas, would adversely impact performance of energy sector companies. Oil and gas exploration and production can be significantly affected by natural disasters as well as changes in exchange rates, interest rates, government regulation, world events and economic conditions. These companies may be at risk for environmental damage claims.

METALS AND MINING SECTOR RISK: The metals and mining sector can be significantly affected by events relating to international political and economic developments, energy conservation, resource availability, the success of exploration projects, commodity prices, and tax and other government regulations. Investments in metals and mining industry companies may be speculative and may be subject to greater price volatility than investments in other types of companies. Risks of metals and mining investments include: changes in international monetary policies or economic and political conditions that can affect the supply of precious metals and consequently the value of metals and mining company investments; the United States or foreign governments may pass laws or regulations limiting metals investments for strategic or other policy reasons; and increased environmental or labor costs may depress the value of metals and mining investments.

REAL ESTATE SECTOR RISK: Investments in real estate securities are subject to the risks of decreases in real estate values, overbuilding, increased competition and local or general economic conditions, increases in operating costs and property taxes, changes in zoning laws, casualty or condemnation losses, possible environmental liabilities, regulatory limitations on rent and fluctuations in rental income. Changes in interest rates may also affect the value of real estate securities. Certain real estate securities have a relatively small market capitalization, which may tend to increase the volatility of the market price of these securities. Real estate securities are dependent upon specialized management skills, have limited diversification and are, therefore, subject to risks inherent in operating and financing a limited number of projects. Real estate securities are also subject to heavy cash flow dependency and defaults by borrowers. In addition, a REIT may fail to qualify for favorable tax treatment under the Internal Revenue Code and may fail to maintain exemption from the registration requirements of the 1940 Act.

MANAGEMENT RISK: The Portfolio is actively managed, and therefore the Portfolio is subject to the risk that the investments selected by the Adviser may cause the Portfolio to underperform relative to its benchmark or other funds with a similar investment objective.

AFFILIATED ETP RISK: The Adviser may receive management or other fees from the ETPs (“Affiliated ETPs”) in which the Portfolio may invest, as well as a management fee for managing the Portfolio. It is possible that a conflict of interest among the Portfolio and the Affiliated ETPs could affect how the Adviser fulfills its fiduciary duties to the Portfolio and the Affiliated ETPs. Because the amount of the investment management fees to be retained by the Adviser may differ depending upon the Affiliated ETPs in which the Portfolio invests, there is a conflict of interest for the Adviser in selecting the Affiliated ETPs. In addition, the Adviser may have an incentive to take into account the effect on an Affiliated ETP in which the Portfolio may invest in determining whether, and under what circumstances, to purchase or sell shares in that Affiliated ETP. Although the Adviser takes steps to address the conflicts of interest, it is possible that the conflicts could impact the Portfolio.

ADDITIONAL STRATEGIES INFORMATION

GENERAL. The Board of Trustees of the Trust (the “Board”) may change the Portfolio’s investment objective, investment strategy, benchmark index and other policies without shareholder approval, except as otherwise indicated.

Principal Strategies

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The Adviser, in constructing each portfolio of securities, periodically establishes specific percentage targets for each asset class based on the Adviser’s outlook for the economy and the financial markets. The Adviser then selects one or more ETPs for each asset class and allocates Portfolio assets based primarily on those percentage targets. ETPs include exchange traded funds (“ETFs”) registered under the Investment Company Act of 1940, as amended; exchange traded commodity trusts; and exchange traded notes (“ETNs”). An index-based ETF seeks to provide investment results that match the performance of an index by holding in its portfolio either the contents of the index or a representative sample of the securities in the index. An exchange traded commodity trust is a pooled trust that invests in physical commodities or commodity futures, and issues shares that are traded on a securities exchange that may trade at a discount or premium to the value of the holdings of the trusts. ETNs are debt obligations of investment banks which are traded on exchanges and the returns of which are linked to the performance of market indexes. The Adviser periodically reallocates Portfolio assets based on its reassessment of the economy and the financial markets. In certain circumstances, the Portfolio may invest in securities other than ETPs, for example to manage its cash balances.

Non-Principal Strategies

CERTAIN OTHER INVESTMENTS. The Portfolio may invest in the following types of investments: money market instruments, such as repurchase agreements, money market funds (including money market funds managed by the Adviser); convertible securities; variable rate demand notes, commercial paper, U.S. government and U.S. government agency securities; loan focused closed-end funds; and collateralized loan obligation (CLO) debt securities.

TEMPORARY DEFENSIVE POSITIONS. In certain situations or market conditions, the Portfolio may temporarily depart from its normal investment policies and strategies provided that the alternative is consistent with the Portfolio’s investment objective and is in the best interest of the Portfolio. For example, the Portfolio may hold a higher than normal proportion of its assets in cash in times of extreme market stress.

BORROWING MONEY. The Portfolio may borrow money from a bank as permitted by the Investment Company Act of 1940, as amended (the “1940 Act”) or other governing statute, by the Rules thereunder, or by the U.S. Securities and Exchange Commission (“SEC”) or other regulatory agency with authority over the Portfolio, but only for temporary or emergency purposes. The Portfolio may also invest in reverse repurchase agreements, which are considered borrowings under the 1940 Act. Although there is no limit on the percentage of Portfolio assets that can be used in connection with reverse repurchase agreements, the Portfolio does not expect to engage, under normal circumstances, in reverse repurchase agreements with respect to more than 33 1/3% of its total assets.

ADDITIONAL RISK INFORMATION

The following section provides additional information regarding certain of the principal risks identified under “Principal Risks of Investing in the Portfolio” along with additional risk information.

PRINCIPAL RISKS

MARKET RISK. An investment in the Portfolio involves risks similar to those of investing in any fund, such as market fluctuations caused by such factors as economic and political developments, changes in interest rates and perceived trends in security prices. The values of securities could decline generally or could underperform other investments. Different types of securities tend to go through cycles of out-performance and under-performance in comparison to the general securities markets. In addition, securities may decline in value due to factors affecting a specific issuer, market or securities markets generally.

INTEREST RATE RISK. Interest rate risk is the risk that the securities held by the Portfolio will decline in value because of increases in market interest rates. Debt securities with longer durations tend to be more sensitive to changes in interest rates, usually making them more volatile than debt securities with shorter durations.

LIQUIDITY RISK. Liquidity risk exists when particular investments are difficult to purchase or sell. If the Portfolio invests in assets that are or become illiquid, it may reduce the returns of the Portfolio because the Portfolio may be unable to sell these illiquid securities at an advantageous time or price. Additionally, the market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer. In such cases, the Portfolio, due to limitations on investments in illiquid securities and/or the difficulty in purchasing and selling such investments, may be unable to achieve its desired level of exposure to a certain market or sector.

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FOREIGN INVESTMENT RISK. Returns on investments in foreign securities could be more volatile than, or trail the returns on, investments in U.S. securities.

FOREIGN SECURITIES. Foreign securities also include American Depositary Receipts (“ADRs”) which are U.S. dollar-denominated receipts representing shares of foreign-based corporations. ADRs are issued by U.S. banks or trust companies, and entitle the holder to all dividends and capital gains that are paid out on the underlying foreign shares. Investment in ADRs may be less liquid than the liquidity of the underlying shares in their primary trading market. Foreign securities also include Global Depositary Receipts (“GDRs”), which are similar to ADRs, but are shares of foreign-based corporations generally issued by international banks in one or more markets around the world. ADRs and GDRs trade on developed market exchanges, such as the Hong Kong Stock Exchange, the London Stock Exchange, NASDAQ, and the New York Stock Exchange (“NYSE”). Investment in ADRs and GDRs may be less liquid than the underlying shares in their primary trading market and GDRs, many of which are issued by companies in emerging markets, may be more volatile.

DEPOSITARY RECEIPTS MAY BE “SPONSORED” OR “UNSPONSORED.” Sponsored depositary receipts are established jointly by a depositary and the underlying issuer, whereas unsponsored depositary receipts may be established by a depositary without participation by the underlying issuer. Holders of an unsponsored depositary receipt generally bear all the costs associated with establishing the unsponsored depositary receipt. In addition, the issuers of the securities underlying unsponsored depositary receipts are not obligated to disclose material information in the United States and, therefore, there may be less information available regarding such issuers and there may not be a correlation between such information and the market value of the depositary receipts.

DEPOSITARY RECEIPTS MAY BE UNREGISTERED AND UNLISTED. ADRs and GDRs may be restricted securities that can be offered and sold only to “qualified institutional buyers” under Rule 144A of the Securities Act of 1933, as amended (“Securities Act”). The Adviser will determine the liquidity of such investments where applicable pursuant to guidelines established by the Board. If a particular investment in such ADRs or GDRs is deemed illiquid, that investment will be included within an underlying ETP’s limitation on investment in illiquid securities. Moreover, if adverse market conditions were to develop during the period between an underlying ETP’s decision to sell these types of ADRs or GDRs and the point at which the underlying ETP is permitted or able to sell such security, the underlying ETP might obtain a price less favorable than the price that prevailed when it decided to sell.

FOREIGN SECURITIES INVOLVE SPECIAL RISKS AND COSTS. Investment in foreign securities may involve higher costs than investment in U.S. securities, including higher transaction and custody costs as well as the imposition of additional taxes by foreign governments. Foreign investments may also experience more rapid and extreme changes in value than investments in securities of U.S. companies and involve additional risks associated with the level of currency exchange rates, less complete financial information about the issuers, less market liquidity, more market volatility and political instability. Future political and economic developments, the possible imposition of withholding taxes on dividend income, the possible seizure or nationalization of foreign holdings, the possible establishment of exchange controls or freezes on the convertibility of currency, or the adoption of other governmental restrictions might adversely affect an investment in foreign securities, such as restrictions on the ability of issuers of Non-U.S. Securities to make payments of principal and interest to investors located outside the country, whether from currency blockage or otherwise. Additionally, foreign issuers may be subject to less stringent regulation, and to different accounting, auditing and recordkeeping requirements.

CURRENCY RISK. Investments in securities of foreign issuers are generally denominated in a foreign currency. As a result, changes in the value of those currencies compared to the U.S. dollar may affect (positively or negatively) the value of the Portfolio’s investments. These currency movements may occur separately from, and in response to, events that do not otherwise affect the value of the security in the issuer’s home country. The value of the Portfolio’s holdings may be influenced by currency exchange rates and exchange control regulations. The currencies of emerging market countries may experience significant declines against the U.S. dollar, and devaluation may occur subsequent to investments in these currencies by the Portfolio.

POLITICAL AND ECONOMIC RISK. Foreign securities are subject to foreign political and economic risk not associated with U.S. investments, meaning that political events (civil unrest, national elections, changes in political conditions and foreign relations, imposition of exchange controls and repatriation restrictions), social and economic events (labor strikes, rising inflation) and natural disasters could cause foreign securities to experience gains or losses. In addition, the Portfolio may be unable to enforce its ownership rights or pursue legal remedies in countries where it invests.

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FOREIGN MARKET AND TRADING RISK. The trading markets for many foreign securities are not as active as U.S. markets and may have less governmental regulation and oversight. Foreign markets also may have clearance and settlement procedures that make it difficult to buy and sell securities. These factors could result in a loss by causing the underlying ETP to be unable to dispose of an investment or to miss an attractive investment opportunity, or by causing underlying ETP assets to be uninvested for some period of time.

INVESTMENTS IN ETFS – As a shareholder of another investment company, the Portfolio relies on that investment company to achieve its investment objective. If the investment company fails to achieve its objective, the value of the Portfolio’s investment could decline, which could adversely affect the Portfolio’s performance. By investing in another investment company, Portfolio shareholders indirectly bear the Portfolio’s proportionate share of any fees and expenses of the other investment company, if applicable, in addition to the fees and expenses that Portfolio shareholders directly bear in connection with the Portfolio’s own operations. The Portfolio may invest in ETFs that are not registered or regulated under the 1940 Act. These instruments typically hold commodities, such as gold or oil, currency or other property that is itself not a security. Federal securities laws impose limitations on the Portfolio’s ability to invest in other investment companies.

Because ETFs are listed on national stock exchanges and are traded like stocks listed on an exchange, their shares potentially may trade at a discount or premium. Investments in ETFs are also subject to brokerage and other trading costs, which could result in greater expenses to the Portfolio. In addition, because the value of ETF shares depends on the demand in the market and such value may deviate from the net asset value of the ETF, the Adviser may not be able to liquidate the Portfolio’s holdings at the most optimal time, especially times of extreme market stress, which could adversely affect Portfolio performance.

INVESTMENTS IN ETNS – ETNs generally are senior, unsecured, unsubordinated debt securities issued by a sponsor, such as an investment bank. The value of an ETN may be influenced by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in the underlying market, changes in the applicable interest rates, and economic, legal, political or geographic events that affect the referenced market. Because ETNs are debt securities, they are subject to credit risk. If the issuer has financial difficulties or goes bankrupt, the Portfolio may not receive the return it was promised and could lose its entire investment. It is expected that an issuer’s credit rating will be investment grade at the time of investment, however, the credit rating may be revised or withdrawn at any time and there is no assurance that a credit rating will remain in effect for any given time period. If a rating agency lowers the issuer’s credit rating, the value of the ETN may decline and a lower credit rating reflects a greater risk that the issuer will default on its obligation. There may be restrictions on the Portfolio’s right to redeem its investment in an ETN, which are meant to be held until maturity. There are no periodic interest payments for ETNs, and principal is not protected. As is the case with ETFs, an investor could lose some of or the entire amount invested in ETNs. The Portfolio’s decision to sell its ETN holdings may be limited by the availability of a secondary market.

INVESTMENTS IN EXCHANGE TRADED COMMODITY TRUSTS. An exchange traded commodity trust is a pooled trust that invests in physical commodities or commodity futures, and issues shares that are traded on a securities exchange that may trade at a discount or premium to the value of the holdings of the trusts. Investments in exchange traded commodity trusts are also subject to brokerage and other trading costs, which could result in greater expenses to the Portfolio. Exchange traded commodity trusts are not investment companies registered under the 1940 Act and is not subject to regulation under the Commodity Exchange Act of 1936 (the “CEA”). As a result, in connection with any such investments, the Portfolio will not have the protections associated with ownership of shares in an investment company registered under the 1940 Act or the protections afforded by the CEA. As with other investments in commodities, investments in exchange traded commodity trusts may increase the risk that investors in the Portfolio may not be able to qualify as “regulated investment companies” under the Internal Revenue Code.

NON-PRINCIPAL RISKS

MONEY MARKET FUND INVESTMENTS. Although money market funds generally seek to preserve the value of their shares at $1.00 per share, it is possible that the Portfolio could lose money by investing in a money market fund. Investments in money market funds have traditionally not been and currently are not federally insured.

MASTER-FEEDER STRUCTURE RISK. The Adviser also serves as investment adviser to a Fund that invests substantially all of its assets in the Portfolio. Therefore, conflicts may arise as the Adviser fulfills its fiduciary responsibilities to the Funds and the Portfolio.

PORTFOLIO HOLDINGS

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A description of the Trust’s policies and procedures with respect to the disclosure of the Portfolio’s portfolio securities is available in the SAI. In addition, the identities and quantities of the securities held by the Portfolio are disclosed on the Trust’s website.

SSgA INCOME ALLOCATION PORTFOLIO

INVESTMENT OBJECTIVE

The SSgA Income Allocation Portfolio (the “Portfolio”) seeks to provide total return by focusing on investments in income and yield-generating assets.

THE PORTFOLIO’S PRINCIPAL INVESTMENT STRATEGY

SSgA Funds Management, Inc. (the “Adviser” or “SSgA FM”), invests the assets of the Portfolio among exchange traded products (“ETPs”) that provide exposure to four primary asset classes: (i) domestic and international equity securities; (ii) domestic and international investment grade and high yield debt securities; (iii) hybrid equity/debt securities (such as preferred stock and convertible securities); and (iv) real estate investment trusts (“REITs”). The Portfolio’s allocation among those asset classes will be in proportions consistent with the Adviser’s evaluation of the expected returns and risks of each asset class as well as the allocation that, in the Adviser’s view, will best meet the Portfolio’s investment objective. The allocations to each asset class will change over time as the Adviser’s expectations of each asset class shift. The Portfolio’s indirect holdings by virtue of investing in ETPs representing these asset classes will consist of a diversified mix of domestic and international equity securities, investment grade and high yield government and corporate bonds, hybrid securities such as preferred stock and convertible securities, inflation protected securities, Build America Bonds, and REITs.

ETPs in which the Portfolio invests include exchange traded funds registered under the 1940 Act that seek to track the performance of a market index (“Underlying ETFs”) and exchange traded notes (“ETNs”). The Portfolio may invest in certain ETPs that pay fees to the Adviser and its affiliates for management, marketing or other services.

PRINCIPAL RISKS OF INVESTING IN THE PORTFOLIO

The Portfolio’s beneficial interests will change in value, and you could lose money by investing in the Portfolio. The Portfolio may not achieve its objective. An investment in the Portfolio is not a deposit with a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency.

EXCHANGE TRADED PRODUCTS RISK: The Portfolio is subject to substantially the same risks as those associated with the direct ownership of the securities represented by the ETPs in which it invests. In addition, the shares of certain ETPs may trade at a premium or discount to their intrinsic value (i.e., the market value may differ from the net asset value of an ETF’s shares) for a number of reasons. For example, supply and demand for shares of an Underlying ETF or market disruptions may cause the market price of the Underlying ETF to deviate from the value of the Underlying ETF’s investments, which may be exacerbated in less liquid markets. The value of an ETN may also differ from the valuation of its reference market due to changes in the issuer’s credit rating. By investing in ETPs, Portfolio shareholders indirectly bear the Portfolio’s proportionate share of any fees and expenses (e.g. management, custody, accounting, and administration) of the ETP, if applicable, in addition to the fees and expenses that Portfolio shareholders directly bear in connection with the Portfolio’s own operations. The Portfolio is subject to the following risks indirectly through its investments in ETPs:

EQUITY INVESTING RISK: The value of equity securities may increase or decrease as a result of market fluctuations, changes in interest rates and perceived trends in stock prices.

DEBT SECURITIES INVESTING RISK: The value of the debt securities may increase or decrease as a result of the following: market fluctuations, increases in interest rates, inability of issuers to repay principal and interest or illiquidity in the debt securities markets; the risk of low rates of return due to reinvestment of securities during periods of falling interest rates or repayment by issuers with higher coupon or interest rates; and/or the risk of low income due to falling interest rates. To the extent that interest rates rise,

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certain underlying obligations may be paid off substantially slower than originally anticipated and the value of those securities may fall sharply. This may result in a reduction in income from debt securities income.

FOREIGN INVESTMENT RISK: Foreign investments involve certain risks that are greater than those associated with investments in securities of U.S. issuers. Returns on investments in foreign securities could be more volatile than, or trail the returns on, investments in U.S. securities. Investments in securities issued by entities based outside the United States pose distinct risks since political and economic events unique to a country or region will affect those markets and their issuers. Further, such entities and/or their securities may also be affected by currency controls; different accounting, auditing, financial reporting, and legal standards and practices; expropriation; changes in tax policy; greater market volatility; differing securities market structures; higher transaction costs; and various administrative difficulties, such as delays in clearing and settling portfolio transactions or in receiving payment of dividends. Securities traded on foreign markets may be less liquid (harder to sell) than securities traded domestically. In addition, the value of a local currency could decline relative to the value of the U.S. dollar, which may affect the value of the investment to U.S. investors.

EMERGING MARKETS RISK: Investment in emerging markets involves greater risk of loss than investments in a developed market. This is due to, among other things, greater market volatility, lower trading volume, political and economic instability, high levels of inflation, deflation or currency devaluation, greater risk of market shut down, and more governmental limitations on foreign investment policy than those typically found in a developed market. In addition, the financial stability of issuers (including governments) in emerging market countries may be more precarious than in other countries. As a result, there will tend to be an increased risk of price volatility associated with investments in issuers domiciled in emerging market countries, which may be magnified by currency fluctuations relative to the U.S. dollar. Settlement practices for transactions in foreign markets may differ from those in U.S. markets. Such differences include delays beyond periods customary in the United States and practices, such as delivery of securities prior to receipt of payment, which increase the likelihood of a “failed settlement.” Failed settlements could result in losses to the Portfolio. For these and other reasons, investments in emerging markets are often considered speculative.

HIGH YIELD SECURITIES RISK: Securities rated below investment grade, commonly referred to as “junk bonds,” include bonds that are rated Ba1/BB+/BB+ or below by Moody’s Investors Service, Inc., Fitch Inc., or Standard & Poor’s, Inc., respectively, or unrated securities considered to be of equivalent quality by the Adviser, and may involve greater risks than securities in higher rating categories. Such bonds are regarded as speculative in nature, involve greater risk of default by the issuing entity and may be subject to greater market fluctuations than higher rated debt securities. They are usually issued by companies without long track records of sales and earnings, or by those companies with questionable credit strength. The retail secondary market for these “junk bonds” may be less liquid than that of higher rated securities and adverse conditions could make it difficult at times to sell certain securities without taking a discount, which could be significant. High yield securities also may present greater credit risk because such securities may be issued in connection with corporate restructuring by highly leveraged issuers or may not be current in the payment of interest or principal or in default.

BUILD AMERICA BONDS RISK: The market for Build America Bonds is smaller and less diverse than the broader municipal securities market. Because Congress did not extend the Build America Bond program, the ability of municipalities to issue Build America Bonds expired on December 31, 2010. As a result, the number of available Build America Bonds is limited, which may negatively affect the value of the Build America Bonds. In addition, certain aspects of the program may be subject to additional Federal or state level guidance or subsequent legislation. It is not known what additional restrictions, limitations or procedures may be implemented or what possible effect they will have on the market for Build America Bonds. There can be no assurance that Build America Bonds will be actively traded. The Build America Bonds outstanding as of December 31, 2010 will continue to be eligible for the federal interest rate subsidy, which continues for the life of the Build America Bonds; however, no bonds issued following expiration of the Build America Bond program will be eligible for the federal tax subsidy.

CONVERTIBLE SECURITIES RISK: Convertible securities are bonds, debentures, notes, preferred stocks or other securities that may be converted or exchanged (by the holder or by the issuer) into shares of the underlying common stock (or cash or securities of equivalent value) at a stated exchange ratio. Convertible securities tend to be subordinate to other debt securities issued by the same issuer so such securities may not receive full repayment in the event of an issuer default. Also, issuers of convertible securities are often not as strong financially as issuers with higher credit ratings. Convertible securities generally provide yields higher than the underlying stocks, but generally lower than comparable non-convertible securities. Because of this higher yield, convertible securities generally sell at a price above their “conversion value,” which is the current market value of the stock to be received upon conversion. The difference between this conversion value and the price of convertible securities will vary over time depending on changes in the value of the underlying common stocks and interest rates.

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PREFERRED SECURITIES RISK: Generally, preferred security holders (such as the Portfolio) have no voting rights with respect to the issuing company unless certain events occur. In addition, preferred securities are subordinated to bonds and other debt instruments in a company’s capital structure and therefore will be subject to greater credit risk than those debt instruments. Unlike debt securities, dividend payments on a preferred security typically must be declared by the issuer’s board of directors. An issuer’s board of directors is generally not under any obligation to pay a dividend (even if such dividends have accrued), and may suspend payment of dividends on preferred securities at any time. In the event an issuer of preferred securities experiences economic difficulties, the issuer’s preferred securities may lose substantial value due to the reduced likelihood that the issuer’s board of directors will declare a dividend and the fact that the preferred security may be subordinated to other securities of the same issuer. There is a chance that the issuer of any of the Portfolio’s holdings will default (fail to make scheduled dividend payments on the preferred security or scheduled interest payments on other obligations of the issuer not held by the Portfolio).

REAL ESTATE SECTOR RISK: Investments in real estate securities are subject to the risks of decreases in real estate values, overbuilding, increased competition and local or general economic conditions, increases in operating costs and property taxes, changes in zoning laws, casualty or condemnation losses, possible environmental liabilities, regulatory limitations on rent and fluctuations in rental income. Changes in interest rates may also affect the value of real estate securities. Certain real estate securities have a relatively small market capitalization, which may tend to increase the volatility of the market price of these securities. Real estate securities are dependent upon specialized management skills, have limited diversification and are, therefore, subject to risks inherent in operating and financing a limited number of projects. Real estate securities are also subject to heavy cash flow dependency and defaults by borrowers. In addition, a REIT may fail to qualify for favorable tax treatment under the Internal Revenue Code and may fail to maintain exemption from the registration requirements of the 1940 Act.

MANAGEMENT RISK: The Portfolio is actively managed, and therefore the Portfolio is subject to the risk that the investments selected by the Adviser may cause the Portfolio to underperform relative to its benchmark or other funds with a similar investment objective.

AFFILIATED ETP RISK: The Adviser may receive management or other fees from the ETPs (“Affiliated ETPs”) in which the Portfolio may invest, as well as a management fee for managing the Portfolio. It is possible that a conflict of interest among the Portfolio and the Affiliated ETPs could affect how the Adviser fulfills its fiduciary duties to the Portfolio and the Affiliated ETPs. Because the amount of the investment management fees to be retained by the adviser may differ depending upon the Affiliated ETPs in which the Portfolio invests, there is a conflict of interest for the Adviser in selecting the Affiliated ETPs. In addition, the Adviser may have an incentive to take into account the effect on an Affiliated ETP in which the Portfolio may invest in determining whether, and under what circumstances, to purchase or sell shares in that Affiliated ETP. Although the Adviser takes steps to address the conflicts of interest, it is possible that the conflicts could impact the Portfolio.

ADDITIONAL STRATEGIES INFORMATION

GENERAL. The Board of Trustees of the Trust (the “Board”) may change the Portfolio’s investment objective, investment strategy, benchmark index and other policies without shareholder approval, except as otherwise indicated.

Principal Strategies

The Adviser, in constructing each portfolio of securities, periodically establishes specific percentage targets for each asset class based on the Adviser’s outlook for the economy and the financial markets. The Adviser then selects one or more ETPs for each asset class and allocates Portfolio assets based primarily on those percentage targets. ETPs include exchange traded funds (“ETFs”) registered under the Investment Company Act of 1940, as amended; exchange traded commodity trusts; and exchange traded notes (“ETNs”). An index-based ETF seeks to provide investment results that match the performance of an index by holding in its portfolio either the contents of the index or a representative sample of the securities in the index. An exchange traded commodity trust is a pooled trust that invests in physical commodities or commodity futures, and issues shares that are traded on a securities exchange that may trade at a discount or premium to the value of the holdings of the trusts. ETNs are debt obligations of investment banks which are traded on exchanges and the returns of which are linked to the performance of market indexes. The Adviser periodically reallocates Portfolio assets based on its reassessment of the economy and the financial markets. In certain circumstances, the Portfolio may invest in securities other than ETPs, for example to manage its cash balances.

Non-Principal Strategies

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CERTAIN OTHER INVESTMENTS. The Portfolio may invest in the following types of investments: money market instruments, such as repurchase agreements, money market funds (including money market funds managed by the Adviser); convertible securities; variable rate demand notes, commercial paper, U.S. government and U.S. government agency securities; loan focused closed-end funds; and collateralized loan obligation (CLO) debt securities.

TEMPORARY DEFENSIVE POSITIONS. In certain situations or market conditions, the Portfolio may temporarily depart from its normal investment policies and strategies provided that the alternative is consistent with the Portfolio’s investment objective and is in the best interest of the Portfolio. For example, the Portfolio may hold a higher than normal proportion of its assets in cash in times of extreme market stress.

BORROWING MONEY. The Portfolio may borrow money from a bank as permitted by the Investment Company Act of 1940, as amended (the “1940 Act”) or other governing statute, by the Rules thereunder, or by the U.S. Securities and Exchange Commission (“SEC”) or other regulatory agency with authority over the Portfolio, but only for temporary or emergency purposes. The Portfolio may also invest in reverse repurchase agreements, which are considered borrowings under the 1940 Act. Although there is no limit on the percentage of Portfolio assets that can be used in connection with reverse repurchase agreements, the Portfolio does not expect to engage, under normal circumstances, in reverse repurchase agreements with respect to more than 33 1/3% of its total assets.

ADDITIONAL RISK INFORMATION

The following section provides additional information regarding certain of the principal risks identified under “Principal Risks of Investing in the Portfolio” along with additional risk information.

PRINCIPAL RISKS

MARKET RISK. An investment in the Portfolio involves risks similar to those of investing in any fund, such as market fluctuations caused by such factors as economic and political developments, changes in interest rates and perceived trends in security prices. The values of securities could decline generally or could underperform other investments. Different types of securities tend to go through cycles of out-performance and under-performance in comparison to the general securities markets. In addition, securities may decline in value due to factors affecting a specific issuer, market or securities markets generally.

INTEREST RATE RISK. Interest rate risk is the risk that the securities held by the Portfolio will decline in value because of increases in market interest rates. Debt securities with longer durations tend to be more sensitive to changes in interest rates, usually making them more volatile than debt securities with shorter durations.

LIQUIDITY RISK. Liquidity risk exists when particular investments are difficult to purchase or sell. If the Portfolio invests in assets that are or become illiquid, it may reduce the returns of the Portfolio because the Portfolio may be unable to sell these illiquid securities at an advantageous time or price. Additionally, the market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer. In such cases, the Portfolio, due to limitations on investments in illiquid securities and/or the difficulty in purchasing and selling such investments, may be unable to achieve its desired level of exposure to a certain market or sector.

FOREIGN INVESTMENT RISK. Returns on investments in foreign securities could be more volatile than, or trail the returns on, investments in U.S. securities.

FOREIGN SECURITIES. Foreign securities also include American Depositary Receipts (“ADRs”) which are U.S. dollar-denominated receipts representing shares of foreign-based corporations. ADRs are issued by U.S. banks or trust companies, and entitle the holder to all dividends and capital gains that are paid out on the underlying foreign shares. Investment in ADRs may be less liquid than the liquidity of the underlying shares in their primary trading market. Foreign securities also include Global Depositary Receipts (“GDRs”), which are similar to ADRs, but are shares of foreign-based corporations generally issued by international banks in one or more markets around the world. ADRs and GDRs trade on developed market exchanges, such as the Hong Kong Stock Exchange, the London Stock Exchange, NASDAQ, and the New York Stock Exchange (“NYSE”). Investment in ADRs and GDRs may be less liquid than the underlying shares in their primary trading market and GDRs, many of which are issued by companies in emerging markets, may be more volatile.

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DEPOSITARY RECEIPTS MAY BE “SPONSORED” OR “UNSPONSORED.” Sponsored depositary receipts are established jointly by a depositary and the underlying issuer, whereas unsponsored depositary receipts may be established by a depositary without participation by the underlying issuer. Holders of an unsponsored depositary receipt generally bear all the costs associated with establishing the unsponsored depositary receipt. In addition, the issuers of the securities underlying unsponsored depositary receipts are not obligated to disclose material information in the United States and, therefore, there may be less information available regarding such issuers and there may not be a correlation between such information and the market value of the depositary receipts.

DEPOSITARY RECEIPTS MAY BE UNREGISTERED AND UNLISTED. ADRs and GDRs may be restricted securities that can be offered and sold only to “qualified institutional buyers” under Rule 144A of the Securities Act of 1933, as amended (“Securities Act”). The Adviser will determine the liquidity of such investments where applicable pursuant to guidelines established by the Board. If a particular investment in such ADRs or GDRs is deemed illiquid, that investment will be included within an underlying ETP’s limitation on investment in illiquid securities. Moreover, if adverse market conditions were to develop during the period between an underlying ETP’s decision to sell these types of ADRs or GDRs and the point at which the underlying ETP is permitted or able to sell such security, the underlying ETP might obtain a price less favorable than the price that prevailed when it decided to sell.

FOREIGN SECURITIES INVOLVE SPECIAL RISKS AND COSTS. Investment in foreign securities may involve higher costs than investment in U.S. securities, including higher transaction and custody costs as well as the imposition of additional taxes by foreign governments. Foreign investments may also experience more rapid and extreme changes in value than investments in securities of U.S. companies and involve additional risks associated with the level of currency exchange rates, less complete financial information about the issuers, less market liquidity, more market volatility and political instability. Future political and economic developments, the possible imposition of withholding taxes on dividend income, the possible seizure or nationalization of foreign holdings, the possible establishment of exchange controls or freezes on the convertibility of currency, or the adoption of other governmental restrictions might adversely affect an investment in foreign securities, such as restrictions on the ability of issuers of Non-U.S. Securities to make payments of principal and interest to investors located outside the country, whether from currency blockage or otherwise. Additionally, foreign issuers may be subject to less stringent regulation, and to different accounting, auditing and recordkeeping requirements.

CURRENCY RISK. Investments in securities of foreign issuers are generally denominated in a foreign currency. As a result, changes in the value of those currencies compared to the U.S. dollar may affect (positively or negatively) the value of the Portfolio’s investments. These currency movements may occur separately from, and in response to, events that do not otherwise affect the value of the security in the issuer’s home country. The value of the Portfolio’s holdings may be influenced by currency exchange rates and exchange control regulations. The currencies of emerging market countries may experience significant declines against the U.S. dollar, and devaluation may occur subsequent to investments in these currencies by the Portfolio.

POLITICAL AND ECONOMIC RISK. Foreign securities are subject to foreign political and economic risk not associated with U.S. investments, meaning that political events (civil unrest, national elections, changes in political conditions and foreign relations, imposition of exchange controls and repatriation restrictions), social and economic events (labor strikes, rising inflation) and natural disasters could cause foreign securities to experience gains or losses. In addition, the Portfolio may be unable to enforce its ownership rights or pursue legal remedies in countries where it invests.

FOREIGN MARKET AND TRADING RISK. The trading markets for many foreign securities are not as active as U.S. markets and may have less governmental regulation and oversight. Foreign markets also may have clearance and settlement procedures that make it difficult to buy and sell securities. These factors could result in a loss by causing the underlying ETP to be unable to dispose of an investment or to miss an attractive investment opportunity, or by causing underlying ETP assets to be uninvested for some period of time.

INVESTMENTS IN ETFS – As a shareholder of another investment company, the Portfolio relies on that investment company to achieve its investment objective. If the investment company fails to achieve its objective, the value of the Portfolio’s investment could decline, which could adversely affect the Portfolio’s performance. By investing in another investment company, Portfolio shareholders indirectly bear the Portfolio’s proportionate share of any fees and expenses of the other investment company, if applicable, in addition to the fees and expenses that Portfolio shareholders directly bear in connection with the Portfolio’s own operations. The Portfolio may invest in ETFs that are not registered or regulated under the 1940 Act. These instruments typically hold commodities, such as gold or oil, currency or other property that is itself not a security. Federal securities laws impose limitations on the Portfolio’s ability to invest in other investment companies.

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Because ETFs are listed on national stock exchanges and are traded like stocks listed on an exchange, their shares potentially may trade at a discount or premium. Investments in ETFs are also subject to brokerage and other trading costs, which could result in greater expenses to the Portfolio. In addition, because the value of ETF shares depends on the demand in the market and such value may deviate from the net asset value of the ETF, the Adviser may not be able to liquidate the Portfolio’s holdings at the most optimal time, especially times of extreme market stress, which could adversely affect Portfolio performance.

INVESTMENTS IN ETNS – ETNs generally are senior, unsecured, unsubordinated debt securities issued by a sponsor, such as an investment bank. The value of an ETN may be influenced by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in the underlying market, changes in the applicable interest rates, and economic, legal, political or geographic events that affect the referenced market. Because ETNs are debt securities, they are subject to credit risk. If the issuer has financial difficulties or goes bankrupt, the Portfolio may not receive the return it was promised and could lose its entire investment. It is expected that an issuer’s credit rating will be investment grade at the time of investment, however, the credit rating may be revised or withdrawn at any time and there is no assurance that a credit rating will remain in effect for any given time period. If a rating agency lowers the issuer’s credit rating, the value of the ETN may decline and a lower credit rating reflects a greater risk that the issuer will default on its obligation. There may be restrictions on the Portfolio’s right to redeem its investment in an ETN, which are meant to be held until maturity. There are no periodic interest payments for ETNs, and principal is not protected. As is the case with ETFs, an investor could lose some of or the entire amount invested in ETNs. The Portfolio’s decision to sell its ETN holdings may be limited by the availability of a secondary market.

INVESTMENTS IN EXCHANGE TRADED COMMODITY TRUSTS. An exchange traded commodity trust is a pooled trust that invests in physical commodities or commodity futures, and issues shares that are traded on a securities exchange that may trade at a discount or premium to the value of the holdings of the trusts. Investments in exchange traded commodity trusts are also subject to brokerage and other trading costs, which could result in greater expenses to the Portfolio. Exchange traded commodity trusts are not investment companies registered under the 1940 Act and is not subject to regulation under the Commodity Exchange Act of 1936 (the “CEA”). As a result, in connection with any such investments, the Portfolio will not have the protections associated with ownership of shares in an investment company registered under the 1940 Act or the protections afforded by the CEA. As with other investments in commodities, investments in exchange traded commodity trusts may increase the risk that investors in the Portfolio may not be able to qualify as “regulated investment companies” under the Internal Revenue Code.

NON-PRINCIPAL RISKS

MONEY MARKET FUND INVESTMENTS. Although money market funds generally seek to preserve the value of their shares at $1.00 per share, it is possible that the Portfolio could lose money by investing in a money market fund. Investments in money market funds have traditionally not been and currently are not federally insured.

MASTER-FEEDER STRUCTURE RISK. The Adviser also serves as investment adviser to a Fund that invests substantially all of its assets in the Portfolio. Therefore, conflicts may arise as the Adviser fulfills its fiduciary responsibilities to the Funds and the Portfolio.

PORTFOLIO HOLDINGS

A description of the Trust’s policies and procedures with respect to the disclosure of the Portfolio’s portfolio securities is available in the SAI. In addition, the identities and quantities of the securities held by the Portfolio are disclosed on the Trust’s website.

SSgA CONSERVATIVE GLOBAL ALLOCATION PORTFOLIO

INVESTMENT OBJECTIVE

The SSgA Conservative Global Allocation Portfolio (the “Portfolio”) seeks to provide current income, capital preservation and the avoidance of excessive portfolio volatility.

THE PORTFOLIO’S PRINCIPAL INVESTMENT STRATEGY

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SSgA Funds Management, Inc. (the “Adviser” or “SSgA FM”) invests the assets of the Portfolio among exchange traded products (“ETPs”) that provide exposure to domestic and international debt and equity securities with a larger allocation to debt securities than to other asset classes. These fixed income securities tend to be less volatile than traditional equity securities. The Portfolio typically allocates approximately 60% of its assets to debt related securities, though this percentage can vary based on the Adviser’s tactical decisions. The allocations to each asset class will change over time as the Adviser’s expectations of each asset class shift. The Portfolio’s indirect holdings by virtue of investing in ETPs representing these asset classes consist of a diversified mix of domestic and international, including emerging market, equity securities across all market capitalizations, investment grade and high yield government and corporate bonds, inflation protected securities, mortgage pass through securities, commercial mortgage backed securities, asset backed securities, commodities and real estate investment trusts (“REITs”).

The Portfolio, through its investments in ETPs, will generally invest at least 30% of its assets in securities of issuers economically tied to countries other than the United States and will generally hold securities of issuers economically tied to at least three countries, including the United States. In determining if a security is economically tied to a non-U.S. country, the Portfolio generally looks to the country of incorporation of the issuer as listed on Bloomberg, a widely recognized provider of market information. However, the Adviser may determine a security is economically tied to a non-U.S. country based on other factors, such as an issuer’s country of domicile, where more than 50% of an issuer’s revenues are generated or where an issuer’s primary exchange is located. As a result, a security may be economically tied to more than one country.

ETPs in which the Portfolio invests include exchange traded funds registered under the 1940 Act that seek to track the performance of a market index (“Underlying ETFs”); exchange traded commodity trusts; and exchange traded notes (“ETNs”). The Portfolio may invest in ETPs that are qualified publicly traded partnerships (“QPTPs”). In addition, the Portfolio may invest in certain ETPs that pay fees to the Adviser and its affiliates for management, marketing or other services.

PRINCIPAL RISKS OF INVESTING IN THE PORTFOLIO

The Portfolio’s beneficial interests will change in value, and you could lose money by investing in the Portfolio. The Portfolio may not achieve its objective. An investment in the Portfolio is not a deposit with a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency.

EXCHANGE TRADED PRODUCTS RISK: The Portfolio is subject to substantially the same risks as those associated with the direct ownership of the securities represented by the ETPs in which it invests. In addition, the shares of certain ETPs may trade at a premium or discount to their intrinsic value (i.e., the market value may differ from the net asset value of an ETF’s shares) for a number of reasons. For example, supply and demand for shares of an Underlying ETF or market disruptions may cause the market price of the Underlying ETF to deviate from the value of the Underlying ETF’s investments, which may be exacerbated in less liquid markets. The value of an ETN may also differ from the valuation of its reference market due to changes in the issuer’s credit rating. By investing in ETPs, Portfolio shareholders indirectly bear the Portfolio’s proportionate share of any fees and expenses (e.g. management, custody, accounting, and administration) of the ETP, if applicable, in addition to the fees and expenses that Portfolio shareholders directly bear in connection with the Portfolio’s own operations. The Portfolio is subject to the following risks indirectly through its investments in ETPs:

EQUITY INVESTING RISK: The value of equity securities may increase or decrease as a result of market fluctuations, changes in interest rates and perceived trends in stock prices.

DEBT SECURITIES INVESTING RISK: The value of the debt securities may increase or decrease as a result of the following: market fluctuations, increases in interest rates, inability of issuers to repay principal and interest or illiquidity in the debt securities markets; the risk of low rates of return due to reinvestment of securities during periods of falling interest rates or repayment by issuers with higher coupon or interest rates; and/or the risk of low income due to falling interest rates. To the extent that interest rates rise, certain underlying obligations may be paid off substantially slower than originally anticipated and the value of those securities may fall sharply. This may result in a reduction in income from debt securities income.

FOREIGN INVESTMENT RISK: Foreign investments involve certain risks that are greater than those associated with investments in securities of U.S. issuers. Returns on investments in foreign securities could be more volatile than, or trail the returns on, investments in U.S. securities. Investments in securities issued by entities based outside the United States pose distinct risks since political and economic events unique to a country or region will affect those markets and their issuers. Further, such entities and/or their securities may also be affected by currency controls; different accounting, auditing, financial reporting, and legal standards

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and practices; expropriation; changes in tax policy; greater market volatility; differing securities market structures; higher transaction costs; and various administrative difficulties, such as delays in clearing and settling portfolio transactions or in receiving payment of dividends. Securities traded on foreign markets may be less liquid (harder to sell) than securities traded domestically. In addition, the value of a local currency could decline relative to the value of the U.S. dollar, which may affect the value of the investment to U.S. investors.

EMERGING MARKETS RISK: Investment in emerging markets involves greater risk of loss than investments in a developed market. This is due to, among other things, greater market volatility, lower trading volume, political and economic instability, high levels of inflation, deflation or currency devaluation, greater risk of market shut down, and more governmental limitations on foreign investment policy than those typically found in a developed market. In addition, the financial stability of issuers (including governments) in emerging market countries may be more precarious than in other countries. As a result, there will tend to be an increased risk of price volatility associated with investments in issuers domiciled in emerging market countries, which may be magnified by currency fluctuations relative to the U.S. dollar. Settlement practices for transactions in foreign markets may differ from those in U.S. markets. Such differences include delays beyond periods customary in the United States and practices, such as delivery of securities prior to receipt of payment, which increase the likelihood of a “failed settlement.” Failed settlements could result in losses to the Portfolio. For these and other reasons, investments in emerging markets are often considered speculative.

COMMODITIES RISK: Exposure to the commodities markets may subject the Portfolio to greater volatility than investments in traditional securities. Commodities are subject to substantial price fluctuations over short periods of time and may be affected by unpredictable economic, political and environmental events. Factors that may significantly affect the prices of commodities include, but are not limited to: global supply and demand; domestic and international interest rates and investors’ expectations of interest rates; inflation rates and investors’ expectations of inflation rates; the investment and trading activities of commodity futures contracts; political, economic, or financial events, both globally and regionally.

TAX RISK: Regulated investment companies are subject to favorable tax treatment under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). For purposes of determining whether a fund investing in the Portfolio qualifies for treatment as a regulated investment company, it is generally expected to be treated as if it held its share of the Portfolio’s investments directly. To enable a fund investing all of its assets in the Portfolio to qualify as a regulated investment company, the Portfolio must derive at least 90% of its gross income for each taxable year from sources generating “qualifying income.” Income derived from direct and certain indirect investments in commodities is not qualifying income. Thus, income from certain commodities-related investments may cause a fund investing in the Portfolio not to qualify as a regulated investment company. The Portfolio may invest up to 25% of its total assets in one or more ETPs that are QPTPs and whose principal activities are the buying and selling of commodities or options, futures, or forwards with respect to commodities. Income from QPTPs is generally qualifying income. If an ETP fails to qualify as a QPTP, the income generated from the Portfolio’s investment in the ETP may not be qualifying income. The Portfolio will only invest in such an ETP if it intends to qualify as a QPTP, but there is no guarantee that each such ETP will be successful in qualifying as a QPTP. In addition, there is little regulatory guidance concerning the application of the rules governing qualification as a QPTP, and it is possible that future guidance may adversely affect the qualification of such ETPs as QPTPs. If such a fund fails to qualify as a regulated investment company, the fund will be subject to tax, which will reduce returns to the fund’s shareholders. Such a failure will also alter the treatment of distributions to the fund’s shareholders.

HIGH YIELD SECURITIES RISK: Securities rated below investment grade, commonly referred to as “junk bonds,” include bonds that are rated Ba1/BB+/BB+ or below by Moody’s Investors Service, Inc., Fitch Inc., or Standard & Poor’s, Inc., respectively, or unrated securities considered to be of equivalent quality by the Adviser, and may involve greater risks than securities in higher rating categories. Such bonds are regarded as speculative in nature, involve greater risk of default by the issuing entity and may be subject to greater market fluctuations than higher rated debt securities. They are usually issued by companies without long track records of sales and earnings, or by those companies with questionable credit strength. The retail secondary market for these “junk bonds” may be less liquid than that of higher rated securities and adverse conditions could make it difficult at times to sell certain securities without taking a discount, which could be significant. High yield securities also may present greater credit risk because such securities may be issued in connection with corporate restructuring by highly leveraged issuers or may not be current in the payment of interest or principal or in default.

U.S. GOVERNMENT AGENCY SECURITIES RISK: Treasury securities are backed by the full faith and credit of the U.S. government as to the timely payment of principal and interest. Securities issued by U.S. government agencies or government-sponsored entities may not be guaranteed by the U.S. Treasury. If a government-sponsored entity is unable to meet its obligations, the performance of the Portfolio will be adversely impacted.

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PREPAYMENT RISK: Mortgage-related securities may be paid off early if the borrower on the underlying mortgage prepays the mortgage or refinances the mortgage prior to the maturity date. If interest rates are falling, the Portfolio may have to reinvest the unanticipated proceeds at lower interest rates, resulting in a decline in the Portfolio’s income.

MORTGAGE-BACKED SECURITIES RISK: Mortgage-backed securities, other than Government National Mortgage Association (“GNMA”) mortgage-backed securities, are not backed by the full faith and credit of the U.S. government, and there can be no assurance that the U.S. government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. Mortgage-backed securities tend to increase in value less than other debt securities when interest rates decline, but are subject to similar risk of decline in market value during periods of rising interest rates. Because of prepayment and extension risk, mortgage-backed securities react differently to changes in interest rates than other bonds. Small movements in interest rates (both increases and decreases) may quickly and significantly affect the value of certain mortgage-backed securities.

MORTGAGE PASS-THROUGH SECURITIES RISK: Most transactions in mortgage pass-through securities occur through standardized contracts for future delivery in which the exact mortgage pools to be delivered are not specified until a few days prior to settlement, referred to as a “to-be-announced transaction” or “TBA Transaction.” In a TBA Transaction, the buyer and seller agree upon general trade parameters such as agency, settlement date, par amount and price. Default by or bankruptcy of a counterparty to a TBA Transaction would expose the Portfolio to possible losses because of an adverse market action, expenses or delays in connection with the purchase or sale of the pools of mortgage pass-through securities specified in the TBA Transaction.

REAL ESTATE SECTOR RISK: Investments in real estate securities are subject to the risks of decreases in real estate values, overbuilding, increased competition and local or general economic conditions, increases in operating costs and property taxes, changes in zoning laws, casualty or condemnation losses, possible environmental liabilities, regulatory limitations on rent and fluctuations in rental income. Changes in interest rates may also affect the value of real estate securities. Certain real estate securities have a relatively small market capitalization, which may tend to increase the volatility of the market price of these securities. Real estate securities are dependent upon specialized management skills, have limited diversification and are, therefore, subject to risks inherent in operating and financing a limited number of projects. Real estate securities are also subject to heavy cash flow dependency and defaults by borrowers. In addition, a REIT may fail to qualify for favorable tax treatment under the Internal Revenue Code and may fail to maintain exemption from the registration requirements of the 1940 Act.

MANAGEMENT RISK: The Portfolio is actively managed, and therefore the Portfolio is subject to the risk that the investments selected by the Adviser may cause the Portfolio to underperform relative to its benchmark or other funds with a similar investment objective.

AFFILIATED ETP RISK: The Adviser may receive management or other fees from the ETPs (“Affiliated ETPs”) in which the Portfolio may invest, as well as a management fee for managing the Portfolio. It is possible that a conflict of interest among the Portfolio and the Affiliated ETPs could affect how the Adviser fulfills its fiduciary duties to the Portfolio and the Affiliated ETPs. Because the amount of the investment management fees to be retained by the adviser may differ depending upon the Affiliated ETPs in which the Portfolio invests, there is a conflict of interest for the Adviser in selecting the Affiliated ETPs. In addition, the Adviser may have an incentive to take into account the effect on an Affiliated ETP in which the Portfolio may invest in determining whether, and under what circumstances, to purchase or sell shares in that Affiliated ETP. Although the Adviser takes steps to address the conflicts of interest, it is possible that the conflicts could impact the Portfolio.

ADDITIONAL STRATEGIES INFORMATION

GENERAL. The Board of Trustees of the Trust (the “Board”) may change the Portfolio’s investment objective, investment strategy, benchmark index and other policies without shareholder approval, except as otherwise indicated.

Principal Strategies

The Adviser, in constructing each portfolio of securities, periodically establishes specific percentage targets for each asset class based on the Adviser’s outlook for the economy and the financial markets. The Adviser then selects one or more ETPs for each asset class and allocates Portfolio assets based primarily on those percentage targets. ETPs include exchange traded funds (“ETFs”) registered under the Investment Company Act of 1940, as amended; exchange traded commodity trusts; and exchange traded notes (“ETNs”). An index-based ETF seeks to provide investment results that match the performance of an index by holding in its portfolio either the contents of the index or a representative sample of the securities in the index. An exchange traded commodity trust is a pooled trust that invests in physical commodities or commodity futures, and issues shares that are traded on a securities exchange that may trade at

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a discount or premium to the value of the holdings of the trusts. ETNs are debt obligations of investment banks which are traded on exchanges and the returns of which are linked to the performance of market indexes. The Adviser periodically reallocates Portfolio assets based on its reassessment of the economy and the financial markets. In certain circumstances, the Portfolio may invest in securities other than ETPs, for example to manage its cash balances.

Non-Principal Strategies

CERTAIN OTHER INVESTMENTS. The Portfolio may invest in the following types of investments: money market instruments, such as repurchase agreements, money market funds (including money market funds managed by the Adviser); convertible securities; variable rate demand notes, commercial paper, U.S. government and U.S. government agency securities; loan focused closed-end funds; and collateralized loan obligation (CLO) debt securities.

TEMPORARY DEFENSIVE POSITIONS. In certain situations or market conditions, the Portfolio may temporarily depart from its normal investment policies and strategies provided that the alternative is consistent with the Portfolio’s investment objective and is in the best interest of the Portfolio. For example, the Portfolio may hold a higher than normal proportion of its assets in cash in times of extreme market stress.

BORROWING MONEY. The Portfolio may borrow money from a bank as permitted by the Investment Company Act of 1940, as amended (the “1940 Act”) or other governing statute, by the Rules thereunder, or by the U.S. Securities and Exchange Commission (“SEC”) or other regulatory agency with authority over the Portfolio, but only for temporary or emergency purposes. The Portfolio may also invest in reverse repurchase agreements, which are considered borrowings under the 1940 Act. Although there is no limit on the percentage of Portfolio assets that can be used in connection with reverse repurchase agreements, the Portfolio does not expect to engage, under normal circumstances, in reverse repurchase agreements with respect to more than 33 1/3% of its total assets.

ADDITIONAL RISK INFORMATION

The following section provides additional information regarding certain of the principal risks identified under “Principal Risks of Investing in the Portfolio” along with additional risk information.

PRINCIPAL RISKS

MARKET RISK. An investment in the Portfolio involves risks similar to those of investing in any fund, such as market fluctuations caused by such factors as economic and political developments, changes in interest rates and perceived trends in security prices. The values of securities could decline generally or could underperform other investments. Different types of securities tend to go through cycles of out-performance and under-performance in comparison to the general securities markets. In addition, securities may decline in value due to factors affecting a specific issuer, market or securities markets generally.

INTEREST RATE RISK. Interest rate risk is the risk that the securities held by the Portfolio will decline in value because of increases in market interest rates. Debt securities with longer durations tend to be more sensitive to changes in interest rates, usually making them more volatile than debt securities with shorter durations.

LIQUIDITY RISK. Liquidity risk exists when particular investments are difficult to purchase or sell. If the Portfolio invests in assets that are or become illiquid, it may reduce the returns of the Portfolio because the Portfolio may be unable to sell these illiquid securities at an advantageous time or price. Additionally, the market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer. In such cases, the Portfolio, due to limitations on investments in illiquid securities and/or the difficulty in purchasing and selling such investments, may be unable to achieve its desired level of exposure to a certain market or sector.

FOREIGN INVESTMENT RISK. Returns on investments in foreign securities could be more volatile than, or trail the returns on, investments in U.S. securities.

FOREIGN SECURITIES. Foreign securities also include American Depositary Receipts (“ADRs”) which are U.S. dollar-denominated receipts representing shares of foreign-based corporations. ADRs are issued by U.S. banks or trust companies, and entitle the holder to all dividends and capital gains that are paid out on the underlying foreign shares. Investment in ADRs may be less liquid than the liquidity of the underlying shares in their primary trading market. Foreign securities also include Global Depositary Receipts

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(“GDRs”), which are similar to ADRs, but are shares of foreign-based corporations generally issued by international banks in one or more markets around the world. ADRs and GDRs trade on developed market exchanges, such as the Hong Kong Stock Exchange, the London Stock Exchange, NASDAQ, and the New York Stock Exchange (“NYSE”). Investment in ADRs and GDRs may be less liquid than the underlying shares in their primary trading market and GDRs, many of which are issued by companies in emerging markets, may be more volatile.

DEPOSITARY RECEIPTS MAY BE “SPONSORED” OR “UNSPONSORED.” Sponsored depositary receipts are established jointly by a depositary and the underlying issuer, whereas unsponsored depositary receipts may be established by a depositary without participation by the underlying issuer. Holders of an unsponsored depositary receipt generally bear all the costs associated with establishing the unsponsored depositary receipt. In addition, the issuers of the securities underlying unsponsored depositary receipts are not obligated to disclose material information in the United States and, therefore, there may be less information available regarding such issuers and there may not be a correlation between such information and the market value of the depositary receipts.

DEPOSITARY RECEIPTS MAY BE UNREGISTERED AND UNLISTED. ADRs and GDRs may be restricted securities that can be offered and sold only to “qualified institutional buyers” under Rule 144A of the Securities Act of 1933, as amended (“Securities Act”). The Adviser will determine the liquidity of such investments where applicable pursuant to guidelines established by the Board. If a particular investment in such ADRs or GDRs is deemed illiquid, that investment will be included within an underlying ETP’s limitation on investment in illiquid securities. Moreover, if adverse market conditions were to develop during the period between an underlying ETP’s decision to sell these types of ADRs or GDRs and the point at which the underlying ETP is permitted or able to sell such security, the underlying ETP might obtain a price less favorable than the price that prevailed when it decided to sell.

FOREIGN SECURITIES INVOLVE SPECIAL RISKS AND COSTS. Investment in foreign securities may involve higher costs than investment in U.S. securities, including higher transaction and custody costs as well as the imposition of additional taxes by foreign governments. Foreign investments may also experience more rapid and extreme changes in value than investments in securities of U.S. companies and involve additional risks associated with the level of currency exchange rates, less complete financial information about the issuers, less market liquidity, more market volatility and political instability. Future political and economic developments, the possible imposition of withholding taxes on dividend income, the possible seizure or nationalization of foreign holdings, the possible establishment of exchange controls or freezes on the convertibility of currency, or the adoption of other governmental restrictions might adversely affect an investment in foreign securities, such as restrictions on the ability of issuers of Non-U.S. Securities to make payments of principal and interest to investors located outside the country, whether from currency blockage or otherwise. Additionally, foreign issuers may be subject to less stringent regulation, and to different accounting, auditing and recordkeeping requirements.

CURRENCY RISK. Investments in securities of foreign issuers are generally denominated in a foreign currency. As a result, changes in the value of those currencies compared to the U.S. dollar may affect (positively or negatively) the value of the Portfolio’s investments. These currency movements may occur separately from, and in response to, events that do not otherwise affect the value of the security in the issuer’s home country. The value of the Portfolio’s holdings may be influenced by currency exchange rates and exchange control regulations. The currencies of emerging market countries may experience significant declines against the U.S. dollar, and devaluation may occur subsequent to investments in these currencies by the Portfolio.

POLITICAL AND ECONOMIC RISK. Foreign securities are subject to foreign political and economic risk not associated with U.S. investments, meaning that political events (civil unrest, national elections, changes in political conditions and foreign relations, imposition of exchange controls and repatriation restrictions), social and economic events (labor strikes, rising inflation) and natural disasters could cause foreign securities to experience gains or losses. In addition, the Portfolio may be unable to enforce its ownership rights or pursue legal remedies in countries where it invests.

FOREIGN MARKET AND TRADING RISK. The trading markets for many foreign securities are not as active as U.S. markets and may have less governmental regulation and oversight. Foreign markets also may have clearance and settlement procedures that make it difficult to buy and sell securities. These factors could result in a loss by causing the underlying ETP to be unable to dispose of an investment or to miss an attractive investment opportunity, or by causing underlying ETP assets to be uninvested for some period of time.

INVESTMENTS IN ETFS – As a shareholder of another investment company, the Portfolio relies on that investment company to achieve its investment objective. If the investment company fails to achieve its objective, the value of the Portfolio’s investment could

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decline, which could adversely affect the Portfolio’s performance. By investing in another investment company, Portfolio shareholders indirectly bear the Portfolio’s proportionate share of any fees and expenses of the other investment company, if applicable, in addition to the fees and expenses that Portfolio shareholders directly bear in connection with the Portfolio’s own operations. The Portfolio may invest in ETFs that are not registered or regulated under the 1940 Act. These instruments typically hold commodities, such as gold or oil, currency or other property that is itself not a security. Federal securities laws impose limitations on the Portfolio’s ability to invest in other investment companies.

Because ETFs are listed on national stock exchanges and are traded like stocks listed on an exchange, their shares potentially may trade at a discount or premium. Investments in ETFs are also subject to brokerage and other trading costs, which could result in greater expenses to the Portfolio. In addition, because the value of ETF shares depends on the demand in the market and such value may deviate from the net asset value of the ETF, the Adviser may not be able to liquidate the Portfolio’s holdings at the most optimal time, especially times of extreme market stress, which could adversely affect Portfolio performance.

INVESTMENTS IN ETNS – ETNs generally are senior, unsecured, unsubordinated debt securities issued by a sponsor, such as an investment bank. The value of an ETN may be influenced by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in the underlying market, changes in the applicable interest rates, and economic, legal, political or geographic events that affect the referenced market. Because ETNs are debt securities, they are subject to credit risk. If the issuer has financial difficulties or goes bankrupt, the Portfolio may not receive the return it was promised and could lose its entire investment. It is expected that an issuer’s credit rating will be investment grade at the time of investment, however, the credit rating may be revised or withdrawn at any time and there is no assurance that a credit rating will remain in effect for any given time period. If a rating agency lowers the issuer’s credit rating, the value of the ETN may decline and a lower credit rating reflects a greater risk that the issuer will default on its obligation. There may be restrictions on the Portfolio’s right to redeem its investment in an ETN, which are meant to be held until maturity. There are no periodic interest payments for ETNs, and principal is not protected. As is the case with ETFs, an investor could lose some of or the entire amount invested in ETNs. The Portfolio’s decision to sell its ETN holdings may be limited by the availability of a secondary market.

INVESTMENTS IN EXCHANGE TRADED COMMODITY TRUSTS. An exchange traded commodity trust is a pooled trust that invests in physical commodities or commodity futures, and issues shares that are traded on a securities exchange that may trade at a discount or premium to the value of the holdings of the trusts. Investments in exchange traded commodity trusts are also subject to brokerage and other trading costs, which could result in greater expenses to the Portfolio. Exchange traded commodity trusts are not investment companies registered under the 1940 Act and is not subject to regulation under the Commodity Exchange Act of 1936 (the “CEA”). As a result, in connection with any such investments, the Portfolio will not have the protections associated with ownership of shares in an investment company registered under the 1940 Act or the protections afforded by the CEA. As with other investments in commodities, investments in exchange traded commodity trusts may increase the risk that investors in the Portfolio may not be able to qualify as “regulated investment companies” under the Internal Revenue Code.

NON-PRINCIPAL RISKS

MONEY MARKET FUND INVESTMENTS. Although money market funds generally seek to preserve the value of their shares at $1.00 per share, it is possible that the Portfolio could lose money by investing in a money market fund. Investments in money market funds have traditionally not been and currently are not federally insured.

MASTER-FEEDER STRUCTURE RISK. The Adviser also serves as investment adviser to a Fund that invests substantially all of its assets in the Portfolio. Therefore, conflicts may arise as the Adviser fulfills its fiduciary responsibilities to the Funds and the Portfolio.

PORTFOLIO HOLDINGS

A description of the Trust’s policies and procedures with respect to the disclosure of the Portfolio’s portfolio securities is available in the SAI. In addition, the identities and quantities of the securities held by the Portfolio are disclosed on the Trust’s website.

SSgA GLOBAL ALLOCATION PORTFOLIO

INVESTMENT OBJECTIVE

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The SSgA Global Allocation Portfolio (the “Portfolio”) seeks to provide capital appreciation.

THE PORTFOLIO’S PRINCIPAL INVESTMENT STRATEGY

SSgA Funds Management, Inc. (the “Adviser” or “SSgA FM”) invests the assets of the Portfolio among exchange traded products (“ETPs”) that provide balanced exposure to domestic and international debt and equity securities. The Portfolio typically allocates approximately 60% of its assets to equity securities, though this percentage can vary based on the Adviser’s tactical decisions. The allocations to each asset class will change over time as the Adviser’s expectations of each asset class shift. The Portfolio’s indirect holdings by virtue of investing in ETPs representing these asset classes consist of a diversified mix of domestic and international, including emerging market, equity securities across all market capitalizations, investment grade and high yield government and corporate bonds, inflation protected securities, mortgage pass through securities, commercial mortgage backed securities, asset backed securities, commodities and real estate investment trusts (“REITs”). The Portfolio, through its investments in ETPs, will generally invest at least 30% of its assets in securities of issuers economically tied to countries other than the United States and will generally hold securities of issuers economically tied to at least three countries, including the United States. In determining if a security is economically tied to a non-U.S. country, the Portfolio generally looks to the country of incorporation of the issuer as listed on Bloomberg, a widely recognized provider of market information. However, the Adviser may determine a security is economically tied to a non-U.S. country based on other factors, such as an issuer’s country of domicile, where more than 50% of an issuer’s revenues are generated or where an issuer’s primary exchange is located. As a result, a security may be economically tied to more than one country.

ETPs in which the Portfolio invests include exchange traded funds registered under the 1940 Act that seek to track the performance of a market index (“Underlying ETFs”); exchange traded commodity trusts; and exchange traded notes (“ETNs”). The Portfolio may invest in ETPs that are qualified publicly traded partnerships (“QPTPs”). In addition, the Portfolio may invest in certain ETPs that pay fees to the Adviser and its affiliates for management, marketing or other services.

PRINCIPAL RISKS OF INVESTING IN THE PORTFOLIO

The Portfolio’s beneficial interests will change in value, and you could lose money by investing in the Portfolio. The Portfolio may not achieve its objective. An investment in the Portfolio is not a deposit with a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency.

EXCHANGE TRADED PRODUCTS RISK: The Portfolio is subject to substantially the same risks as those associated with the direct ownership of the securities represented by the ETPs in which it invests. In addition, the shares of certain ETPs may trade at a premium or discount to their intrinsic value (i.e., the market value may differ from the net asset value of an ETF’s shares) for a number of reasons. For example, supply and demand for shares of an Underlying ETF or market disruptions may cause the market price of the Underlying ETF to deviate from the value of the Underlying ETF’s investments, which may be exacerbated in less liquid markets. The value of an ETN may also differ from the valuation of its reference market due to changes in the issuer’s credit rating. By investing in ETPs, Portfolio shareholders indirectly bear the Portfolio’s proportionate share of any fees and expenses (e.g. management, custody, accounting, and administration) of the ETP, if applicable, in addition to the fees and expenses that Portfolio shareholders directly bear in connection with the Portfolio’s own operations. The Portfolio is subject to the following risks indirectly through its investments in ETPs:

EQUITY INVESTING RISK: The value of equity securities may increase or decrease as a result of market fluctuations, changes in interest rates and perceived trends in stock prices.

DEBT SECURITIES INVESTING RISK: The value of the debt securities may increase or decrease as a result of the following: market fluctuations, increases in interest rates, inability of issuers to repay principal and interest or illiquidity in the debt securities markets; the risk of low rates of return due to reinvestment of securities during periods of falling interest rates or repayment by issuers with higher coupon or interest rates; and/or the risk of low income due to falling interest rates. To the extent that interest rates rise, certain underlying obligations may be paid off substantially slower than originally anticipated and the value of those securities may fall sharply. This may result in a reduction in income from debt securities income.

FOREIGN INVESTMENT RISK: Foreign investments involve certain risks that are greater than those associated with investments in securities of U.S. issuers. Returns on investments in foreign securities could be more volatile than, or trail the returns on, investments in U.S. securities. Investments in securities issued by entities based outside the United States pose distinct risks since

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political and economic events unique to a country or region will affect those markets and their issuers. Further, such entities and/or their securities may also be affected by currency controls; different accounting, auditing, financial reporting, and legal standards and practices; expropriation; changes in tax policy; greater market volatility; differing securities market structures; higher transaction costs; and various administrative difficulties, such as delays in clearing and settling portfolio transactions or in receiving payment of dividends. Securities traded on foreign markets may be less liquid (harder to sell) than securities traded domestically. In addition, the value of a local currency could decline relative to the value of the U.S. dollar, which may affect the value of the investment to U.S. investors.

EMERGING MARKETS RISK: Investment in emerging markets involves greater risk of loss than investments in a developed market. This is due to, among other things, greater market volatility, lower trading volume, political and economic instability, high levels of inflation, deflation or currency devaluation, greater risk of market shut down, and more governmental limitations on foreign investment policy than those typically found in a developed market. In addition, the financial stability of issuers (including governments) in emerging market countries may be more precarious than in other countries. As a result, there will tend to be an increased risk of price volatility associated with investments in issuers domiciled in emerging market countries, which may be magnified by currency fluctuations relative to the U.S. dollar. Settlement practices for transactions in foreign markets may differ from those in U.S. markets. Such differences include delays beyond periods customary in the United States and practices, such as delivery of securities prior to receipt of payment, which increase the likelihood of a “failed settlement.” Failed settlements could result in losses to the Portfolio. For these and other reasons, investments in emerging markets are often considered speculative.

COMMODITIES RISK: Exposure to the commodities markets may subject the Portfolio to greater volatility than investments in traditional securities. Commodities are subject to substantial price fluctuations over short periods of time and may be affected by unpredictable economic, political and environmental events. Factors that may significantly affect the prices of commodities include, but are not limited to: global supply and demand; domestic and international interest rates and investors’ expectations of interest rates; inflation rates and investors’ expectations of inflation rates; the investment and trading activities of commodity futures contracts; political, economic, or financial events, both globally and regionally.

TAX RISK: Regulated investment companies are subject to favorable tax treatment under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). For purposes of determining whether a fund investing in the Portfolio qualifies for treatment as a regulated investment company, it is generally expected to be treated as if it held its share of the Portfolio’s investments directly. To enable a fund investing all of its assets in the Portfolio to qualify as a regulated investment company, the Portfolio must derive at least 90% of its gross income for each taxable year from sources generating “qualifying income.” Income derived from direct and certain indirect investments in commodities is not qualifying income. Thus, income from certain commodities-related investments may cause a fund investing in the Portfolio not to qualify as a regulated investment company. The Portfolio may invest up to 25% of its total assets in one or more ETPs that are QPTPs and whose principal activities are the buying and selling of commodities or options, futures, or forwards with respect to commodities. Income from QPTPs is generally qualifying income. If an ETP fails to qualify as a QPTP, the income generated from the Portfolio’s investment in the ETP may not be qualifying income. The Portfolio will only invest in such an ETP if it intends to qualify as a QPTP, but there is no guarantee that each such ETP will be successful in qualifying as a QPTP. In addition, there is little regulatory guidance concerning the application of the rules governing qualification as a QPTP, and it is possible that future guidance may adversely affect the qualification of such ETPs as QPTPs. If such a fund fails to qualify as a regulated investment company, the fund will be subject to tax, which will reduce returns to the fund’s shareholders. Such a failure will also alter the treatment of distributions to the fund’s shareholders.

HIGH YIELD SECURITIES RISK: Securities rated below investment grade, commonly referred to as “junk bonds,” include bonds that are rated Ba1/BB+/BB+ or below by Moody’s Investors Service, Inc., Fitch Inc., or Standard & Poor’s, Inc., respectively, or unrated securities considered to be of equivalent quality by the Adviser, and may involve greater risks than securities in higher rating categories. Such bonds are regarded as speculative in nature, involve greater risk of default by the issuing entity and may be subject to greater market fluctuations than higher rated debt securities. They are usually issued by companies without long track records of sales and earnings, or by those companies with questionable credit strength. The retail secondary market for these “junk bonds” may be less liquid than that of higher rated securities and adverse conditions could make it difficult at times to sell certain securities without taking a discount, which could be significant. High yield securities also may present greater credit risk because such securities may be issued in connection with corporate restructuring by highly leveraged issuers or may not be current in the payment of interest or principal or in default.

U.S. GOVERNMENT AGENCY SECURITIES RISK: Treasury securities are backed by the full faith and credit of the U.S. government as to the timely payment of principal and interest. Securities issued by U.S. government agencies or government-sponsored entities may not be guaranteed by the U.S. Treasury. If a government-sponsored entity is unable to meet its obligations, the performance of the Portfolio will be adversely impacted.

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PREPAYMENT RISK: Mortgage-related securities may be paid off early if the borrower on the underlying mortgage prepays the mortgage or refinances the mortgage prior to the maturity date. If interest rates are falling, the Portfolio may have to reinvest the unanticipated proceeds at lower interest rates, resulting in a decline in the Portfolio’s income.

MORTGAGE-BACKED SECURITIES RISK: Mortgage-backed securities, other than Government National Mortgage Association (“GNMA”) mortgage-backed securities, are not backed by the full faith and credit of the U.S. government, and there can be no assurance that the U.S. government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. Mortgage-backed securities tend to increase in value less than other debt securities when interest rates decline, but are subject to similar risk of decline in market value during periods of rising interest rates. Because of prepayment and extension risk, mortgage-backed securities react differently to changes in interest rates than other bonds. Small movements in interest rates (both increases and decreases) may quickly and significantly affect the value of certain mortgage-backed securities.

MORTGAGE PASS-THROUGH SECURITIES RISK: Most transactions in mortgage pass-through securities occur through standardized contracts for future delivery in which the exact mortgage pools to be delivered are not specified until a few days prior to settlement, referred to as a “to-be-announced transaction” or “TBA Transaction.” In a TBA Transaction, the buyer and seller agree upon general trade parameters such as agency, settlement date, par amount and price. Default by or bankruptcy of a counterparty to a TBA Transaction would expose the Portfolio to possible losses because of an adverse market action, expenses or delays in connection with the purchase or sale of the pools of mortgage pass-through securities specified in the TBA Transaction.

REAL ESTATE SECTOR RISK: Investments in real estate securities are subject to the risks of decreases in real estate values, overbuilding, increased competition and local or general economic conditions, increases in operating costs and property taxes, changes in zoning laws, casualty or condemnation losses, possible environmental liabilities, regulatory limitations on rent and fluctuations in rental income. Changes in interest rates may also affect the value of real estate securities. Certain real estate securities have a relatively small market capitalization, which may tend to increase the volatility of the market price of these securities. Real estate securities are dependent upon specialized management skills, have limited diversification and are, therefore, subject to risks inherent in operating and financing a limited number of projects. Real estate securities are also subject to heavy cash flow dependency and defaults by borrowers. In addition, a REIT may fail to qualify for favorable tax treatment under the Internal Revenue Code and may fail to maintain exemption from the registration requirements of the 1940 Act.

MANAGEMENT RISK: The Portfolio is actively managed, and therefore the Portfolio is subject to the risk that the investments selected by the Adviser may cause the Portfolio to underperform relative to its benchmark or other funds with a similar investment objective.

AFFILIATED ETP RISK: The Adviser may receive management or other fees from the ETPs (“Affiliated ETPs”) in which the Portfolio may invest, as well as a management fee for managing the Portfolio. It is possible that a conflict of interest among the Portfolio and the Affiliated ETPs could affect how the Adviser fulfills its fiduciary duties to the Portfolio and the Affiliated ETPs. Because the amount of the investment management fees to be retained by the adviser may differ depending upon the Affiliated ETPs in which the Portfolio invests, there is a conflict of interest for the Adviser in selecting the Affiliated ETPs. In addition, the Adviser may have an incentive to take into account the effect on an Affiliated ETP in which the Portfolio may invest in determining whether, and under what circumstances, to purchase or sell shares in that Affiliated ETP. Although the Adviser takes steps to address the conflicts of interest, it is possible that the conflicts could impact the Portfolio.

ADDITIONAL STRATEGIES INFORMATION

GENERAL. The Board of Trustees of the Trust (the “Board”) may change the Portfolio’s investment objective, investment strategy, benchmark index and other policies without shareholder approval, except as otherwise indicated.

Principal Strategies

The Adviser, in constructing each portfolio of securities, periodically establishes specific percentage targets for each asset class based on the Adviser’s outlook for the economy and the financial markets. The Adviser then selects one or more ETPs for each asset class and allocates Portfolio assets based primarily on those percentage targets. ETPs include exchange traded funds (“ETFs”) registered under the Investment Company Act of 1940, as amended; exchange traded commodity trusts; and exchange traded notes (“ETNs”). An index-based ETF seeks to provide investment results that match the performance of an index by holding in its portfolio either the contents of the index or a representative sample of the securities in the index. An exchange traded commodity trust is a pooled trust that invests in physical commodities or commodity futures, and issues shares that are traded on a securities exchange that may trade at

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a discount or premium to the value of the holdings of the trusts. ETNs are debt obligations of investment banks which are traded on exchanges and the returns of which are linked to the performance of market indexes. The Adviser periodically reallocates Portfolio assets based on its reassessment of the economy and the financial markets. In certain circumstances, the Portfolio may invest in securities other than ETPs, for example to manage its cash balances.

Non-Principal Strategies

CERTAIN OTHER INVESTMENTS. The Portfolio may invest in the following types of investments: money market instruments, such as repurchase agreements, money market funds (including money market funds managed by the Adviser); convertible securities; variable rate demand notes, commercial paper, U.S. government and U.S. government agency securities; loan focused closed-end funds; and collateralized loan obligation (CLO) debt securities.

TEMPORARY DEFENSIVE POSITIONS. In certain situations or market conditions, the Portfolio may temporarily depart from its normal investment policies and strategies provided that the alternative is consistent with the Portfolio’s investment objective and is in the best interest of the Portfolio. For example, the Portfolio may hold a higher than normal proportion of its assets in cash in times of extreme market stress.

BORROWING MONEY. The Portfolio may borrow money from a bank as permitted by the Investment Company Act of 1940, as amended (the “1940 Act”) or other governing statute, by the Rules thereunder, or by the U.S. Securities and Exchange Commission (“SEC”) or other regulatory agency with authority over the Portfolio, but only for temporary or emergency purposes. The Portfolio may also invest in reverse repurchase agreements, which are considered borrowings under the 1940 Act. Although there is no limit on the percentage of Portfolio assets that can be used in connection with reverse repurchase agreements, the Portfolio does not expect to engage, under normal circumstances, in reverse repurchase agreements with respect to more than 33 1/3% of its total assets.

ADDITIONAL RISK INFORMATION

The following section provides additional information regarding certain of the principal risks identified under “Principal Risks of Investing in the Portfolio” along with additional risk information.

PRINCIPAL RISKS

MARKET RISK. An investment in the Portfolio involves risks similar to those of investing in any fund, such as market fluctuations caused by such factors as economic and political developments, changes in interest rates and perceived trends in security prices. The values of securities could decline generally or could underperform other investments. Different types of securities tend to go through cycles of out-performance and under-performance in comparison to the general securities markets. In addition, securities may decline in value due to factors affecting a specific issuer, market or securities markets generally.

INTEREST RATE RISK. Interest rate risk is the risk that the securities held by the Portfolio will decline in value because of increases in market interest rates. Debt securities with longer durations tend to be more sensitive to changes in interest rates, usually making them more volatile than debt securities with shorter durations.

LIQUIDITY RISK. Liquidity risk exists when particular investments are difficult to purchase or sell. If the Portfolio invests in assets that are or become illiquid, it may reduce the returns of the Portfolio because the Portfolio may be unable to sell these illiquid securities at an advantageous time or price. Additionally, the market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer. In such cases, the Portfolio, due to limitations on investments in illiquid securities and/or the difficulty in purchasing and selling such investments, may be unable to achieve its desired level of exposure to a certain market or sector.

FOREIGN INVESTMENT RISK. Returns on investments in foreign securities could be more volatile than, or trail the returns on, investments in U.S. securities.

FOREIGN SECURITIES. Foreign securities also include American Depositary Receipts (“ADRs”) which are U.S. dollar-denominated receipts representing shares of foreign-based corporations. ADRs are issued by U.S. banks or trust companies, and entitle the holder to all dividends and capital gains that are paid out on the underlying foreign shares. Investment in ADRs may be less liquid than the liquidity of the underlying shares in their primary trading market. Foreign securities also include Global Depositary Receipts

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(“GDRs”), which are similar to ADRs, but are shares of foreign-based corporations generally issued by international banks in one or more markets around the world. ADRs and GDRs trade on developed market exchanges, such as the Hong Kong Stock Exchange, the London Stock Exchange, NASDAQ, and the New York Stock Exchange (“NYSE”). Investment in ADRs and GDRs may be less liquid than the underlying shares in their primary trading market and GDRs, many of which are issued by companies in emerging markets, may be more volatile.

DEPOSITARY RECEIPTS MAY BE “SPONSORED” OR “UNSPONSORED.” Sponsored depositary receipts are established jointly by a depositary and the underlying issuer, whereas unsponsored depositary receipts may be established by a depositary without participation by the underlying issuer. Holders of an unsponsored depositary receipt generally bear all the costs associated with establishing the unsponsored depositary receipt. In addition, the issuers of the securities underlying unsponsored depositary receipts are not obligated to disclose material information in the United States and, therefore, there may be less information available regarding such issuers and there may not be a correlation between such information and the market value of the depositary receipts.

DEPOSITARY RECEIPTS MAY BE UNREGISTERED AND UNLISTED. ADRs and GDRs may be restricted securities that can be offered and sold only to “qualified institutional buyers” under Rule 144A of the Securities Act of 1933, as amended (“Securities Act”). The Adviser will determine the liquidity of such investments where applicable pursuant to guidelines established by the Board. If a particular investment in such ADRs or GDRs is deemed illiquid, that investment will be included within an underlying ETP’s limitation on investment in illiquid securities. Moreover, if adverse market conditions were to develop during the period between an underlying ETP’s decision to sell these types of ADRs or GDRs and the point at which the underlying ETP is permitted or able to sell such security, the underlying ETP might obtain a price less favorable than the price that prevailed when it decided to sell.

FOREIGN SECURITIES INVOLVE SPECIAL RISKS AND COSTS. Investment in foreign securities may involve higher costs than investment in U.S. securities, including higher transaction and custody costs as well as the imposition of additional taxes by foreign governments. Foreign investments may also experience more rapid and extreme changes in value than investments in securities of U.S. companies and involve additional risks associated with the level of currency exchange rates, less complete financial information about the issuers, less market liquidity, more market volatility and political instability. Future political and economic developments, the possible imposition of withholding taxes on dividend income, the possible seizure or nationalization of foreign holdings, the possible establishment of exchange controls or freezes on the convertibility of currency, or the adoption of other governmental restrictions might adversely affect an investment in foreign securities, such as restrictions on the ability of issuers of Non-U.S. Securities to make payments of principal and interest to investors located outside the country, whether from currency blockage or otherwise. Additionally, foreign issuers may be subject to less stringent regulation, and to different accounting, auditing and recordkeeping requirements.

CURRENCY RISK. Investments in securities of foreign issuers are generally denominated in a foreign currency. As a result, changes in the value of those currencies compared to the U.S. dollar may affect (positively or negatively) the value of the Portfolio’s investments. These currency movements may occur separately from, and in response to, events that do not otherwise affect the value of the security in the issuer’s home country. The value of the Portfolio’s holdings may be influenced by currency exchange rates and exchange control regulations. The currencies of emerging market countries may experience significant declines against the U.S. dollar, and devaluation may occur subsequent to investments in these currencies by the Portfolio.

POLITICAL AND ECONOMIC RISK. Foreign securities are subject to foreign political and economic risk not associated with U.S. investments, meaning that political events (civil unrest, national elections, changes in political conditions and foreign relations, imposition of exchange controls and repatriation restrictions), social and economic events (labor strikes, rising inflation) and natural disasters could cause foreign securities to experience gains or losses. In addition, the Portfolio may be unable to enforce its ownership rights or pursue legal remedies in countries where it invests.

FOREIGN MARKET AND TRADING RISK. The trading markets for many foreign securities are not as active as U.S. markets and may have less governmental regulation and oversight. Foreign markets also may have clearance and settlement procedures that make it difficult to buy and sell securities. These factors could result in a loss by causing the underlying ETP to be unable to dispose of an investment or to miss an attractive investment opportunity, or by causing underlying ETP assets to be uninvested for some period of time.

INVESTMENTS IN ETFS – As a shareholder of another investment company, the Portfolio relies on that investment company to achieve its investment objective. If the investment company fails to achieve its objective, the value of the Portfolio’s investment could

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decline, which could adversely affect the Portfolio’s performance. By investing in another investment company, Portfolio shareholders indirectly bear the Portfolio’s proportionate share of any fees and expenses of the other investment company, if applicable, in addition to the fees and expenses that Portfolio shareholders directly bear in connection with the Portfolio’s own operations. The Portfolio may invest in ETFs that are not registered or regulated under the 1940 Act. These instruments typically hold commodities, such as gold or oil, currency or other property that is itself not a security. Federal securities laws impose limitations on the Portfolio’s ability to invest in other investment companies.

Because ETFs are listed on national stock exchanges and are traded like stocks listed on an exchange, their shares potentially may trade at a discount or premium. Investments in ETFs are also subject to brokerage and other trading costs, which could result in greater expenses to the Portfolio. In addition, because the value of ETF shares depends on the demand in the market and such value may deviate from the net asset value of the ETF, the Adviser may not be able to liquidate the Portfolio’s holdings at the most optimal time, especially times of extreme market stress, which could adversely affect Portfolio performance.

INVESTMENTS IN ETNS – ETNs generally are senior, unsecured, unsubordinated debt securities issued by a sponsor, such as an investment bank. The value of an ETN may be influenced by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in the underlying market, changes in the applicable interest rates, and economic, legal, political or geographic events that affect the referenced market. Because ETNs are debt securities, they are subject to credit risk. If the issuer has financial difficulties or goes bankrupt, the Portfolio may not receive the return it was promised and could lose its entire investment. It is expected that an issuer’s credit rating will be investment grade at the time of investment, however, the credit rating may be revised or withdrawn at any time and there is no assurance that a credit rating will remain in effect for any given time period. If a rating agency lowers the issuer’s credit rating, the value of the ETN may decline and a lower credit rating reflects a greater risk that the issuer will default on its obligation. There may be restrictions on the Portfolio’s right to redeem its investment in an ETN, which are meant to be held until maturity. There are no periodic interest payments for ETNs, and principal is not protected. As is the case with ETFs, an investor could lose some of or the entire amount invested in ETNs. The Portfolio’s decision to sell its ETN holdings may be limited by the availability of a secondary market.

INVESTMENTS IN EXCHANGE TRADED COMMODITY TRUSTS. An exchange traded commodity trust is a pooled trust that invests in physical commodities or commodity futures, and issues shares that are traded on a securities exchange that may trade at a discount or premium to the value of the holdings of the trusts. Investments in exchange traded commodity trusts are also subject to brokerage and other trading costs, which could result in greater expenses to the Portfolio. Exchange traded commodity trusts are not investment companies registered under the 1940 Act and is not subject to regulation under the Commodity Exchange Act of 1936 (the “CEA”). As a result, in connection with any such investments, the Portfolio will not have the protections associated with ownership of shares in an investment company registered under the 1940 Act or the protections afforded by the CEA. As with other investments in commodities, investments in exchange traded commodity trusts may increase the risk that investors in the Portfolio may not be able to qualify as “regulated investment companies” under the Internal Revenue Code.

NON-PRINCIPAL RISKS

MONEY MARKET FUND INVESTMENTS. Although money market funds generally seek to preserve the value of their shares at $1.00 per share, it is possible that the Portfolio could lose money by investing in a money market fund. Investments in money market funds have traditionally not been and currently are not federally insured.

MASTER-FEEDER STRUCTURE RISK. The Adviser also serves as investment adviser to a Fund that invests substantially all of its assets in the Portfolio. Therefore, conflicts may arise as the Adviser fulfills its fiduciary responsibilities to the Funds and the Portfolio.

PORTFOLIO HOLDINGS

A description of the Trust’s policies and procedures with respect to the disclosure of the Portfolio’s portfolio securities is available in the SAI. In addition, the identities and quantities of the securities held by the Portfolio are disclosed on the Trust’s website.

SSgA AGGRESSIVE GLOBAL ALLOCATION PORTFOLIO

INVESTMENT OBJECTIVE

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The SSgA Aggressive Global Allocation Portfolio (the “Portfolio”) seeks to provide capital appreciation, with a secondary emphasis on current income.

THE PORTFOLIO’S PRINCIPAL INVESTMENT STRATEGY

SSgA Funds Management, Inc. (the “Adviser” or “SSgA FM”) invests the assets of the Portfolio among exchange traded products (“ETPs”) that provide exposure to domestic and international debt and equity securities with a larger allocation to equity securities than to other asset classes. The Portfolio has a higher allocation to equity securities than to fixed income securities. These equity securities tend to be more volatile than traditional fixed income securities. The Portfolio typically allocates approximately 80% or more of its assets to equity securities, though this percentage can vary based on the Adviser’s tactical decisions. The Portfolio’s indirect holdings by virtue of investing in ETPs representing these asset classes consist of a diversified mix of domestic and international, including emerging market, equity securities across all market capitalizations, investment grade and high yield government and corporate bonds, inflation protected securities, mortgage pass through securities, commercial mortgage backed securities, asset backed securities, commodities and real estate investment trusts (“REITs”). The Portfolio, through its investments in ETPs, will generally invest at least 30% of its assets in securities of issuers economically tied to countries other than the United States and will generally hold securities of issuers economically tied to at least three countries, including the United States. In determining if a security is economically tied to a non-U.S. country, the Portfolio generally looks to the country of incorporation of the issuer as listed on Bloomberg, a widely recognized provider of market information. However, the Adviser may determine a security is economically tied to a non-U.S. country based on other factors, such as an issuer’s country of domicile, where more than 50% of an issuer’s revenues are generated or where an issuer’s primary exchange is located. As a result, a security may be economically tied to more than one country.

ETPs in which the Portfolio invests include exchange traded funds registered under the 1940 Act that seek to track the performance of a market index (“Underlying ETFs”); exchange traded commodity trusts; and exchange traded notes (“ETNs”). The Portfolio may invest in ETPs that are qualified publicly traded partnerships (“QPTPs”). In addition, the Portfolio may invest in certain ETPs that pay fees to the Adviser and its affiliates for management, marketing or other services.

PRINCIPAL RISKS OF INVESTING IN THE PORTFOLIO

The Portfolio’s beneficial interests will change in value, and you could lose money by investing in the Portfolio. The Portfolio may not achieve its objective. An investment in the Portfolio is not a deposit with a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency.

EXCHANGE TRADED PRODUCTS RISK: The Portfolio is subject to substantially the same risks as those associated with the direct ownership of the securities represented by the ETPs in which it invests. In addition, the shares of certain ETPs may trade at a premium or discount to their intrinsic value (i.e., the market value may differ from the net asset value of an ETF’s shares) for a number of reasons. For example, supply and demand for shares of an Underlying ETF or market disruptions may cause the market price of the Underlying ETF to deviate from the value of the Underlying ETF’s investments, which may be exacerbated in less liquid markets. The value of an ETN may also differ from the valuation of its reference market due to changes in the issuer’s credit rating. By investing in ETPs, Portfolio shareholders indirectly bear the Portfolio’s proportionate share of any fees and expenses (e.g. management, custody, accounting, and administration) of the ETP, if applicable, in addition to the fees and expenses that Portfolio shareholders directly bear in connection with the Portfolio’s own operations. The Portfolio is subject to the following risks indirectly through its investments in ETPs:

EQUITY INVESTING RISK: The value of equity securities may increase or decrease as a result of market fluctuations, changes in interest rates and perceived trends in stock prices.

DEBT SECURITIES INVESTING RISK: The value of the debt securities may increase or decrease as a result of the following: market fluctuations, increases in interest rates, inability of issuers to repay principal and interest or illiquidity in the debt securities markets; the risk of low rates of return due to reinvestment of securities during periods of falling interest rates or repayment by issuers with higher coupon or interest rates; and/or the risk of low income due to falling interest rates. To the extent that interest rates rise, certain underlying obligations may be paid off substantially slower than originally anticipated and the value of those securities may fall sharply. This may result in a reduction in income from debt securities income.

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FOREIGN INVESTMENT RISK: Foreign investments involve certain risks that are greater than those associated with investments in securities of U.S. issuers. Returns on investments in foreign securities could be more volatile than, or trail the returns on, investments in U.S. securities. Investments in securities issued by entities based outside the United States pose distinct risks since political and economic events unique to a country or region will affect those markets and their issuers. Further, such entities and/or their securities may also be affected by currency controls; different accounting, auditing, financial reporting, and legal standards and practices; expropriation; changes in tax policy; greater market volatility; differing securities market structures; higher transaction costs; and various administrative difficulties, such as delays in clearing and settling portfolio transactions or in receiving payment of dividends. Securities traded on foreign markets may be less liquid (harder to sell) than securities traded domestically. In addition, the value of a local currency could decline relative to the value of the U.S. dollar, which may affect the value of the investment to U.S. investors.

EMERGING MARKETS RISK: Investment in emerging markets involves greater risk of loss than investments in a developed market. This is due to, among other things, greater market volatility, lower trading volume, political and economic instability, high levels of inflation, deflation or currency devaluation, greater risk of market shut down, and more governmental limitations on foreign investment policy than those typically found in a developed market. In addition, the financial stability of issuers (including governments) in emerging market countries may be more precarious than in other countries. As a result, there will tend to be an increased risk of price volatility associated with investments in issuers domiciled in emerging market countries, which may be magnified by currency fluctuations relative to the U.S. dollar. Settlement practices for transactions in foreign markets may differ from those in U.S. markets. Such differences include delays beyond periods customary in the United States and practices, such as delivery of securities prior to receipt of payment, which increase the likelihood of a “failed settlement.” Failed settlements could result in losses to the Portfolio. For these and other reasons, investments in emerging markets are often considered speculative.

COMMODITIES RISK: Exposure to the commodities markets may subject the Portfolio to greater volatility than investments in traditional securities. Commodities are subject to substantial price fluctuations over short periods of time and may be affected by unpredictable economic, political and environmental events. Factors that may significantly affect the prices of commodities include, but are not limited to: global supply and demand; domestic and international interest rates and investors’ expectations of interest rates; inflation rates and investors’ expectations of inflation rates; the investment and trading activities of commodity futures contracts; political, economic, or financial events, both globally and regionally.

TAX RISK: Regulated investment companies are subject to favorable tax treatment under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). For purposes of determining whether a fund investing in the Portfolio qualifies for treatment as a regulated investment company, it is generally expected to be treated as if it held its share of the Portfolio’s investments directly. To enable a fund investing all of its assets in the Portfolio to qualify as a regulated investment company, the Portfolio must derive at least 90% of its gross income for each taxable year from sources generating “qualifying income.” Income derived from direct and certain indirect investments in commodities is not qualifying income. Thus, income from certain commodities-related investments may cause a fund investing in the Portfolio not to qualify as a regulated investment company. The Portfolio may invest up to 25% of its total assets in one or more ETPs that are QPTPs and whose principal activities are the buying and selling of commodities or options, futures, or forwards with respect to commodities. Income from QPTPs is generally qualifying income. If an ETP fails to qualify as a QPTP, the income generated from the Portfolio’s investment in the ETP may not be qualifying income. The Portfolio will only invest in such an ETP if it intends to qualify as a QPTP, but there is no guarantee that each such ETP will be successful in qualifying as a QPTP. In addition, there is little regulatory guidance concerning the application of the rules governing qualification as a QPTP, and it is possible that future guidance may adversely affect the qualification of such ETPs as QPTPs. If such a fund fails to qualify as a regulated investment company, the fund will be subject to tax, which will reduce returns to the fund’s shareholders. Such a failure will also alter the treatment of distributions to the fund’s shareholders.

HIGH YIELD SECURITIES RISK: Securities rated below investment grade, commonly referred to as “junk bonds,” include bonds that are rated Ba1/BB+/BB+ or below by Moody’s Investors Service, Inc., Fitch Inc., or Standard & Poor’s, Inc., respectively, or unrated securities considered to be of equivalent quality by the Adviser, and may involve greater risks than securities in higher rating categories. Such bonds are regarded as speculative in nature, involve greater risk of default by the issuing entity and may be subject to greater market fluctuations than higher rated debt securities. They are usually issued by companies without long track records of sales and earnings, or by those companies with questionable credit strength. The retail secondary market for these “junk bonds” may be less liquid than that of higher rated securities and adverse conditions could make it difficult at times to sell certain securities without taking a discount, which could be significant. High yield securities also may present greater credit risk because such securities may be issued in connection with corporate restructuring by highly leveraged issuers or may not be current in the payment of interest or principal or in default.

U.S. GOVERNMENT AGENCY SECURITIES RISK: Treasury securities are backed by the full faith and credit of the U.S. government as to the timely payment of principal and interest. Securities issued by U.S. government agencies or government-sponsored entities

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may not be guaranteed by the U.S. Treasury. If a government-sponsored entity is unable to meet its obligations, the performance of the Portfolio will be adversely impacted.

PREPAYMENT RISK: Mortgage-related securities may be paid off early if the borrower on the underlying mortgage prepays the mortgage or refinances the mortgage prior to the maturity date. If interest rates are falling, the Portfolio may have to reinvest the unanticipated proceeds at lower interest rates, resulting in a decline in the Portfolio’s income.

MORTGAGE-BACKED SECURITIES RISK: Mortgage-backed securities, other than Government National Mortgage Association (“GNMA”) mortgage-backed securities, are not backed by the full faith and credit of the U.S. government, and there can be no assurance that the U.S. government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. Mortgage-backed securities tend to increase in value less than other debt securities when interest rates decline, but are subject to similar risk of decline in market value during periods of rising interest rates. Because of prepayment and extension risk, mortgage-backed securities react differently to changes in interest rates than other bonds. Small movements in interest rates (both increases and decreases) may quickly and significantly affect the value of certain mortgage-backed securities.

MORTGAGE PASS-THROUGH SECURITIES RISK: Most transactions in mortgage pass-through securities occur through standardized contracts for future delivery in which the exact mortgage pools to be delivered are not specified until a few days prior to settlement, referred to as a “to-be-announced transaction” or “TBA Transaction.” In a TBA Transaction, the buyer and seller agree upon general trade parameters such as agency, settlement date, par amount and price. Default by or bankruptcy of a counterparty to a TBA Transaction would expose the Portfolio to possible losses because of an adverse market action, expenses or delays in connection with the purchase or sale of the pools of mortgage pass-through securities specified in the TBA Transaction.

REAL ESTATE SECTOR RISK: Investments in real estate securities are subject to the risks of decreases in real estate values, overbuilding, increased competition and local or general economic conditions, increases in operating costs and property taxes, changes in zoning laws, casualty or condemnation losses, possible environmental liabilities, regulatory limitations on rent and fluctuations in rental income. Changes in interest rates may also affect the value of real estate securities. Certain real estate securities have a relatively small market capitalization, which may tend to increase the volatility of the market price of these securities. Real estate securities are dependent upon specialized management skills, have limited diversification and are, therefore, subject to risks inherent in operating and financing a limited number of projects. Real estate securities are also subject to heavy cash flow dependency and defaults by borrowers. In addition, a REIT may fail to qualify for favorable tax treatment under the Internal Revenue Code and may fail to maintain exemption from the registration requirements of the 1940 Act.

MANAGEMENT RISK: The Portfolio is actively managed, and therefore the Portfolio is subject to the risk that the investments selected by the Adviser may cause the Portfolio to underperform relative to its benchmark or other funds with a similar investment objective.

AFFILIATED ETP RISK: The Adviser may receive management or other fees from the ETPs (“Affiliated ETPs”) in which the Portfolio may invest, as well as a management fee for managing the Portfolio. It is possible that a conflict of interest among the Portfolio and the Affiliated ETPs could affect how the Adviser fulfills its fiduciary duties to the Portfolio and the Affiliated ETPs. Because the amount of the investment management fees to be retained by the adviser may differ depending upon the Affiliated ETPs in which the Portfolio invests, there is a conflict of interest for the Adviser in selecting the Affiliated ETPs. In addition, the Adviser may have an incentive to take into account the effect on an Affiliated ETP in which the Portfolio may invest in determining whether, and under what circumstances, to purchase or sell shares in that Affiliated ETP. Although the Adviser takes steps to address the conflicts of interest, it is possible that the conflicts could impact the Portfolio.

ADDITIONAL STRATEGIES INFORMATION

GENERAL. The Board of Trustees of the Trust (the “Board”) may change the Portfolio’s investment objective, investment strategy, benchmark index and other policies without shareholder approval, except as otherwise indicated.

Principal Strategies

The Adviser, in constructing each portfolio of securities, periodically establishes specific percentage targets for each asset class based on the Adviser’s outlook for the economy and the financial markets. The Adviser then selects one or more ETPs for each asset class and allocates Portfolio assets based primarily on those percentage targets. ETPs include exchange traded funds (“ETFs”) registered under the Investment Company Act of 1940, as amended; exchange traded commodity trusts; and exchange traded notes (“ETNs”).

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An index-based ETF seeks to provide investment results that match the performance of an index by holding in its portfolio either the contents of the index or a representative sample of the securities in the index. An exchange traded commodity trust is a pooled trust that invests in physical commodities or commodity futures, and issues shares that are traded on a securities exchange that may trade at a discount or premium to the value of the holdings of the trusts. ETNs are debt obligations of investment banks which are traded on exchanges and the returns of which are linked to the performance of market indexes. The Adviser periodically reallocates Portfolio assets based on its reassessment of the economy and the financial markets. In certain circumstances, the Portfolio may invest in securities other than ETPs, for example to manage its cash balances.

Non-Principal Strategies

CERTAIN OTHER INVESTMENTS. The Portfolio may invest in the following types of investments: money market instruments, such as repurchase agreements, money market funds (including money market funds managed by the Adviser); convertible securities; variable rate demand notes, commercial paper, U.S. government and U.S. government agency securities; loan focused closed-end funds; and collateralized loan obligation (CLO) debt securities.

TEMPORARY DEFENSIVE POSITIONS. In certain situations or market conditions, the Portfolio may temporarily depart from its normal investment policies and strategies provided that the alternative is consistent with the Portfolio’s investment objective and is in the best interest of the Portfolio. For example, the Portfolio may hold a higher than normal proportion of its assets in cash in times of extreme market stress.

BORROWING MONEY. The Portfolio may borrow money from a bank as permitted by the Investment Company Act of 1940, as amended (the “1940 Act”) or other governing statute, by the Rules thereunder, or by the U.S. Securities and Exchange Commission (“SEC”) or other regulatory agency with authority over the Portfolio, but only for temporary or emergency purposes. The Portfolio may also invest in reverse repurchase agreements, which are considered borrowings under the 1940 Act. Although there is no limit on the percentage of Portfolio assets that can be used in connection with reverse repurchase agreements, the Portfolio does not expect to engage, under normal circumstances, in reverse repurchase agreements with respect to more than 33 1/3% of its total assets.

ADDITIONAL RISK INFORMATION

The following section provides additional information regarding certain of the principal risks identified under “Principal Risks of Investing in the Portfolio” along with additional risk information.

PRINCIPAL RISKS

MARKET RISK. An investment in the Portfolio involves risks similar to those of investing in any fund, such as market fluctuations caused by such factors as economic and political developments, changes in interest rates and perceived trends in security prices. The values of securities could decline generally or could underperform other investments. Different types of securities tend to go through cycles of out-performance and under-performance in comparison to the general securities markets. In addition, securities may decline in value due to factors affecting a specific issuer, market or securities markets generally.

INTEREST RATE RISK. Interest rate risk is the risk that the securities held by the Portfolio will decline in value because of increases in market interest rates. Debt securities with longer durations tend to be more sensitive to changes in interest rates, usually making them more volatile than debt securities with shorter durations.

LIQUIDITY RISK. Liquidity risk exists when particular investments are difficult to purchase or sell. If the Portfolio invests in assets that are or become illiquid, it may reduce the returns of the Portfolio because the Portfolio may be unable to sell these illiquid securities at an advantageous time or price. Additionally, the market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer. In such cases, the Portfolio, due to limitations on investments in illiquid securities and/or the difficulty in purchasing and selling such investments, may be unable to achieve its desired level of exposure to a certain market or sector.

FOREIGN INVESTMENT RISK. Returns on investments in foreign securities could be more volatile than, or trail the returns on, investments in U.S. securities.

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FOREIGN SECURITIES. Foreign securities also include American Depositary Receipts (“ADRs”) which are U.S. dollar-denominated receipts representing shares of foreign-based corporations. ADRs are issued by U.S. banks or trust companies, and entitle the holder to all dividends and capital gains that are paid out on the underlying foreign shares. Investment in ADRs may be less liquid than the liquidity of the underlying shares in their primary trading market. Foreign securities also include Global Depositary Receipts (“GDRs”), which are similar to ADRs, but are shares of foreign-based corporations generally issued by international banks in one or more markets around the world. ADRs and GDRs trade on developed market exchanges, such as the Hong Kong Stock Exchange, the London Stock Exchange, NASDAQ, and the New York Stock Exchange (“NYSE”). Investment in ADRs and GDRs may be less liquid than the underlying shares in their primary trading market and GDRs, many of which are issued by companies in emerging markets, may be more volatile.

DEPOSITARY RECEIPTS MAY BE “SPONSORED” OR “UNSPONSORED.” Sponsored depositary receipts are established jointly by a depositary and the underlying issuer, whereas unsponsored depositary receipts may be established by a depositary without participation by the underlying issuer. Holders of an unsponsored depositary receipt generally bear all the costs associated with establishing the unsponsored depositary receipt. In addition, the issuers of the securities underlying unsponsored depositary receipts are not obligated to disclose material information in the United States and, therefore, there may be less information available regarding such issuers and there may not be a correlation between such information and the market value of the depositary receipts.

DEPOSITARY RECEIPTS MAY BE UNREGISTERED AND UNLISTED. ADRs and GDRs may be restricted securities that can be offered and sold only to “qualified institutional buyers” under Rule 144A of the Securities Act of 1933, as amended (“Securities Act”). The Adviser will determine the liquidity of such investments where applicable pursuant to guidelines established by the Board. If a particular investment in such ADRs or GDRs is deemed illiquid, that investment will be included within an underlying ETP’s limitation on investment in illiquid securities. Moreover, if adverse market conditions were to develop during the period between an underlying ETP’s decision to sell these types of ADRs or GDRs and the point at which the underlying ETP is permitted or able to sell such security, the underlying ETP might obtain a price less favorable than the price that prevailed when it decided to sell.

FOREIGN SECURITIES INVOLVE SPECIAL RISKS AND COSTS. Investment in foreign securities may involve higher costs than investment in U.S. securities, including higher transaction and custody costs as well as the imposition of additional taxes by foreign governments. Foreign investments may also experience more rapid and extreme changes in value than investments in securities of U.S. companies and involve additional risks associated with the level of currency exchange rates, less complete financial information about the issuers, less market liquidity, more market volatility and political instability. Future political and economic developments, the possible imposition of withholding taxes on dividend income, the possible seizure or nationalization of foreign holdings, the possible establishment of exchange controls or freezes on the convertibility of currency, or the adoption of other governmental restrictions might adversely affect an investment in foreign securities, such as restrictions on the ability of issuers of Non-U.S. Securities to make payments of principal and interest to investors located outside the country, whether from currency blockage or otherwise. Additionally, foreign issuers may be subject to less stringent regulation, and to different accounting, auditing and recordkeeping requirements.

CURRENCY RISK. Investments in securities of foreign issuers are generally denominated in a foreign currency. As a result, changes in the value of those currencies compared to the U.S. dollar may affect (positively or negatively) the value of the Portfolio’s investments. These currency movements may occur separately from, and in response to, events that do not otherwise affect the value of the security in the issuer’s home country. The value of the Portfolio’s holdings may be influenced by currency exchange rates and exchange control regulations. The currencies of emerging market countries may experience significant declines against the U.S. dollar, and devaluation may occur subsequent to investments in these currencies by the Portfolio.

POLITICAL AND ECONOMIC RISK. Foreign securities are subject to foreign political and economic risk not associated with U.S. investments, meaning that political events (civil unrest, national elections, changes in political conditions and foreign relations, imposition of exchange controls and repatriation restrictions), social and economic events (labor strikes, rising inflation) and natural disasters could cause foreign securities to experience gains or losses. In addition, the Portfolio may be unable to enforce its ownership rights or pursue legal remedies in countries where it invests.

FOREIGN MARKET AND TRADING RISK. The trading markets for many foreign securities are not as active as U.S. markets and may have less governmental regulation and oversight. Foreign markets also may have clearance and settlement procedures that make it difficult to buy and sell securities. These factors could result in a loss by causing the underlying ETP to be unable to dispose of an

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investment or to miss an attractive investment opportunity, or by causing underlying ETP assets to be uninvested for some period of time.

INVESTMENTS IN ETFS – As a shareholder of another investment company, the Portfolio relies on that investment company to achieve its investment objective. If the investment company fails to achieve its objective, the value of the Portfolio’s investment could decline, which could adversely affect the Portfolio’s performance. By investing in another investment company, Portfolio shareholders indirectly bear the Portfolio’s proportionate share of any fees and expenses of the other investment company, if applicable, in addition to the fees and expenses that Portfolio shareholders directly bear in connection with the Portfolio’s own operations. The Portfolio may invest in ETFs that are not registered or regulated under the 1940 Act. These instruments typically hold commodities, such as gold or oil, currency or other property that is itself not a security. Federal securities laws impose limitations on the Portfolio’s ability to invest in other investment companies.

Because ETFs are listed on national stock exchanges and are traded like stocks listed on an exchange, their shares potentially may trade at a discount or premium. Investments in ETFs are also subject to brokerage and other trading costs, which could result in greater expenses to the Portfolio. In addition, because the value of ETF shares depends on the demand in the market and such value may deviate from the net asset value of the ETF, the Adviser may not be able to liquidate the Portfolio’s holdings at the most optimal time, especially times of extreme market stress, which could adversely affect Portfolio performance.

INVESTMENTS IN ETNS – ETNs generally are senior, unsecured, unsubordinated debt securities issued by a sponsor, such as an investment bank. The value of an ETN may be influenced by time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in the underlying market, changes in the applicable interest rates, and economic, legal, political or geographic events that affect the referenced market. Because ETNs are debt securities, they are subject to credit risk. If the issuer has financial difficulties or goes bankrupt, the Portfolio may not receive the return it was promised and could lose its entire investment. It is expected that an issuer’s credit rating will be investment grade at the time of investment, however, the credit rating may be revised or withdrawn at any time and there is no assurance that a credit rating will remain in effect for any given time period. If a rating agency lowers the issuer’s credit rating, the value of the ETN may decline and a lower credit rating reflects a greater risk that the issuer will default on its obligation. There may be restrictions on the Portfolio’s right to redeem its investment in an ETN, which are meant to be held until maturity. There are no periodic interest payments for ETNs, and principal is not protected. As is the case with ETFs, an investor could lose some of or the entire amount invested in ETNs. The Portfolio’s decision to sell its ETN holdings may be limited by the availability of a secondary market.

INVESTMENTS IN EXCHANGE TRADED COMMODITY TRUSTS. An exchange traded commodity trust is a pooled trust that invests in physical commodities or commodity futures, and issues shares that are traded on a securities exchange that may trade at a discount or premium to the value of the holdings of the trusts. Investments in exchange traded commodity trusts are also subject to brokerage and other trading costs, which could result in greater expenses to the Portfolio. Exchange traded commodity trusts are not investment companies registered under the 1940 Act and is not subject to regulation under the Commodity Exchange Act of 1936 (the “CEA”). As a result, in connection with any such investments, the Portfolio will not have the protections associated with ownership of shares in an investment company registered under the 1940 Act or the protections afforded by the CEA. As with other investments in commodities, investments in exchange traded commodity trusts may increase the risk that investors in the Portfolio may not be able to qualify as “regulated investment companies” under the Internal Revenue Code.

NON-PRINCIPAL RISKS

MONEY MARKET FUND INVESTMENTS. Although money market funds generally seek to preserve the value of their shares at $1.00 per share, it is possible that the Portfolio could lose money by investing in a money market fund. Investments in money market funds have traditionally not been and currently are not federally insured.

MASTER-FEEDER STRUCTURE RISK. The Adviser also serves as investment adviser to a Fund that invests substantially all of its assets in the Portfolio. Therefore, conflicts may arise as the Adviser fulfills its fiduciary responsibilities to the Funds and the Portfolio.

PORTFOLIO HOLDINGS

A description of the Trust’s policies and procedures with respect to the disclosure of the Portfolio’s portfolio securities is available in the SAI. In addition, the identities and quantities of the securities held by the Portfolio are disclosed on the Trust’s website.

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BLACKSTONE/GSO SENIOR LOAN PORTFOLIO

INVESTMENT OBJECTIVE

The investment objective of the Blackstone/GSO Senior Loan Portfolio (the “Portfolio”) is to provide current income consistent with the preservation of capital.

THE PORTFOLIO’S PRINCIPAL INVESTMENT STRATEGY

In pursuing its investment objective, the Portfolio seeks to outperform the S&P/LSTA U.S. Leveraged Loan 100 Index (the “Index”) by normally investing at least 80% of its net assets (plus any borrowings for investment purposes) in Senior Loans. For purposes of this 80% test, “Senior Loans” are first lien senior secured floating rate bank loans. A Senior Loan is an advance or commitment of funds made by one or more banks or similar financial institutions, including the Portfolio, to one or more corporations, partnerships or other business entities and typically pays interest at a floating or adjusting rate that is determined periodically at a designated premium above a base lending rate, most commonly the London-Interbank Offered Rate (“LIBOR”). A Senior Loan is senior to all other unsecured claims against the borrower, and senior or equal to all other secured claims, meaning that, in the event of a bankruptcy, the Senior Loan, together with other first lien claims, is entitled to be the first to be repaid out of proceeds of the assets securing the loans, before other existing claims or interests receive repayment. However, in bankruptcy proceedings, there may be other claims, such as taxes or additional advances, that take precedence.

The Portfolio invests in Senior Loans that are made predominantly to businesses operating in North America, but may also invest in Senior Loans made to businesses operating outside of North America. The Portfolio may invest in Senior Loans directly, either from the borrower as part of a primary issuance or in the secondary market through assignments of portions of Senior Loans from third parties, or participations in Senior Loans, which are contractual relationships with an existing lender in a loan facility whereby the Portfolio purchases the right to receive principal and interest payments on a loan but the existing lender remains the record holder of the loan. Under normal market conditions, the Portfolio expects to maintain an average duration of less than 90 days.

In selecting securities for the Portfolio, the Portfolio’s sub-adviser, GSO / Blackstone Debt Funds Management LLC (the “Sub-Adviser”) seeks to construct a portfolio of loans that it believes is less volatile than the general leveraged loan market. In addition, when making investments, the Sub-Adviser seeks to maintain appropriate liquidity and price transparency for the Portfolio. On an on-going basis, the Sub-Adviser adds or removes those individual loans that it believes will cause the Portfolio to outperform or underperform, respectively, the Index.

When identifying prospective investment opportunities in Senior Loans, the Sub-Adviser currently intends to invest principally in Senior Loans that are below investment grade quality and will rely on fundamental credit analysis in an effort to attempt to minimize the loss of the Portfolio’s capital. While credit ratings assigned by Moody’s Investors Services, Inc., Standard & Poor’s, Inc. and/or Fitch Inc. (the “SROs” (statistical rating agencies)) will be considered, such ratings will not be determinative in the Sub-Adviser’s process in the selection of specific debt securities (including Senior Loans). The Senior Loans and other securities that the Sub-Adviser is likely to select for investment in by the Portfolio will typically be rated below investment grade quality by one or more of the SROs or, if unrated, will typically, in the opinion of the Sub-Adviser, be of similar credit quality. If circumstances cause the Sub-Adviser to take a negative credit view on an existing investment the Portfolio may, if the Sub-Adviser believes that circumstances require, exit the investment. The circumstances giving rise to the Sub-Adviser’s negative credit view may, but will not necessarily, coincide with a downgrade of the Senior Loan or other security’s credit rating. The Sub-Adviser expects to invest in Senior Loans, bonds and convertible securities of companies, including high yield securities, possessing the following attributes, which it believes will help generate higher risk adjusted total returns:

Leading, defensible market positions. The Sub-Adviser intends to invest in companies that it believes have developed strong positions within their respective markets and exhibit the potential to maintain sufficient cash flows and profitability to service their obligations in a range of economic environments. The Sub-Adviser will seek companies that it believes possess advantages in scale, scope, customer loyalty, product pricing, or product quality versus their competitors, thereby minimizing business risk and protecting profitability.

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Investing in companies with positive cash flow. The Sub-Adviser intends to invest primarily in established companies which have demonstrated a record of profitability and cash flows over several economic cycles. The Sub-Adviser believes such companies are well-positioned to maintain consistent cash flow to service and repay their obligations and maintain growth in their businesses or market share. The Sub-Adviser does not intend to invest in primarily start-up companies, companies in turnaround situations or companies with speculative business plans.

Proven management teams. The Sub-Adviser intends to focus on investments in which the target company has an experienced management team with an established track record of success. The Sub-Adviser will typically require companies to have in place proper incentives to align management’s goals with the Portfolio’s goals.

Private equity sponsorship. Often the Sub-Adviser will seek to participate in transactions sponsored by what it believes to be high-quality private equity firms. The Sub-Adviser believes that a private equity sponsor’s willingness to invest significant sums of equity capital into a company is an implicit endorsement of the quality of the investment. Further, private equity sponsors of companies with significant investments at risk have the ability and a strong incentive to contribute additional capital in difficult economic times should operational issues arise.

Diversification, Concentration and Reliance on Other Lenders. The Sub-Adviser will seek to invest broadly among companies and industries, thereby potentially reducing the risk of a downturn in any one company or industry having a disproportionate impact on the value of the Portfolio’s portfolio. However, as a result of its investment in participations in loans and the fact that originating banks may be deemed issuers of loans, the Portfolio may be deemed to concentrate its investments in the financial services industries. Loans, and the collateral securing them, are typically monitored by agents for the lenders, which may be the originating bank or banks. The Portfolio may be reliant on the creditworthiness of the agent bank and other intermediate participants in a Senior Loan, in addition to the borrower, since rights that may exist under the loan against the borrower if the borrower defaults are typically asserted by or through the agent bank or intermediate participant. Agents are typically large commercial banks, although for Senior Loans that are not broadly syndicated they can also include thrift institutions, insurance companies or finance companies (or their affiliates). Such companies may be especially susceptible to the effects of changes in interest rates resulting from changes in U.S. or foreign fiscal or monetary policies, governmental regulations affecting capital raising activities or other economic or market fluctuations.

PRINCIPAL RISKS OF INVESTING IN THE PORTFOLIO

The Portfolio’s beneficial interests will change in value, and you could lose money by investing in the Portfolio. The Portfolio may not achieve its objective. An investment in the Portfolio is not a deposit with a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency.

SENIOR LOAN RISK: Investments in Senior Loans are subject to credit risk and general investment risk. Credit risk refers to the possibility that the borrower of a Senior Loan will be unable and/or unwilling to make timely interest payments and/or repay the principal on its obligation. Default in the payment of interest or principal on a Senior Loan will result in a reduction in the value of the Senior Loan and consequently a reduction in the value of the Portfolio’s investments and a potential decrease in the net asset value (“NAV”) of the Portfolio. Senior Loans are also subject to the risk that the value of the collateral securing a Senior Loan may decline, be insufficient to meet the obligations of the borrower or be difficult to liquidate. In addition, the Portfolio’s access to the collateral may be limited by bankruptcy or other insolvency laws. Some Senior Loans are subject to the risk that a court, pursuant to fraudulent conveyance or other similar laws, could subordinate the Senior Loans to presently existing or future indebtedness of the borrower or take other action detrimental to lenders, including the Portfolio, such as invalidation of Senior Loans or causing interest previously paid to be refunded to the borrower. There is no organized exchange on which Senior Loans are traded and reliable market quotations may not be readily available. Therefore, elements of judgment may play a greater role in valuation of Senior Loans.

HIGH YIELD SECURITIES RISK: The securities (including bank loans) in which the Portfolio primarily invests will typically be rated below investment grade. Securities rated below investment grade, commonly referred to as “junk” or “high yield” securities, include securities that are rated Ba1/BB+/BB+ or below by Moody’s Investors Service, Inc., Fitch Inc., or Standard & Poor’s, Inc., respectively, or unrated securities considered to be of equivalent quality by the Sub-Adviser, and may involve greater risks than securities in higher rating categories. Such securities are regarded as speculative in nature, involve greater risk of default by the issuing entity and may be subject to greater market fluctuations than higher rated debt securities. They are usually issued by companies without long track records of sales and earnings, or by those companies with questionable credit strength. The retail

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secondary market for these “junk” or “high yield” securities may be less liquid than that of higher rated securities and adverse conditions could make it difficult at times to sell certain securities or could result in lower prices than those used in calculating the Portfolio’s net asset value. Because of the substantial risks associated with investments in lower grade securities, investors could lose money on their investment in common shares of the Portfolio, both in the short-term and the long-term.

LIQUIDITY RISK: There is no organized exchange on which loans are traded and reliable market quotations may not be readily available. A majority of the Portfolio’s assets are likely to be invested in loans that are less liquid than securities traded on national exchanges. Loans with reduced liquidity involve greater risk than securities with more liquid markets. Available market quotations for such loans may vary over time, and if the credit quality of a loan unexpectedly declines, secondary trading of that loan may decline for a period of time. During periods of infrequent trading, valuing a loan can be more difficult and buying and selling a loan at an acceptable price can be more difficult and delayed. In the event that the Portfolio voluntarily or involuntarily liquidates portfolio assets during periods of infrequent trading, it may not receive full value for those assets. Therefore, elements of judgment may play a greater role in valuation of loans. To the extent that a secondary market exists for certain loans, the market may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods.

FOREIGN INVESTMENT RISK: Foreign investments involve certain risks that are greater than those associated with investments in securities of U.S. issuers. Returns on investments in foreign securities could be more volatile than, or trail the returns on, investments in U.S. securities. Investments in securities issued by entities based outside the United States pose distinct risks since political and economic events unique to a country or region will affect those markets and their issuers. Further, such entities and/or their securities may also be affected by currency controls; different accounting, auditing, financial reporting, and legal standards and practices; expropriation; changes in tax policy; greater market volatility; differing securities market structures; higher transaction costs; and various administrative difficulties, such as delays in clearing and settling portfolio transactions or in receiving payment of dividends. Securities traded on foreign markets may be less liquid (harder to sell) than securities traded domestically. In addition, the value of a local currency could decline relative to the value of the U.S. dollar, which may affect the value of the investment to U.S. investors.

ADDITIONAL STRATEGIES INFORMATION

GENERAL. The Board of Trustees of the Trust (the “Board”) may change the Portfolio’s investment objective, investment strategy, benchmark index and other policies without shareholder approval, except as otherwise indicated.

Principal Strategies

Non-Principal Strategies

CERTAIN OTHER INVESTMENTS. The Portfolio may invest in the following types of investments: money market instruments, such as repurchase agreements, money market funds (including money market funds managed by the Adviser); convertible securities; variable rate demand notes, commercial paper, U.S. government and U.S. government agency securities; and loan focused closed-end funds.

TEMPORARY DEFENSIVE POSITIONS. In certain situations or market conditions, the Portfolio may temporarily depart from its normal investment policies and strategies provided that the alternative is consistent with the Portfolio’s investment objective and is in the best interest of the Portfolio. For example, the Portfolio may hold a higher than normal proportion of its assets in cash in times of extreme market stress.

BORROWING MONEY. The Portfolio may borrow money from a bank as permitted by the Investment Company Act of 1940, as amended (the “1940 Act”) or other governing statute, by the Rules thereunder, or by the U.S. Securities and Exchange Commission (“SEC”) or other regulatory agency with authority over the Portfolio, but only for temporary or emergency purposes. The Portfolio may also invest in reverse repurchase agreements, which are considered borrowings under the 1940 Act. Although there is no limit on the percentage of Portfolio assets that can be used in connection with reverse repurchase agreements, the Portfolio does not expect to engage, under normal circumstances, in reverse repurchase agreements with respect to more than 33 1/3% of its total assets.

ADDITIONAL RISK INFORMATION

The following section provides additional information regarding certain of the principal risks identified under “Principal Risks of Investing in the Portfolio” along with additional risk information.

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PRINCIPAL RISKS

MARKET RISK. An investment in the Portfolio involves risks similar to those of investing in any fund, such as market fluctuations caused by such factors as economic and political developments, changes in interest rates and perceived trends in security prices. The values of securities could decline generally or could underperform other investments. Different types of securities tend to go through cycles of out-performance and under-performance in comparison to the general securities markets. In addition, securities may decline in value due to factors affecting a specific issuer, market or securities markets generally.

INTEREST RATE RISK. Interest rate risk is the risk that the securities held by the Portfolio will decline in value because of increases in market interest rates. Debt securities with longer durations tend to be more sensitive to changes in interest rates, usually making them more volatile than debt securities with shorter durations.

LIQUIDITY RISK. Liquidity risk exists when particular investments are difficult to purchase or sell. If the Portfolio invests in assets that are or become illiquid, it may reduce the returns of the Portfolio because the Portfolio may be unable to sell these illiquid securities at an advantageous time or price. Additionally, the market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer. In such cases, the Portfolio, due to limitations on investments in illiquid securities and/or the difficulty in purchasing and selling such investments, may be unable to achieve its desired level of exposure to a certain market or sector.

FOREIGN INVESTMENT RISK. Returns on investments in foreign securities could be more volatile than, or trail the returns on, investments in U.S. securities.

FOREIGN SECURITIES. Foreign securities also include American Depositary Receipts (“ADRs”) which are U.S. dollar-denominated receipts representing shares of foreign-based corporations. ADRs are issued by U.S. banks or trust companies, and entitle the holder to all dividends and capital gains that are paid out on the underlying foreign shares. Investment in ADRs may be less liquid than the liquidity of the underlying shares in their primary trading market. Foreign securities also include Global Depositary Receipts (“GDRs”), which are similar to ADRs, but are shares of foreign-based corporations generally issued by international banks in one or more markets around the world. ADRs and GDRs trade on developed market exchanges, such as the Hong Kong Stock Exchange, the London Stock Exchange, NASDAQ, and the New York Stock Exchange (“NYSE”). Investment in ADRs and GDRs may be less liquid than the underlying shares in their primary trading market and GDRs, many of which are issued by companies in emerging markets, may be more volatile.

DEPOSITARY RECEIPTS MAY BE “SPONSORED” OR “UNSPONSORED.” Sponsored depositary receipts are established jointly by a depositary and the underlying issuer, whereas unsponsored depositary receipts may be established by a depositary without participation by the underlying issuer. Holders of an unsponsored depositary receipt generally bear all the costs associated with establishing the unsponsored depositary receipt. In addition, the issuers of the securities underlying unsponsored depositary receipts are not obligated to disclose material information in the United States and, therefore, there may be less information available regarding such issuers and there may not be a correlation between such information and the market value of the depositary receipts.

DEPOSITARY RECEIPTS MAY BE UNREGISTERED AND UNLISTED. ADRs and GDRs may be restricted securities that can be offered and sold only to “qualified institutional buyers” under Rule 144A of the Securities Act of 1933, as amended (“Securities Act”). The Adviser will determine the liquidity of such investments where applicable pursuant to guidelines established by the Board. If a particular investment in such ADRs or GDRs is deemed illiquid, that investment will be included within the Portfolio’s limitation on investment in illiquid securities. Moreover, if adverse market conditions were to develop during the period between the Portfolio’s decision to sell these types of ADRs or GDRs and the point at which the Portfolio is permitted or able to sell such security, the Portfolio might obtain a price less favorable than the price that prevailed when it decided to sell.

FOREIGN SECURITIES INVOLVE SPECIAL RISKS AND COSTS. Investment in foreign securities may involve higher costs than investment in U.S. securities, including higher transaction and custody costs as well as the imposition of additional taxes by foreign governments. Foreign investments may also experience more rapid and extreme changes in value than investments in securities of U.S. companies and involve additional risks associated with the level of currency exchange rates, less complete financial information about the issuers, less market liquidity, more market volatility and political instability. Future political and economic developments, the possible imposition of withholding taxes on dividend income, the possible seizure or nationalization

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of foreign holdings, the possible establishment of exchange controls or freezes on the convertibility of currency, or the adoption of other governmental restrictions might adversely affect an investment in foreign securities, such as restrictions on the ability of issuers of Non-U.S. Securities to make payments of principal and interest to investors located outside the country, whether from currency blockage or otherwise. Additionally, foreign issuers may be subject to less stringent regulation, and to different accounting, auditing and recordkeeping requirements.

CURRENCY RISK. Investments in securities of foreign issuers are generally denominated in a foreign currency. As a result, changes in the value of those currencies compared to the U.S. dollar may affect (positively or negatively) the value of the Portfolio’s investments. These currency movements may occur separately from, and in response to, events that do not otherwise affect the value of the security in the issuer’s home country. The value of the Portfolio’s holdings may be influenced by currency exchange rates and exchange control regulations. The currencies of emerging market countries may experience significant declines against the U.S. dollar, and devaluation may occur subsequent to investments in these currencies by the Portfolio.

POLITICAL AND ECONOMIC RISK. Foreign securities are subject to foreign political and economic risk not associated with U.S. investments, meaning that political events (civil unrest, national elections, changes in political conditions and foreign relations, imposition of exchange controls and repatriation restrictions), social and economic events (labor strikes, rising inflation) and natural disasters could cause foreign securities to experience gains or losses. In addition, the Portfolio may be unable to enforce its ownership rights or pursue legal remedies in countries where it invests.

FOREIGN MARKET AND TRADING RISK. The trading markets for many foreign securities are not as active as U.S. markets and may have less governmental regulation and oversight. Foreign markets also may have clearance and settlement procedures that make it difficult to buy and sell securities. These factors could result in a loss by causing the Portfolio to be unable to dispose of an investment or to miss an attractive investment opportunity, or by causing Portfolio assets to be uninvested for some period of time.

CREDIT RISK. Issuers may not be able to repay the principal or interest on securities (including loans), which may result in the Portfolio losing money. There may be economic or political changes that impact the ability of issuers to repay principal and to make interest payments on securities. Changes to the financial condition or credit rating of issuers may also adversely affect the value of the assets of the Portfolio.

NON-SENIOR LOANS AND OTHER DEBT SECURITIES RISK. Secured loans that are not first lien, loans that are unsecured and debt securities are subject to many of the same risks that affect Senior Loans; however they are often unsecured and/or lower in the issuer’s capital structure than Senior Loans, and thus may be exposed to greater risk of default and lower recoveries in the event of a default. This risk can be further heightened in the case of below investment grade instruments. Additionally, most fixed-income securities are fixed-rate and thus are generally more susceptible than floating rate loans to price volatility related to changes in prevailing interest rates.

PREPAYMENT RISK. During periods of declining interest rates or narrowing credit spreads, borrowers or issuers may exercise their option to prepay principal earlier than scheduled. For fixed rate securities, such payments often occur during periods of declining interest rates, forcing the Portfolio to reinvest in lower yielding securities, resulting in a possible decline in the Portfolio’s income and distributions to shareholders. This is known as prepayment or “call” risk. Below investment grade instruments frequently have call features that allow the issuer to redeem the security at dates prior to its stated maturity at a specified price (typically greater than par) only if certain prescribed conditions are met (“call protection”). An issuer may redeem a below investment grade instrument if, for example, the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. Loans typically do not have call protection. For premium bonds (bonds acquired at prices that exceed their par or principal value), prepayment risk may be enhanced.

POTENTIAL CONFLICTS OF INTEREST RISK. The Sub-Adviser will be subject to certain conflicts of interest in its management of the Portfolio. In the ordinary course of their business activities, the Sub-Adviser and its affiliates may engage in activities where the interests of certain divisions of the Sub-Adviser and its affiliates or the interests of their clients may conflict with the interests of the Portfolio or the shareholders of the Portfolio. As part of its regular business, the Sub-Adviser or its affiliates provide a broad range of investment management, advisory, and other services. Because of such relationships, there may be certain investments that the Sub-Adviser will decline or be unable to make. In addition, employees of such affiliates may possess information relating to such issuers that is not known to the individuals at the Sub-Adviser. Those employees of the Sub-Adviser’s affiliates will not be obligated to share any such information with the Sub-Adviser and may be prohibited by law or contract from doing so. The Sub-Adviser or certain of its affiliates may come into possession of material non-public information with respect to an issuer. Should this occur, the Sub-Adviser

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would be restricted from buying or selling securities or loans of the issuer on behalf of the Portfolio until such time as the information became public or was no longer deemed material, so as to preclude the Portfolio from participating in an investment. Affiliates of the Sub-Adviser may represent creditors or debtors in proceedings under Chapter 11 of the Bankruptcy Code or prior to such filings. This involvement, for which GSO Capital Partners LP (collectively with its affiliates, “GSO”), The Blackstone Group L.P. (collectively with its affiliates, “Blackstone”) and their affiliates may be compensated, may limit or preclude the flexibility that the Portfolio may otherwise have to participate in restructurings and may force the Portfolio to sell securities issued by current or potential restructuring or reorganization clients of GSO, Blackstone and their affiliates.

LIMITATIONS ON TRANSACTIONS WITH AFFILIATES RISK. The 1940 Act limits the Portfolio’s ability to enter into certain transactions with certain of its affiliates, including affiliates of the Sub-Adviser. As a result of these restrictions, the Portfolio may be prohibited from buying or selling any security directly from or to any portfolio company of a registered investment company or private equity fund managed by any affiliate of the Sub-Adviser, including The Blackstone Group L.P. The 1940 Act also prohibits certain “joint” transactions with certain of the Sub-Adviser’s affiliates. These limitations may limit the scope of investment opportunities that would otherwise be available to the Portfolio.

LENDER LIABILITY RISK. A number of U.S. judicial decisions have upheld judgments of borrowers against lending institutions on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has violated a duty (whether implied or contractual) of good faith, commercial reasonableness and fair dealing, or a similar duty owed to the borrower or has assumed an excessive degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or shareholders. Because of the nature of its investments, the Portfolio may be subject to allegations of lender liability.

In addition, under common law principles that in some cases form the basis for lender liability claims, if a lender or bondholder (a) intentionally takes an action that results in the undercapitalization of a borrower to the detriment of other creditors of such borrower; (b) engages in other inequitable conduct to the detriment of such other creditors; (c) engages in fraud with respect to, or makes misrepresentations to, such other creditors or (d) uses its influence as a stockholder to dominate or control a borrower to the detriment of other creditors of such borrower, a court may elect to subordinate the claim of the offending lender or bondholder to the claims of the disadvantaged creditor or creditors, a remedy called “equitable subordination.”

Because affiliates of, or persons related to, the Adviser or Sub-Adviser may hold equity or other interests in obligors of the Portfolio, the Portfolio could be exposed to claims for equitable subordination or lender liability or both based on such equity or other holdings.

NON-PRINCIPAL RISKS

MONEY MARKET FUND INVESTMENTS. Although money market funds generally seek to preserve the value of their shares at $1.00 per share, it is possible that the Portfolio could lose money by investing in a money market fund. Investments in money market funds have traditionally not been and currently are not federally insured.

MASTER-FEEDER STRUCTURE RISK. The Adviser also serves as investment adviser to a Fund that invests substantially all of its assets in the Portfolio. Therefore, conflicts may arise as the Adviser fulfills its fiduciary responsibilities to the Funds and the Portfolio.

PORTFOLIO HOLDINGS

A description of the Trust’s policies and procedures with respect to the disclosure of the Portfolio’s portfolio securities is available in the SAI. In addition, the identities and quantities of the securities held by the Portfolio are disclosed on the Trust’s website.

ITEM 10. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

The Portfolios

Each Portfolio is a separate, diversified series of the SSgA Master Trust.

The Adviser

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SSgA FM serves as the investment adviser to each Portfolio and, subject to the supervision of the Board, is responsible for the investment management of the Portfolios. The Adviser provides an investment management program for each Portfolio and manages the investment of the Portfolios’ assets. The Adviser and other affiliates of State Street Corporation make up State Street Global Advisors (“SSgA”), the investment management arm of State Street Corporation. As of August 31, 2012, the Adviser managed approximately $259.06 billion in assets and SSgA managed approximately $1.94 trillion in assets. The Adviser’s principal business address is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

For the services provided to the Portfolios under the Investment Advisory Agreement, each Portfolio expects to pay the Adviser the annual fee based on a percentage of the Portfolio’s average daily net assets as set forth below:

SSgA Multi-Asset Real Return Portfolio	0.20%
SSgA Income Allocation Portfolio	0.20%
SSgA Conservative Global Allocation Portfolio	0.20%
SSgA Global Allocation Portfolio	0.20%
SSgA Aggressive Global Allocation Portfolio	0.20%
Blackstone/GSO Senior Loan Portfolio	0.30%

With respect to each Portfolio the Adviser pays all expenses of each Portfolio other than the management fee, acquired fund fees and expenses, brokerage expenses, taxes, interest, fees and expenses of the Independent Trustees (including any Trustee’s counsel fees), litigation expenses and other extraordinary expenses. The Adviser may, from time to time, waive all or a portion of its fee, although it does not currently intend to do so.

A discussion regarding the Board’s consideration of the Investment Advisory Agreement can be found in the Trust’s Annual Report to Shareholders for the period ended June 30, 2012.

Investment Sub-Adviser - Blackstone/GSO Senior Loan Portfolio

GSO / Blackstone Debt Funds Management LLC serves as the investment sub-adviser to the Blackstone/GSO Senior Loan Portfolio, and is responsible for providing the investment program for the Portfolio. The Sub-Adviser is a wholly-owned subsidiary of GSO Capital Partners LP (collectively with its affiliates, “GSO”). GSO is the credit platform of The Blackstone Group L.P. (collectively with its affiliates, “Blackstone”). Blackstone is a leading manager of private capital and provider of financial advisory services. It is one of the largest independent managers of private capital in the world, with assets under management of approximately $190.2 billion as of June 30, 2012. As of June 30, 2012, GSO’s asset management operations had aggregate assets under management of approximately $50.5 billion across multiple strategies within the leveraged finance marketplace, including Senior Loans, high yield bonds, distressed and mezzanine debt. The Sub-Adviser’s principal business address is 345 Park Avenue, 31st Floor, New York, New York 10154.

In accordance with the Sub-Advisory Agreement between the Adviser and GSO / Blackstone Debt Funds Management LLC, the Adviser pays GSO / Blackstone Debt Funds Management LLC [ ]% of the advisory fee paid by the Portfolio to the Adviser (after deducting payments to the fund service providers and fund expenses). The Portfolio is not responsible for the fees paid to GSO / Blackstone Debt Funds Management LLC.

A discussion regarding the Board’s consideration of the Sub-Advisory Agreement will be available in the Trust’s Report to Shareholders for the first fiscal period following commencement of operations of the Blackstone/GSO Senior Loan Portfolio.

SSgA Funds Management, Inc., as the investment adviser for the Portfolios, may hire one or more sub-advisers to oversee the day-to-day investment activities of the Portfolios. The sub-advisers are subject to oversight by the Adviser. The Adviser and the Trust are seeking an exemptive order from the SEC that will permit the Adviser, with the approval of the Independent Trustees of the Trust, to retain and amend existing sub-advisory agreements with unaffiliated investment sub-advisers for the Portfolios without submitting the sub-advisory agreement to a vote of the respective Portfolio’s shareholders. The Trust will notify shareholders in the event of any change in the identity of such sub-adviser or sub-advisers. The Adviser has ultimate responsibility for the investment performance of the Portfolios due to its responsibility to oversee each sub-adviser and recommend their hiring, termination and replacement. If the exemptive relief is obtained, the Adviser will not be required to disclose fees paid to sub-advisers. Approval by a Portfolio’s shareholders would be required before any authority granted under an exemptive order could be exercised.

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Portfolio Managers

The Adviser manages the Portfolios (except the Blackstone/GSO Senior Loan Portfolio) using a team of investment professionals. The team approach is used to create an environment that encourages the flow of investment ideas. The portfolio managers within each team work together in a cohesive manner to develop and enhance techniques that drive the investment process for the respective investment strategy. This approach requires portfolio managers to share a variety of responsibilities including investment strategy and analysis while retaining responsibility for the implementation of the strategy within any particular portfolio. The approach also enables the team to draw upon the resources of other groups. The Adviser’s portfolio management teams are overseen by the SSgA Investment Committee.

Robert Guiliano is a Vice President of State Street Global Advisors and a Senior Portfolio Manager in SSgA’s Investment Solutions Group. He joined the firm in November 1997 and his responsibilities include portfolio management of real asset, tactical, and strategic asset allocation strategies as well as product development, research, and assisting clients with the development of strategic investment policy. Prior to joining the GAA team, he was a portfolio manager/analyst in the Product Engineering group supporting the GAA and Currency investment management teams. Previously, he worked as an Investment Marketing Analyst for SSgA’s defined contribution group, CitiStreet. Prior to SSgA, he worked as an Assistant Relationship Representative at Funds Distributor Inc. Before entering investment management in 1996, Rob work as a Construction/Environmental Project Manager for Exxon Mobil Corporation for seven years. Rob earned a Masters in Business Administration from Boston University in 1996 with a concentration in Finance and Bachelor of Science in Mechanical Engineering from Rensselaer Polytechnic Institute in 1989 with a Minor in Economics. He is a member of the CFA Institute and Boston Security Analysts Society, and has passed Level I of the CFA examination.

Christopher J. Goolgasian is a Vice President of State Street Global Advisors and Head of U.S. Portfolio Management-Investment Solutions Group. He is responsible for developing and implementing tactical and strategic multi asset class solutions for institutional clients. Previously, Chris was an Institutional Portfolio Manager with Pyramis Global Advisors, a Fidelity Investments Company. In this role he worked with institutional clients on strategic, tactical and lifecycle portfolios. Prior to joining Fidelity in 1997, Chris spent nearly three years as a CPA with the public accounting firm Kaplan, Moran & Digennaro. Chris earned a Masters of Business Administration from Bryant University in 1997 with a concentration in Finance and a Bachelor of Arts from Bryant University in 1995 with a concentration in Accounting. He has earned the Chartered Financial Analyst designation, and is CAIA and CPA, and a member of the CFA Institute, the Boston Security Analyst Society and the Chartered Alternative Investment Analyst (CAIA) Association. He is also a professor of Finance at Bryant University.

John A. Gulino is a Principal of State Street Global Advisors and a Portfolio Manager with the Investment Solutions Group. He is responsible for investment management, research, product development, and positioning for asset allocation and real asset strategies. Prior to joining the Investment Solutions Group, John was responsible for product information management in the Interactive Sales and Marketing Team. Before joining SSgA, John spent six years with the Fidelity Investments Company. John graduated from Bryant University with a Bachelor of Science in Business Administration with a concentration in Finance. He has earned the Chartered Financial Analyst designation and is a member of the CFA Institute and Boston Security Analyst Society (BSAS).

Daniel C. Peirce is a Vice President of State Street Global Advisors (SSgA) and a Portfolio Manager with the Investment Solutions Group. He uses qualitative, quantitative, and technical disciplines to build, trade, and add value to balanced portfolios. Dan also serves as a global market strategist, working with ISG and other SSgA teams to analyze and forecast financial market developments. Prior to assuming his current position, Dan worked within the Global Fundamental Strategy group, and earlier, as a Product Engineer focusing on international equities. Before joining SSgA, Dan gained valuable experience in equity trading, global fixed income, risk management, and emerging markets at both BankBoston and DuPont. He has avidly followed the financial markets since the late 1970’s, when inflation was in the process of peaking. Dan earned a Bachelor of Science degree from Harvard, and he did graduate work at Brown, where he received a PhD in Engineering.

Ola Folarin is a Principal of State Street Global Advisors and a Portfolio Manager in the Investment Solutions Group. His responsibilities include managing strategic and tactical asset allocation portfolios. He also works on the team’s exposure management efforts. Prior to SSgA, Ola was an Associate Portfolio Manager at ProFunds Advisors where he managed a complex of levered and short mutual funds that invest strictly in derivative instruments. Before ProFunds, he was an equity analyst for PNC Advisors. Ola earned an MBA from the Wharton School, University of Pennsylvania and a BS in Electrical Engineering from California State University in Los Angeles. Ola earned the Chartered Financial Analyst designation and is a member of the CFA Institute.

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Lisa Khatri is a Principal of State Street Global Advisors and a Portfolio Manager in the Investment Solutions Group. She is responsible for developing and implementing tactical and strategic multi asset class solutions for institutional clients. Previously, Lisa was a Portfolio Assistant with Pyramis Global Advisors, a Fidelity Investments Company. In this role she supported the management of strategic, tactical and lifecycle portfolios. Lisa joined Fidelity in 2004. Lisa earned a Bachelor of Science in Business Administration from California State University, East Bay with a concentration in Finance and Accounting. She has earned the Chartered Financial Analyst designation and is a member of the CFA Institute and the Boston Securities Analyst Society.

Timothy Furbush is a Vice President of State Street Global Advisors and a Senior Portfolio Manager in SSgA’s Investment Solutions Group. He is responsible for developing and implementing customized investment approaches for clients, including strategic and tactical global balanced funds as well as equitization and overlay strategies. Prior to his current role, Tim worked for SSgA’s Intermediary Business Group as a Research Analyst providing value added research, educational tools and practice management services to financial advisors. Before rejoining SSgA in July 2007, Tim spent a year at Fidelity Investments as a Research Analyst on their Consultant Relations Team. A graduate of Stonehill College, Tim has an MS in Finance from the Sawyer School of Management at Suffolk University. He has earned both the Chartered Financial Analyst and Chartered Market Technician designations. He is a member of the CFA Institute, the Boston Securities Analysts Society and the Market Technicians Association.

Jeremiah K. Holly is a Principal of State Street Global Advisors and a Portfolio Manager with the Investment Solutions Group. He is responsible for investment management, research, and positioning for asset allocation strategies including strategic, tactical, and exposure management (overlay) portfolios. Prior to joining the Investment Solutions Group, Jerry was a Senior Product Analyst in the Consultant Relations Group where he was responsible for completing new business proposals for a range of investment strategies. Prior to joining SSgA in 2005, Jerry worked as a Research Assistant at Chmura Economics & Analytics – an economic research firm in Richmond, Virginia. Jerry graduated from the University of Richmond with a Bachelor of Arts degree in Economics. He earned the Chartered Financial Analyst designation and is a member of both the Boston Security Analysts Society and CFA Institute.

Blackstone/GSO Senior Loan Portfolio

The professionals primarily responsible for the day-to-day management of the Blackstone/GSO Senior Loan Portfolio are:

Daniel T. McMullen is a Managing Director of the Sub-Adviser and serves as a portfolio manager for the Portfolio. Since joining Blackstone in 2002, Mr. McMullen’s responsibilities have included the coordination of the group’s capital markets activities for broadly distributed transactions. Mr. McMullen serves as the group’s senior representative for a number of financial intermediaries. Before joining Blackstone, Mr. McMullen worked at CIBC World Markets, most recently as a Director and Senior Investment Analyst for the structured investment vehicles managed by Trimaran Advisors, L. L. C. Prior to that, Mr. McMullen was a Director in the Investment Banking Group at CIBC, specializing in the aerospace and defense industries. Before joining CIBC in 1996, Mr. McMullen was employed at The Chase Manhattan Bank where he worked in the Corporate Finance Healthcare Group. Mr. McMullen has earned the right to use the Chartered Financial Analyst designation and received a BA from the University of Rochester where he graduated cum laude.

Lee M. Shaiman is a Managing Director of the Sub-Adviser and serves as a portfolio manager for the Portfolio. Since joining GSO in 2005, Mr. Shaiman has been involved with the management of portfolios of senior secured bank loans and mezzanine debt securities which are held by Collateralized Debt Obligation (CDOs) and Collateralized Loan Obligation (CLOs) vehicles, and separately managed investment accounts. Before joining GSO, Mr. Shaiman worked as a Managing Director in the Debt Funds Group at the Royal Bank of Canada, and the IndoSuez Capital Division of Credit Agricole, where he was involved in the management of various structured investment vehicles. Prior to that Mr. Shaiman was a Managing Director at UBS Warburg, where he was global head of high yield capital markets, assisting corporate finance clients of the firm. Mr. Shaiman received a BA in Economics from Rutgers College with honors, where he graduated Phi Beta Kappa. Mr. Shaiman received an MS in Accounting and Taxation from the Wharton School of the University of Pennsylvania. He is a Certified Public Accountant, admitted to practice in New Jersey. He is a member of the Board of the Loan Syndication and Trading Association and a Director of the Investment Board of the Jewish Federation Foundation of Northern New Jersey.

Additional information about each portfolio manager’s compensation, other accounts managed by each portfolio manager, and each portfolio manager’s ownership of securities in the Portfolios is available in the SAI.

SERVICE PROVIDERS

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ADMINISTRATOR, CUSTODIAN AND TRANSFER AGENT. State Street Bank and Trust Company (“State Street Bank”), part of State Street Corporation, is the Administrator for the Portfolios, the Custodian for each Portfolio’s assets and serves as Transfer Agent to the Portfolio.

ITEM 11. INTERESTHOLDER INFORMATION

Determination of Net Asset Value

Each Portfolio’s net asset value (“NAV”) is calculated on each day the New York Stock Exchange (the “NYSE”) is open for trading, at the close of regular trading on the NYSE. The NAV is based on the market value of the securities held in each Portfolio. The Portfolios value each security pursuant to guidelines established by the Board of Trustees. Securities may be valued at fair value, as determined in good faith and pursuant to procedures approved by the Trust’s Board of Trustees, under certain circumstances. For example, fair value pricing may be used when market quotations are not readily available or reliable, such as when (i) trading for a security is restricted; or (ii) a significant event, as determined by the Valuation Committee, that may affect the value of one or more securities held by a Portfolio occurs after the close of a related exchange but before the determination of the Portfolio’s NAV. Attempts to determine the fair value of securities introduce an element of subjectivity to the pricing of securities. As a result, the price of a security determined through fair valuation techniques may differ from the price quoted or published by other sources and may not accurately reflect the price the Portfolio would have received had it sold the investment. To the extent that the Portfolios invest in the shares of other registered open-end investment companies that are not traded on an exchange (i.e. mutual funds), such shares are valued at their published net asset values per share as reported by the funds. The prospectuses of these funds explain the circumstances under which the funds will use fair value pricing and the effects of using fair value pricing. Because foreign securities held by some Portfolios sometimes trade on days when the Portfolios are not priced, the value of a Portfolio’s portfolio may change on days when Portfolio interests cannot be purchased or redeemed. Debt obligation securities maturing within 60 days of the valuation date are valued at amortized cost.

Purchasing Beneficial Interests

The Portfolios issue beneficial interests solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investment companies, institutional client separate accounts, 401(k) plan assets, common and commingled trust funds or collective investment trusts or similar organizations that are “accredited investors” within the meaning of Regulation D of the 1933 Act are the only investors currently permitted to invest in the Portfolios.

Investors do not pay a sales load to invest in the Portfolios. The price for Portfolio beneficial interests is the NAV next calculated after the purchase order is accepted by a Portfolio.

The minimum initial investment in each of the Portfolios is $1 million. A Portfolio may waive the minimums in its discretion. There is no minimum subsequent investment. The Portfolios intend to be as fully invested as is practicable; therefore, investments must be made either in securities (“in-kind”) acceptable to the Adviser or Federal Funds (i.e., monies credited to the account of the Portfolios’ custodian bank by a Federal Reserve Bank). (Please consult your tax adviser regarding in-kind transactions.) The Portfolios reserve the right to cease accepting investments at any time or to reject any purchase order.

In accordance with certain federal regulations, the Trust is required to obtain, verify and record information that identifies each entity that applies to open an account. For this reason, when you open (or change ownership of) an account, the Trust will request certain information, including your name, residential/business address, date of birth (for individuals) and taxpayer identification number or other government identification number and other information that will be used to verify your identity. We may also request to review other identification documents such as driver license, passport or documents showing the existence of the business entity. If you do not provide sufficient information to verify your identity, the Trust will not open an account for you. As required by law, the Trust may employ various procedures, such as comparing your information to fraud databases or requesting additional information and documentation from you, to ensure that the information supplied by you is correct. The Trust reserves the right to reject any purchase for any reason, including failure to provide the Trust with information necessary to confirm your identity as required by law.

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Redeeming Beneficial Interests

An investor may withdraw all or any portion of its investment at the NAV next determined after it submits a withdrawal request, in proper form, to the Portfolios. A Portfolio will pay the proceeds of the withdrawal either in securities or in Federal Funds at the discretion of the Adviser, normally on the next Portfolio business day after the withdrawal, but in any event no more than seven days after the withdrawal. (Please consult your tax adviser regarding in-kind transactions.) Investments in the Portfolios may not be transferred. The right of any investor to receive payment with respect to any redemption may be suspended or the payment of the redemption proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

Policies to Prevent Market Timing

Frequent purchases and redemptions of Portfolio interests may present risks for other interest holders of the Portfolios, which may include, among other things, interference in the efficient management of the Portfolios, dilution in the value of Portfolio interests held by long-term interest holders, increased brokerage and administrative costs and forcing the Portfolios to hold excess levels of cash.

The Portfolios reserve the right in their discretion to reject any purchase, in whole or in part including, without limitation, by an investor whose trading activity in Portfolio interests the Adviser believes could be harmful to a Portfolio. The Portfolios may decide to restrict purchase activity in their interests based on various factors, including, without limitation, whether frequent purchase and sale activity will disrupt portfolio management strategies and adversely affect performance. There can be no assurance that the Portfolios, the Adviser or State Street Bank will identify all frequent purchase and sale activity affecting the Portfolios.

Distributions

Dividends and Capital Gains. As a Portfolio shareholder, you are entitled to your share of a Portfolio’s income and net realized gains on its investments. Each Portfolio pays out substantially all of its net earnings to its shareholders as “distributions.”

Each Portfolio typically earns income dividends from stocks, interest from debt securities and, if participating, securities lending income. These amounts, net of expenses and taxes (if applicable), are passed along to Portfolio shareholders as “income dividend distributions.” Each Portfolio realizes capital gains or losses whenever it sells securities. Net long-term capital gains are distributed to shareholders as “capital gain distributions.”

Income dividend distributions, if any, are generally distributed by each Portfolio (except the Blackstone/GSO Senior Loan Portfolio) to shareholders quarterly, but may vary significantly from period to period. Income dividend distributions, if any, are generally distributed by the Blackstone/GSO Senior Loan Portfolio to shareholders monthly, but may also vary significantly from period to period.

Net capital gains for all Portfolios are distributed at least annually. Dividends may be declared and paid more frequently or at other times to comply with the distribution requirements of the Internal Revenue Code.

Each Portfolio intends to distribute at least annually amounts representing the full dividend yield net of expenses on the underlying investment securities as if the Portfolio had owned the underlying investment securities for the entire dividend period. As a result, some portion of each distribution may result in a return of capital. You will be notified regarding the portion of the distribution which represents a return of capital.

Tax Considerations

It is intended that each Portfolio operate and be treated as a separate partnership for U.S. federal income tax purposes and not as an “association taxable as a corporation” or a “publicly traded partnership” (as defined in Section 7704 of the Code) taxable as a corporation. As a result, the Portfolios generally are not subject to U.S. federal income tax; instead, each investor in a Portfolio is required to take into account in determining its U.S. federal income tax liability its allocable share (as determined in accordance with the governing instruments of the Trust and Subchapter K of the Internal Revenue Code and the Treasury regulations promulgated thereunder) of the Portfolio’s income, gain, loss, deductions, credits and tax preference items for any taxable year of the Portfolio ending with or within the taxable year of such investor, without regard to whether the investor has received or will receive any cash or property distributions from the Portfolio.

The Portfolios expect to manage their assets and income in such a way that any “feeder” fund investing all of its assets in a Portfolio will meet the requirements with respect to sources of income and diversification of assets for qualification as a regulated investment company under Subchapter M of the Internal Revenue Code. Investors that intend to be treated as regulated investment companies under the Code may be required to redeem Portfolio interests in order to obtain sufficient cash to meet distribution requirements for such treatment and to avoid an entity-level tax.

This discussion of certain U.S. federal income tax consequences of investing in a Portfolio is for general information only; it is not a substitute for personal tax advice. Prospective investors should consult their tax advisers regarding the specific U.S. federal tax consequences of investing in a Portfolio, as well as the effects of state, local and foreign tax law and any proposed tax law changes.

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ITEM 12. DISTRIBUTION ARRANGEMENTS

Investments in the Portfolios are not subject to any sales load or redemption fee. Assets of the Portfolios are not subject to a Rule 12b-1 fee.

The Portfolios are part of a master/feeder structure. Members of the general public may not purchase beneficial interests in the Portfolios. However, each Portfolio may sell interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each feeder fund acquires an indirect interest in the securities owned by the Portfolio and will pay a proportionate share of the Portfolio’s expenses. A feeder fund is not required to sell its shares to the public at the same price as another feeder fund. Feeder funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the feeder funds.

The Trust’s Board believes that the “master/feeder” fund structure may enable the Portfolios to reduce costs through economies of scale. A larger investment portfolio for each Portfolio may reduce certain transaction costs to the extent that contributions to and redemptions from the Portfolio by the feeder funds may offset each other and produce a lower net cash flow.

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A feeder fund’s investment in a Portfolio may, however, be adversely affected by the actions of other feeder funds. For example, if a large feeder fund reduces its investment in a Portfolio or withdraws from a Portfolio, the remaining feeder funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A feeder fund might also withdraw from a Portfolio if the Portfolio voted to change its investment objective, policies or limitations in a manner not acceptable to the directors of that feeder fund. The withdrawal of all of a feeder fund’s assets from a Portfolio may affect the investment performance of the feeder fund and the Portfolio.

The Portfolios normally will not hold meetings of investors except as required by the Investment Company Act. Each feeder fund will be entitled to vote in proportion to its interest in a Portfolio. When a feeder fund is requested to vote on matters pertaining to a Portfolio, the feeder fund will hold a meeting of its shareholders and will vote its interest in the Portfolio proportionately to the voting instructions received from the shareholders of the feeder fund.

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PART B

SSgA MASTER TRUST

(THE “TRUST”)

SSgA MULTI-ASSET REAL RETURN PORTFOLIO

SSgA INCOME ALLOCATION PORTFOLIO

SSgA CONSERVATIVE GLOBAL ALLOCATION PORTFOLIO

SSgA GLOBAL ALLOCATION PORTFOLIO

SSgA AGGRESSIVE GLOBAL ALLOCATION PORTFOLIO

BLACKSTONE/GSO SENIOR LOAN PORTFOLIO

One Lincoln Street

Boston, MA 02111

(866) 787-2257

    October 31, 2012

ITEM 14. COVER PAGE AND TABLE OF CONTENTS

This Part B of the Registration Statement (the “Part B”) relates to the Part A of the Registration Statement dated October 31, 2012, as amended from time to time thereafter (the “Part A”) for the SSgA Multi-Asset Real Return Portfolio, SSgA Income Allocation Portfolio, SSgA Conservative Global Allocation Portfolio, SSgA Global Allocation Portfolio, SSgA Aggressive Global Allocation Portfolio and the Blackstone/GSO Senior Loan Portfolio.

The Part B is not a prospectus and should be read in conjunction with the Part A, which may be obtained by telephoning or writing the Trust at the number or address above.

The Trust’s financial statements for the fiscal period ended June 30, 2012, including the independent registered public accounting firm reports thereon, are included in the Trust’s annual report and are incorporated into this Part B by reference. Copies of the Trust’s annual report may be obtained without charge by visiting the Trust’s website at www.spdrs.com or by calling 1-866-787-2257.

Portfolios not included in the Trust’s Annual Report to Shareholders for the fiscal year ending June 30, 2012 had not commenced operations as of June 30, 2012, and therefore did not have any financial information to report for the Trust’s June 30, 2012 fiscal year end.

ITEM 15. GENERAL

The Trust is an open-end management investment company that was organized as a business trust under the laws of The Commonwealth of Massachusetts on March 30, 2011. The Trust contains the following diversified series:

•	SSgA Multi-Asset Real Return Portfolio (the “Multi-Asset Real Return Portfolio”);

•	SSgA Income Allocation Portfolio (the “Income Allocation Portfolio”);

•	SSgA Conservative Global Allocation Portfolio (the “Conservative Global Allocation Portfolio”);

•	SSgA Global Allocation Portfolio (the “Global Allocation Portfolio”);

•	SSgA Aggressive Global Allocation Portfolio (the “Aggressive Global Allocation Portfolio”);

•	Blackstone/GSO Senior Loan Portfolio (the “Blackstone/GSO Senior Loan Portfolio”).

The Multi-Asset Real Return Portfolio, Income Allocation Portfolio, Conservative Global Allocation Portfolio, Global Allocation Portfolio and the Aggressive Global Allocation Portfolio are referred to in this Part B as the “Asset Allocation Portfolios.” All Portfolios together are referred to in this Part B as the “Portfolios” and each Portfolio may be referred to in context as the “Portfolio” as appropriate.

ITEM 16. DESCRIPTION OF PORTFOLIOS AND THEIR INVESTMENT OBJECTIVES, STRATEGIES AND RISKS

Each Portfolio’s Part A contains information about the investment objective and policies of that respective Portfolio of the Trust. This Part B should only be read in conjunction with the Part A of the Portfolio or Portfolios in which you intend to invest. In addition to the principal investment strategies and the principal risks of a Portfolio described in Part A, a Portfolio may employ other investment practices and may be subject to additional risks, which are described below. Each Portfolio may directly, or indirectly through its investment in an ETP, invest in any of the instruments or engage in any of the investment practices described below if such investment or activity is consistent with the Portfolio’s investment objective and permitted by the Portfolio’s stated investment policies.

PRINCIPAL INVESTMENT POLICIES

DIVERSIFICATION

Each Portfolio is classified as a “diversified” investment company under the 1940 Act. Under the 1940 Act, a diversified investment company, as to 75% of its total assets, may not purchase securities of any issuer (other than securities issued or guaranteed by the U.S. Government, its agents or instrumentalities or securities of other investment companies) if, as a result, more than 5% of its total assets would be invested in the securities of such issuer, or more than 10% of the issuer’s outstanding voting securities would be held by the investment company.

CONCENTRATION

The Portfolios do not intend to concentrate their investments in any particular industry. The Portfolios look to the Global Industry Classification Standard Level 3 (Industries) in making industry determinations.

PREFERRED SECURITIES

Each Portfolio may invest in preferred securities. Preferred securities pay fixed or adjustable rate dividends to investors, and have “preference” over common stock in the payment of dividends and the liquidation of a company’s assets. This means that a company must pay dividends on preferred stock before paying any dividends on its common stock. In order to be payable, distributions on preferred securities must be declared by the issuer’s board of directors. Income payments on typical preferred securities currently outstanding are cumulative, causing dividends and distributions to accrue even if not declared by the board of directors or otherwise made payable. There is no assurance that dividends or distributions on the preferred securities in which a Portfolio invests will be declared or otherwise made payable.

The market value of preferred securities may be affected by favorable and unfavorable changes impacting companies in the utilities and financial services sectors, which are prominent issuers of preferred securities, and by actual and anticipated changes in tax laws.

Because the claim on an issuer’s earnings represented by preferred securities may become onerous when interest rates fall below the rate payable on such securities, the issuer may redeem the securities. Thus, in declining interest rate environments in particular, a Portfolio’s holdings of higher rate-paying fixed rate preferred securities may be reduced and a Portfolio would be unable to acquire securities paying comparable rates with the redemption proceeds.

CONVERTIBLE SECURITIES

Each Portfolio may invest in convertible securities. Convertible securities are bonds, debentures, notes, preferred stocks or other securities that may be converted or exchanged (by the holder or by the issuer) into shares of the underlying common stock (or cash or securities of equivalent value) at a stated exchange ratio. A convertible security may also be called for redemption or conversion by the issuer after a particular date and under certain circumstances (including a specified price) established upon issue. If a convertible security held by a Portfolio is called for redemption or conversion, the Portfolio could be required to tender it for redemption, convert it into the underlying common stock, or sell it to a third party.

Convertible securities generally have less potential for gain or loss than common stocks. Convertible securities generally provide yields higher than the underlying common stocks, but generally lower than comparable non-convertible securities. Because of this higher yield, convertible securities generally sell at a price above their “conversion value,” which is the current market value of the stock to be received upon conversion. The difference between this conversion value and the price of convertible securities will vary over time depending on changes in the value of the underlying common stocks and interest rates. When the underlying common stocks decline in value, convertible securities will tend not to decline to the same extent because of the interest or dividend payments and the repayment of principal at maturity for certain types of convertible securities. However, securities that are convertible other than at the option of the holder generally do not limit the potential for loss to the same extent as securities convertible at the option of the holder. When the underlying common stocks rise in value, the value of convertible securities may also be expected to increase. At the same time, however, the difference between the market value of convertible securities and their conversion value will narrow, which means that the value of convertible securities will generally not increase to the same extent as the value of the underlying common stocks. Because convertible securities may also be interest-rate sensitive, their value may increase as interest rates fall and decrease as interest rates rise. Convertible securities are also subject to credit risk, and are often lower-quality securities.

BONDS

Each Portfolio may invest in bonds. A bond is an interest-bearing security issued by a company, governmental unit or, in some cases, a non-U.S. entity. The issuer of a bond has a contractual obligation to pay interest at a stated rate on specific dates and to repay principal (the bond’s face value) periodically or on a specified maturity date; provided, however, a zero coupon bond pays no interest to its holder during its life. The value of a zero coupon bond to a fund consists of the difference between such bond’s face value at the time of maturity and the price for which it was acquired, which may be an amount significantly less than its face value (sometimes referred to as a “deep discount” price).

An issuer may have the right to redeem or “call” a bond before maturity, in which case the investor may have to reinvest the proceeds at lower market rates. Most bonds bear interest income at a “coupon” rate that is fixed for the life of the bond. The value of a fixed rate bond usually rises when market interest rates fall, and falls when market interest rates rise. Accordingly, a fixed rate bond’s yield (income as a percent of the bond’s current value) may differ from its coupon rate as its value rises or falls. Fixed rate bonds generally are also subject to inflation risk, which is the risk that the value of the bond or income from the bond will be worth less in the future as inflation decreases the value of money. This could mean that, as inflation increases, the “real” value of the assets of a fund holding fixed rate bonds can decline, as can the value of the fund’s distributions. Other types of bonds bear income at an interest rate that is adjusted periodically. Because of their adjustable interest rates, the value of “floating-rate” or “variable-rate” bonds fluctuates much less in response to market interest rate movements than the value of fixed rate bonds. A fund may treat some of these bonds as having a shorter maturity for purposes of calculating the weighted average maturity of its investment portfolio. Bonds may be senior or subordinated obligations. Senior obligations generally have the first claim on a corporation’s earnings and assets and, in the event of liquidation, are paid before subordinated obligations. Bonds may be unsecured (backed only by the issuer’s general creditworthiness) or secured (also backed by specified collateral).

In addition, each Portfolio may invest in corporate bonds. The investment return of corporate bonds reflects interest on the bond and changes in the market value of the bond. The market value of a corporate bond may be affected by the credit rating of the corporation, the corporation’s performance and perceptions of the corporation in the market place. There is a risk that the issuers of the securities may not be able to meet their obligations on interest or principal payments at the time called for by such a security.

SENIOR LOANS

The Blackstone/GSO Senior Loan Portfolio invests primarily in Senior Loans. Senior Loans consist generally of obligations of companies and other entities (collectively, “borrowers”) incurred for the purpose of reorganizing the assets and liabilities of a borrower; acquiring another company; taking over control of a company (leveraged buyout); temporary refinancing; or financing internal growth or other general business purposes. Senior Loans are often obligations of borrowers who have incurred a significant percentage of debt compared to equity issued and thus are highly leveraged. The Portfolio does not treat the banks originating or acting as agents for the lenders, or granting or acting as intermediary in participation interests, in loans held by the Portfolio as the issuers of such loans.

Senior Loans may be acquired by direct investment as a lender at the inception of the loan or by assignment of a portion of a loan previously made to a different lender or by purchase of a participation interest. If the Portfolio makes a direct investment in a Senior Loan as one of the lenders, it generally acquires the loan at or below par. This means the Portfolio receives a return at or above the full interest rate for the loan. If the Portfolio acquires its interest in Senior Loans in the secondary market or acquires a participation interest, the loans may be purchased or sold above, at, or below par, which can result in a yield that is below, equal to, or above the stated interest rate of the loan. At times, the Portfolio may be able to invest in Senior Loans only through assignments or participations.

When the Portfolio is a purchaser of an assignment, it succeeds to all the rights and obligations under the loan agreement of the assigning lender and becomes a lender under the loan agreement with the same rights and obligations as the assigning lender. These rights include the ability to vote along with the other lenders on such matters as enforcing the terms of the loan agreement (e.g., declaring defaults, initiating collection action, etc.). Taking such actions typically requires at least a vote of the lenders holding a majority of the investment in the loan and may require a vote by lenders holding two-thirds or more of the investment in the loan. Because the Portfolio usually does not hold a majority of the investment in any loan, it will not be able by itself to control decisions that require a vote by the lenders.

A participation interest represents a fractional interest in a loan held by the lender selling the Portfolio the participation interest. In the case of participations, the Portfolio will not have any direct contractual relationship with the borrower, the Portfolio’s rights to consent to modifications of the loan are limited and it is dependent upon the participating lender to enforce the Portfolio’s rights upon a default. The Portfolio will have the right to receive payments of principal, interest, and any fees to which it is entitled only from the lender selling the participation and only upon receipt by the lender of the payments from the borrower.

The Portfolio may be subject to the credit of both the agent and the lender from whom the Portfolio acquires a participation interest. These credit risks may include delay in receiving payments of principal and interest paid by the borrower to the agent or, in the case of a participation, offsets by the lender’s regulator against payments received from the borrower. In the event of the borrower’s bankruptcy, the borrower’s obligation to repay the loan may be subject to defenses that the borrower can assert as a result of improper conduct by the agent.

Historically, the amount of public information available about a specific Senior Loan has been less extensive than if the loan were registered or exchange-traded.

The loans in which the Portfolio will invest will, in most instances, be Senior Loans, which are secured and senior to other indebtedness of the borrower. Each Senior Loan will generally be secured by collateral such as accounts receivable, inventory, equipment, real estate, intangible assets such as trademarks, copyrights and patents, and securities of subsidiaries or affiliates. The value of the collateral generally will be determined by reference to financial statements of the borrower, by an independent appraisal, by obtaining the market value of such collateral, in the case of cash or securities if readily ascertainable, or by other customary valuation techniques considered appropriate by the Adviser. The value of collateral may decline after the Portfolio’s investment, and collateral may be difficult to sell in the event of default. Consequently, the Portfolio may not receive all the payments to which it is entitled. By virtue of their senior position and collateral, Senior Loans typically provide lenders with the first right to cash flows or proceeds from the sale of a borrower’s collateral if the borrower becomes insolvent (subject to the limitations of bankruptcy law, which may provide higher priority to certain claims such as employee salaries, employee pensions, and taxes). This means Senior Loans are generally repaid before unsecured bank loans, corporate bonds, subordinated debt, trade creditors, and preferred or common stockholders. To the extent that the Portfolio invests in unsecured loans, if the borrower defaults on such loan, there is no specific collateral on which the lender can foreclose. If the borrower defaults on a subordinated loan, the collateral may not be sufficient to cover both the senior and subordinated loans.

Senior Loans will usually require, in addition to scheduled payments of interest and principal, the prepayment of the Senior Loan from free cash flow, as further described below. The degree to which borrowers prepay Senior Loans, whether as a contractual requirement or at their election, may be affected by general business conditions, the financial condition of the borrower and competitive conditions among loan investors, among others. As such, prepayments cannot be predicted with accuracy. Recent market conditions, including falling default rates among others, have led to increased prepayment frequency and loan renegotiations. These renegotiations are often on terms more favorable to borrowers. Upon a prepayment, either in part or in full, the actual outstanding debt on which the Portfolio derives interest income will be reduced. However, the Portfolio may receive a prepayment penalty fee assessed against the prepaying borrower.

Senior Loans typically pay interest at least quarterly at rates which equal a fixed percentage spread over a base rate such as the London Inter-Bank Offered Rate (“LIBOR”). For example, if LIBOR were 0.3% and the borrower was paying a fixed spread of 2.50%, the total interest rate paid by the borrower would be 2.80%. Additionally, many Senior Loans also have a minimum base rate, or floor, which will be used if the actual base rate is below this minimum base rate. This measure is designed to ensure lenders receive a minimum interest rate in periods of low interest rates. By illustration, if LIBOR were 0.3% and the borrower was paying a fixed spread of 2.50%, the total interest rate paid by the borrower would be 2.80%. However, if the same Senior Loan had a LIBOR floor of 1.50%, then 1.50% would be used as the base rate notwithstanding that LIBOR was currently at 0.3%, thereby making the interest rate paid the borrower 4.00% (1.50% LIBOR floor base rate plus 2.50% fixed spread). During periods when LIBOR is greater than the LIBOR floor, the LIBOR floor would have no impact on the interest rate paid by the borrower. Not all Senior Loans have LIBOR floors and this feature is a relatively recent invention which may not persist in future issuances of Senior Loans.

Although a base rate such as LIBOR can change every day, loan agreements for Senior Loans typically allow the borrower the ability to choose how often the base rate for its loan will reset. A single loan may have multiple reset periods at the same time, with each reset period applicable to a designated portion of the loan. Such reset periods can range from one day to one year, with most borrowers choosing monthly or quarterly reset periods. During periods of rising interest rates, borrowers will tend to choose longer reset periods, and during periods of declining interest rates, borrowers will tend to choose shorter reset periods. The fixed spread over the base rate on a Senior Loan typically does not change.

Senior Loans generally are arranged through private negotiations between a borrower and several financial institutions represented by an agent who is usually one of the originating lenders. In larger transactions, it is common to have several agents; however, generally only one such agent has primary responsibility for ongoing administration of a Senior Loan. Agents are typically paid fees by the borrower for their services.

The agent is primarily responsible for negotiating the loan agreement which establishes the terms and conditions of the Senior Loan and the rights of the borrower and the lenders. The agent also is responsible for monitoring collateral and for exercising remedies available to the lenders such as foreclosure upon collateral.

Loan agreements may provide for the termination of the agent’s agency status in the event that it fails to act as required under the relevant loan agreement, becomes insolvent, enters Federal Deposit Insurance Corporation (“FDIC”) receivership or, if not FDIC insured, enters into bankruptcy. Should such an agent, lender or assignor with respect to an assignment interpositioned between the Portfolio and the borrower become insolvent or enter FDIC receivership or bankruptcy, any interest in the Senior Loan of such person and any loan payment held by such person for the benefit of the Portfolio should not be included in such person’s or entity’s bankruptcy estate. If, however, any such amount were included in such person’s or entity’s bankruptcy estate, the Portfolio would incur certain costs and delays in realizing payment or could suffer a loss of principal or interest. In this event, the Portfolio could experience a decrease in the NAV.

Most borrowers pay their debts from cash flow generated by their businesses. If a borrower’s cash flow is insufficient to pay its debts, it may attempt to restructure its debts rather than sell collateral. Borrowers may try to restructure their debts by filing for protection under the federal bankruptcy laws or negotiating a work-out. If a borrower becomes involved in a bankruptcy proceeding, access to collateral may be limited by bankruptcy and other laws. Such action by a court could be based, for example, on a “fraudulent conveyance” claim to the effect that the borrower did not receive fair consideration for granting the security interest in the loan collateral to the Portfolio. If a court decides that access to collateral is limited or void, the Portfolio may not recover the full amount of principal and interest that is due.

A borrower must comply with certain restrictive covenants contained in the loan agreement. In addition to requiring the scheduled payment of principal and interest, these covenants may include restrictions on the payment of dividends and other distributions to the borrower’s shareholders, provisions requiring compliance with specific financial ratios, and limits on total indebtedness. The agreement may also require the prepayment of the loans from excess cash flow. A breach of a covenant that is not waived by the agent (or lenders directly) is normally an event of default, which provides the agent and lenders the right to call for repayment of the outstanding loan. The typical practice of an agent or a loan investor in relying exclusively or primarily on reports from the borrower to monitor the borrower’s compliance with covenants may involve a risk of fraud by the borrower.

In the process of buying, selling and holding Senior Loans, the Portfolio may receive and/or pay certain fees. These fees are in addition to interest payments received and may include facility fees, commitment fees, commissions and prepayment penalty fees. When the Portfolio buys or sells a Senior Loan it may pay a facility fee. On an ongoing basis, the Portfolio may receive a commitment fee based on the undrawn portion of the underlying line of credit portion of a Senior Loan. In certain circumstances, the Portfolio may receive a prepayment penalty fee upon prepayment of a Senior Loan. Other fees received by the Portfolio may include covenant waiver fees, covenant modification fees or other consent or amendment fees.

Notwithstanding its intention in certain situations to not receive material, non-public information with respect to its management of investments in Senior Loans, the Adviser and/or Sub-Adviser may from time to time come into possession of material, non-public information about the issuers of loans that may be held in the Portfolio. Possession of such information may in some instances occur despite the Adviser’s and/or Sub-Adviser’s efforts to avoid such possession, but in other instances the Adviser and/or Sub-Adviser may choose to receive such information (for example, in connection with participation in a creditors’ committee with respect to a financially distressed issuer). The Adviser’s and/or Sub-Adviser’s ability to trade in these Senior Loans for the account of the Portfolio could potentially be limited by its possession of such information. Such limitations on the Adviser’s and/or Sub-Adviser’s ability to trade could have an adverse effect on the Portfolio by, for example, preventing the Portfolio from selling a Senior Loan that is experiencing a material decline in value. In some instances, these trading restrictions could continue in effect for a substantial period of time.

The loan market, as represented by the S&P/LSTA (Loan Syndications and Trading Association) Leveraged Loan Index, experienced significant growth in terms of number and aggregate volume of loans outstanding since the inception of the index in 1997. In 1997, the total amount of loans in the market aggregated less than $10 billion. By April of 2000, it had grown to over $100 billion, and by July of 2007 the market had grown to over $500 billion. The size of the market peaked in November of 2008 at $594 billion. During this period, the demand for loans and the number of investors participating in the loan market also increased significantly.

Since 2008, the aggregate size of the market has contracted, characterized by limited new loan issuance and payoffs of outstanding loans. From the peak in 2008 through July 2010, the overall size of the loan market contracted by approximately 15%. The number of market participants also decreased during that period. There can be no assurance that the size of the loan market, and the number of participants, will return to earlier levels.

An increase in demand for Senior Loans may benefit the Portfolio by providing increased liquidity for such loans and higher sales prices, but it may also adversely affect the rate of interest payable on such loans acquired by the Portfolio and the rights provided to the Portfolio under the terms of the applicable loan agreement, and may increase the price of loans that the Portfolio wishes to purchase in the secondary market. A decrease in the demand for Senior Loans may adversely affect the price of loans in the Portfolio’s portfolio, which could cause the Portfolio’s net asset value to decline.

The Portfolio may acquire interests in Senior Loans which are designed to provide temporary or “bridge” financing to a borrower pending the sale of identified assets or the arrangement of longer-term loans or the issuance and sale of debt obligations. The Portfolio may also invest in Senior Loans of borrowers that have obtained bridge loans from other parties. A borrower’s use of bridge loans involves a risk that the borrower may be unable to locate permanent financing to replace the bridge loan, which may impair the borrower’s perceived creditworthiness. Bridge loans may have less liquidity than other Senior Loans that were issued to fund corporate purposes on a longer term basis.

Although not anticipated in the normal course, the Portfolio may occasionally acquire warrants and other equity securities as part of a unit combining a Senior Loan and equity securities of a borrower or its affiliates. The acquisition of such equity securities will only be incidental to the Portfolio’s purchase of a Senior Loan. The Portfolio may also acquire equity securities or credit securities (including non-dollar denominated equity or credit securities) issued in exchange for a Senior Loan or issued in connection with the debt restructuring or reorganization of a Borrower, or if such acquisition, in the judgment of the Adviser may enhance the value of a Senior

Loan or would otherwise be consistent with the Portfolio’s investment policies. Such warrants and equity securities will typically have limited value and there is no assurance that such securities will ever obtain value.

OTHER LOANS

The Blackstone/GSO Senior Loan Portfolio may invest in secured loans that are not first lien and loans that are unsecured. These loans have the same characteristics as Senior Loans except that such loans are not first in priority of repayment and/or are not secured by collateral. Accordingly, the risks associated with these loans are higher than the risks for loans with first priority over the collateral. Because these loans are lower in priority and/or unsecured, they are subject to the additional risk that the cash flow of the borrower may be insufficient to meet scheduled payments after giving effect to the secured obligations of the borrower. In the event of default on such a loan, the first priority lien holder has first claim to the underlying collateral of the loan. It is possible that no value would remain for the holders of secured loans that are not first lien and loans that are unsecured and therefore result in a loss of investment to the Portfolio.

Secured loans that are not first lien and loans that are unsecured generally have greater price volatility than Senior Loans and may be less liquid. There is also a possibility that originators will not be able to sell participations in these loans, which would create greater credit risk exposure for the holders of such loans. Secured loans that are not first lien and loans that are unsecured share the same risks as other below investment grade instruments.

COLLATERALIZED LOAN OBLIGATIONS (“CLOs”)

Each Portfolio (except the Blackstone/GSO Senior Loan Portfolio) may invest in CLOs. A CLO is a financing company (generally called a Special Purpose Vehicle or “SPV”), created to reapportion the risk and return characteristics of a pool of assets. While the assets underlying CLOs are typically Senior Loans, the assets may also include (i) unsecured loans, (ii) other debt securities that are rated below investment grade, (iii) debt tranches of other CLOs and (iv) equity securities incidental to investments in Senior Loans. When investing in CLOs, a Portfolio will not invest in equity tranches, which are the lowest tranche. However, a Portfolio may invest in lower debt tranches of CLOs, which typically experience a lower recovery, greater risk of loss or deferral or non-payment of interest than more senior debt tranches of the CLO. In addition, a Portfolio intends to invest in CLOs consisting primarily of individual Senior Loans of borrowers and not repackaged CLO obligations from other high risk pools. The underlying Senior Loans purchased by CLOs are generally performing at the time of purchase but may become non-performing, distressed or defaulted. CLOs with underlying assets of non-performing, distressed or defaulted loans are not contemplated to comprise a significant portion of a Portfolio’s investments in CLOs. The key feature of the CLO structure is the prioritization of the cash flows from a pool of debt securities among the several classes of the CLO. The SPV is a company founded solely for the purpose of securitizing payment claims arising out of this diversified asset pool. On this basis, marketable securities are issued by the SPV which, due to the diversification of the underlying risk, generally represent a lower level of risk than the original assets. The redemption of the securities issued by the SPV typically takes place at maturity out of the cash flow generated by the collected claims.

Holders of CLOs bear risks of the underlying investments, index or reference obligation and are subject to counterparty risk.

A Portfolio may have the right to receive payments only from the CLOs, and generally does not have direct rights against the issuer or the entity that sold the assets to be securitized. While certain CLOs enable the investor to acquire interests in a pool of securities without the brokerage and other expenses associated with directly holding the same securities, investors in CLOs generally pay their share of the CLO’s administrative and other expenses. Although it is difficult to predict whether the prices of indices and securities underlying a CLO will rise or fall, these prices (and, therefore, the prices of CLOs) will be influenced by the same types of political and economic events that affect issuers of securities and capital markets generally. If the issuer of a CLO uses shorter term financing to purchase longer term securities, the issuer may be forced to sell its securities at below market prices if it experiences difficulty in obtaining short-term financing, which may adversely affect the value of the CLOs owned by a Portfolio.

Certain CLOs may be thinly traded or have a limited trading market. CLOs are typically privately offered and sold. As a result, investments in CLOs may be characterized by a Portfolio as illiquid securities. In addition to the general risks associated with debt securities discussed herein, CLOs carry additional risks, including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the possibility that the investments in CLOs are subordinate to other classes or tranches thereof; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.

HIGH YIELD SECURITIES

Each Portfolio may invest in high yield debt securities. Investment in high yield securities generally provides greater income and increased opportunity for capital appreciation than investments in higher quality securities, but they also typically entail greater price volatility and credit risk. These high yield securities are regarded as predominantly speculative with respect to the issuer’s continuing ability to meet principal and interest payments. Analysis of the creditworthiness of issuers of debt securities that are high yield may be more complex than for issuers of higher quality debt securities. In addition, high yield securities are often issued by smaller, less creditworthy companies or by highly leveraged (indebted) firms, which are generally less able than more financially stable firms to make scheduled payments of interest and principal. The risks posed by securities issued under such circumstances are substantial.

Investing in high yield debt securities involves risks that are greater than the risks of investing in higher quality debt securities. These risks include: (i) changes in credit status, including weaker overall credit conditions of issuers and risks of default; (ii) industry, market and economic risk; and (iii) greater price variability and credit risks of certain high yield securities such as zero coupon and payment-in-kind securities. While these risks provide the opportunity for maximizing return over time, they may result in greater volatility of the value of a Portfolio than a fund that invests in higher-rated securities.

Furthermore, the value of high yield securities may be more susceptible to real or perceived adverse economic, company or industry conditions than is the case for higher quality securities. The market values of certain of these lower-rated and unrated debt securities tend to reflect individual corporate developments to a greater extent than do higher-rated securities which react primarily to fluctuations in the general level of interest rates, and tend to be more sensitive to economic conditions than are higher-rated securities. Adverse market, credit or economic conditions could make it difficult at certain times to sell certain high yield securities held by a Portfolio.

The secondary market on which high yield securities are traded may be less liquid than the market for higher grade securities. Less liquidity in the secondary trading market could adversely affect the price at which a Portfolio could sell a high yield security, and could adversely affect the daily net asset value per share of a Portfolio. When secondary markets for high yield securities are less liquid than the market for higher grade securities, it may be more difficult to value the securities because there is less reliable, objective data available.

The use of credit ratings as a principal method of selecting high yield securities can involve certain risks. For example, credit ratings evaluate the safety of principal and interest payments, not the market value risk of high yield securities. Also, credit rating agencies may fail to change credit ratings in a timely fashion to reflect events since the security was last rated.

SOVEREIGN DEBT OBLIGATIONS

Each Portfolio (except the Blackstone/GSO Senior Loan Portfolio) may invest in sovereign debt. Sovereign debt obligations are issued or guaranteed by foreign governments or their agencies. Sovereign debt may be in the form of conventional securities or other types of debt instruments such as loans or loan participations. Governmental entities responsible for repayment of the debt may be unable or unwilling to repay principal and pay interest when due, and may require renegotiation or reschedule of debt payments. In addition, prospects for repayment of principal and payment of interest may depend on political as well as economic factors. Although some sovereign debt, such as Brady Bonds, is collateralized by U.S. Government securities, repayment of principal and payment of interest is not guaranteed by the U.S. Government.

U.S. GOVERNMENT OBLIGATIONS

Each Portfolio may invest in U.S. Government obligations. U.S. Government obligations are a type of bond. U.S. Government obligations include securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities.

One type of U.S. Government obligation, U.S. Treasury obligations, are backed by the full faith and credit of the U.S. Treasury and differ only in their interest rates, maturities, and times of issuance. U.S. Treasury bills have initial maturities of one year or less; U.S. Treasury notes have initial maturities of one to ten years; and U.S. Treasury bonds generally have initial maturities of greater than ten years.

Other U.S. Government obligations are issued or guaranteed by agencies or instrumentalities of the U.S. Government including, but not limited to, Federal National Mortgage Association (“Fannie Mae”), the Government National Mortgage Association (“Ginnie Mae”), the Small Business Administration, the Federal Farm Credit Administration, the Federal Home Loan Mortgage Corporation (“Freddie

Mac”), the Federal Home Loan Banks (“FHLB”), Banks for Cooperatives (including the Central Bank for Cooperatives), the Federal Land Banks, the Federal Intermediate Credit Banks, the Tennessee Valley Authority, the Export-Import Bank of the United States, the Commodity Credit Corporation, the Federal Financing Bank, the Student Loan Marketing Association, the National Credit Union Administration and the Federal Agricultural Mortgage Corporation (Farmer Mac). Some obligations issued or guaranteed by U.S. Government agencies and instrumentalities, including, for example, Ginnie Mae pass-through certificates, are supported by the full faith and credit of the U.S. Treasury. Other obligations issued by or guaranteed by federal agencies, such as those securities issued by Fannie Mae, are supported by the discretionary authority of the U.S. Government to purchase certain obligations of the federal agency, while other obligations issued by or guaranteed by federal agencies, such as those of the Federal Home Loan Banks, are supported by the right of the issuer to borrow from the U.S. Treasury, while the U.S. Government provides financial support to such U.S. Government-sponsored federal agencies, no assurance can be given that the U.S. Government will always do so, since the U.S. Government is not so obligated by law.

On September 7, 2008, the U.S. Treasury announced a federal takeover of Fannie Mae and Freddie Mac, placing the two federal instrumentalities in conservatorship. Under the takeover, the U.S. Treasury agreed to acquire $1 billion of senior preferred stock of each instrumentality and obtained warrants for the purchase of common stock of each instrumentality (the “Senior Preferred Stock Purchase Agreement” or “Agreement”). Under the Agreement, the U.S. Treasury pledged to provide up to $200 billion per instrumentality as needed, including the contribution of cash capital to the instrumentalities in the event their liabilities exceed their assets. This was intended to ensure that the instrumentalities maintain a positive net worth and meet their financial obligations, preventing mandatory triggering of receivership. On December 24, 2009, the U.S. Treasury announced that it was amending the Agreement to allow the $200 billion cap on the U.S. Treasury’s funding commitment to increase as necessary to accommodate any cumulative reduction in net worth over the next three years. As a result of this Agreement, the investments of holders, including applicable Portfolios, of mortgage-backed securities and other obligations issued by Fannie Mae and Freddie Mac are protected to the extent of such commitment.

VARIABLE RATE DEMAND OBLIGATIONS

Each Portfolio may invest in Variable Rate Demand Obligations (VRDO). VRDOs are short-term tax exempt fixed income instruments whose yield is reset on a periodic basis. VRDO securities tend to be issued with long maturities of up to 30 or 40 years; however, they are considered short-term instruments because they include a put feature which coincides with the periodic yield reset. For example, a VRDO whose yield resets weekly will have a put feature that is exercisable upon seven days notice. VRDOs are put back to a bank or other entity that serves as a liquidity provider, who then tries to resell the VRDOs or, if unable to resell, holds them in its own inventory. VRDOs are generally supported by either a Letter of Credit or a Stand-by Bond Purchase Agreement to provide credit enhancement.

INFLATION-PROTECTED OBLIGATIONS

The Portfolios may invest in inflation-protected public obligations, commonly known as “TIPS,” of the U.S. Treasury, as well as TIPS of major governments and emerging market countries, excluding the United States. TIPS are a type of security issued by a government that are designed to provide inflation protection to investors. TIPS are income-generating instruments whose interest and principal payments are adjusted for inflation – a sustained increase in prices that erodes the purchasing power of money. The inflation adjustment, which is typically applied monthly to the principal of the bond, follows a designated inflation index, such as the Consumer Price Index. A fixed coupon rate is applied to the inflation-adjusted principal so that as inflation rises or falls, both the principal value and the interest payments will increase or decrease. This can provide investors with a hedge against inflation, as it helps preserve the purchasing power of an investment. Because of this inflation adjustment feature, inflation-protected bonds typically have lower yields than conventional fixed-rate bonds.

MORTGAGE PASS-THROUGH SECURITIES

The Portfolios may each invest a substantial portion of its assets in U.S. agency mortgage pass-through securities. The term “U.S. agency mortgage pass-through security” refers to a category of pass-through securities backed by pools of mortgages and issued by one of several U.S. Government-sponsored enterprises: the Ginnie Mae, Fannie Mae or Freddie Mac. In the basic mortgage pass-through structure, mortgages with similar issuer, term and coupon characteristics are collected and aggregated into a “pool” consisting of multiple mortgage loans. The pool is assigned a CUSIP number and undivided interests in the pool are traded and sold as pass-through securities. The holder of the security is entitled to a pro rata share of principal and interest payments (including unscheduled prepayments) from the pool of mortgage loans.

An investment in a specific pool of pass-through securities requires an analysis of the specific prepayment risk of mortgages within the covered pool (since mortgagors typically have the option to prepay their loans). The level of prepayments on a pool of mortgage securities is difficult to predict and can impact the subsequent cash flows and value of the mortgage pool. In addition, when trading specific mortgage pools, precise execution, delivery and settlement arrangements must be negotiated for each transaction. These factors combine to make trading in mortgage pools somewhat cumbersome.

For the foregoing and other reasons, the Portfolios seek to obtain exposure to U.S. agency mortgage pass-through securities primarily through the use of “to-be-announced” or “TBA transactions.” “TBA” refers to a commonly used mechanism for the forward settlement of U.S. agency mortgage pass-through securities, and not to a separate type of mortgage-backed security. Most transactions in mortgage pass-through securities occur through the use of TBA transactions. TBA transactions generally are conducted in accordance with widely-accepted guidelines which establish commonly observed terms and conditions for execution, settlement and delivery. In a TBA transaction, the buyer and seller decide on general trade parameters, such as agency, settlement date, par amount, and price. The actual pools delivered generally are determined two days prior to settlement date. Each Portfolio intends to use TBA transactions in several ways. For example, each Portfolio expects that it will regularly enter into TBA agreements and “roll over” such agreements prior to the settlement date stipulated in such agreements. This type of TBA transaction is sometimes known as a “TBA roll.” In a “TBA roll” a Portfolio generally will sell the obligation to purchase the pools stipulated in the TBA agreement prior to the stipulated settlement date and will enter into a new TBA agreement for future delivery of pools of mortgage pass-through securities. In addition, a Portfolio may enter into TBA agreements and settle such transactions on the stipulated settlement date by accepting actual receipt or delivery of the pools of mortgage pass-through securities stipulated in the TBA agreement.

Default by or bankruptcy of a counterparty to a TBA transaction would expose a Portfolio to possible loss because of adverse market action, expenses or delays in connection with the purchase or sale of the pools of mortgage pass-through securities specified in the TBA transaction. To minimize this risk, a Portfolio will enter into TBA transactions only with established counterparties (such as major broker-dealers) and the Adviser will monitor the creditworthiness of such counterparties. In addition, a Portfolio may accept assignments of TBA transactions from Authorized Participants (as defined below) from time to time. A Portfolio’s use of “TBA rolls” may cause the Portfolio to experience higher portfolio turnover, higher transaction costs and to pay higher capital gain distributions to shareholders (which may be taxable) than other funds.

The Portfolios intend to invest cash pending settlement of any TBA transactions in money market instruments, repurchase agreements, commercial paper (including asset-backed commercial paper) or other high-quality, liquid short-term instruments, which may include money market funds affiliated with the Adviser.

ASSET-BACKED AND COMMERCIAL MORTGAGE-BACKED SECURITIES

The Portfolios may invest in asset-backed and commercial mortgaged-backed securities. Asset-backed securities are securities backed by installment contracts, credit-card receivables or other assets. Commercial mortgage-backed securities are securities backed by commercial real estate properties. Both asset-backed and commercial mortgage-backed securities represent interests in “pools” of assets in which payments of both interest and principal on the securities are made on a regular basis. The payments are, in effect, “passed through” to the holder of the securities (net of any fees paid to the issuer or guarantor of the securities). The average life of asset-backed and commercial mortgage-backed securities varies with the maturities of the underlying instruments and, as a result of prepayments, can often be less than the original maturity of the assets underlying the securities. For this and other reasons, an asset-backed and commercial mortgage-backed security’s stated maturity may be shortened, and the security’s total return may be difficult to predict precisely.

FOREIGN CURRENCY TRANSACTIONS

The Portfolios (except the Blackstone/GSO Senior Loan Portfolio) may conduct foreign currency transactions on a spot (i.e., cash) or forward basis (i.e., by entering into forward contracts to purchase or sell foreign currencies). Although foreign exchange dealers generally do not charge a fee for such conversions, they do realize a profit based on the difference between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency at one rate, while offering a lesser rate of exchange should the counterparty desire to resell that currency to the dealer. Forward contracts are customized transactions that require a specific amount of a currency to be delivered at a specific exchange rate on a specific date or range of dates in the future and can have substantial price volatility. Forward contracts are generally traded in an interbank market directly between currency traders (usually large commercial banks) and their customers. The parties to a forward contract may agree to offset or terminate the contract before its maturity, or may hold the contract to maturity and complete the contemplated currency exchange. At the discretion of the Adviser, the Portfolios may enter into forward currency exchange contracts for hedging purposes to help reduce the risks and volatility caused by changes in foreign currency exchange rates, or to gain exposure to certain currencies. When used for hedging purposes, they tend to limit any potential gain that may be realized if the value of the Portfolio’s foreign holdings increases because of currency fluctuations.

BUILD AMERICA BONDS

Each Portfolio may invest a portion of its assets in Build America Bonds. Build America Bonds offer an alternative form of financing to state and local governments whose primary means for accessing the capital markets has historically been through the issuance of tax-free municipal bonds. The Build America Bond program allows state and local governments to issue taxable bonds for capital projects and to receive a direct federal subsidy payment from the Treasury Department for a portion of their borrowing costs. There are two general types of Build America Bonds. The first type of Build America Bond provides a Federal subsidy through Federal tax credits to investors in the bonds in an amount equal to 35 percent of the total coupon interest payable by the issuer on taxable governmental bonds (net of the tax credit), which represents a Federal subsidy to the state or local governmental issuer equal to approximately 25 percent of the total return to the investor (including the coupon interest paid by the issuer and the tax credit). The second type of Build America Bond provides a Federal subsidy through a refundable tax credit paid to state or local governmental issuers by the Treasury Department and the IRS in an amount equal to 35 percent (or 45 percent in the case of Recovery Zone Economic Development Bonds) of the total coupon interest payable to investors in these taxable bonds.

Issuance of Build America Bonds ceased on December 31, 2010. The Build America Bonds outstanding continue to be eligible for the federal interest rate subsidy, which continues for the life of the Build America Bonds; however, no bonds issued following expiration of the Build America Bond program are eligible for the federal tax subsidy.

EXCHANGE-TRADED PRODUCTS

ETPs include exchange traded funds (“ETFs”) registered under the Investment Company Act of 1940, as amended (the “1940 Act”), exchange traded commodity trusts; and exchange traded notes (“ETNs”). The Adviser may receive management or other fees from the ETPs (“Affiliated ETPs”) in which the Portfolios may invest, as well as a management fee for managing the Portfolios. It is possible that a conflict of interest among the Portfolios and Affiliated ETPs could affect how the Adviser fulfills its fiduciary duties to the Portfolios and the Affiliated ETPs. Because the amount of the investment management fees to be retained by the Adviser may differ depending upon the Affiliated ETPs in which a Portfolio invests, there is a conflict of interest for the Adviser in selecting the Affiliated ETP. In addition, the Adviser may have an incentive to take into account the effect on an Affiliated ETP in which a Portfolio may invest in determining whether, and under what circumstances, to purchase or sell shares in that Affiliated ETP. Although the Adviser takes steps to address the conflicts of interest, it is possible that the conflicts could impact the Portfolios.

Each Portfolio may invest in new ETPs or ETPs that have not yet established a deep trading market at the time of investment. Shares of such ETPs may experience limited trading volume and less liquidity, in which case the “spread” (the difference between bid price and ask price) may be higher.

INVESTMENT COMPANIES

Each Portfolio may invest in the securities of other investment companies, including affiliated funds, money market funds and closed-end funds, subject to applicable limitations under Section 12(d)(1) of the 1940 Act. Pursuant to Section 12(d)(1), a fund may invest in the securities of another investment company (the “acquired company”) provided that the fund, immediately after such purchase or acquisition, does not own in the aggregate: (i) more than 3% of the total outstanding voting stock of the acquired company; (ii) securities issued by the acquired company having an aggregate value in excess of 5% of the value of the total assets of the fund; (iii) securities issued by the acquired company and all other investment companies (other than Treasury stock of the fund) having an aggregate value in excess of 10% of the value of the total assets of the fund; or (iv) in the case of investment in a closed-end fund, more than 10% of the total outstanding voting stock of the acquired company. A fund may also invest in the securities of other investment companies if such securities are the only investment securities held by the fund, such as through a master-feeder arrangement. Each Portfolio currently pursues its respective investment objective through such an arrangement. To the extent allowed by law, regulation, a Portfolio’s investment restrictions and the Trust’s exemptive relief, a Portfolio may invest its assets in securities of investment companies that are affiliated funds and/or money market funds in excess of the limits discussed above.

To the extent a fund invests in and, thus, is a shareholder of, another investment company, the fund’s shareholders will indirectly bear the fund’s proportionate share of the fees and expenses paid by such other investment company, including advisory fees, in addition to both the management fees payable directly by the fund to the fund’s own investment adviser and the other expenses that the fund bears directly in connection with the fund’s own operations.

EXCHANGE-TRADED FUNDS

Each Portfolio may invest in exchange-traded funds (including ETFs managed by the Adviser). ETFs may be structured as investment companies that are registered under the 1940 Act, typically as open-end funds or unit investment trusts. These ETFs are generally based on specific domestic and foreign market securities indices. An “index-based ETF” seeks to provide investment results that match the performance of an index by holding in its portfolio either the contents of the index or a representative sample of the securities in the index. An “enhanced ETF” seeks to provide investment results that match a positive or negative multiple of the performance of an underlying index. In seeking to provide such results, an ETF and, in particular, an enhanced ETF, may engage in short sales of securities included in the underlying index and may invest in derivatives instruments, such as equity index swaps, futures contracts, and options on securities, futures contracts, and stock indices. Alternatively, ETFs may be structured as grantor trusts or other forms of pooled investment vehicles that are not registered or regulated under the 1940 Act. These ETFs typically hold commodities, precious metals, currency or other non-securities investments. ETFs, like mutual funds, have expenses associated with their operation, such as advisory and custody fees. When a fund invests in an ETF, in addition to directly bearing expenses associated with its own operations, including the brokerage costs associated with the purchase and sale of shares of the ETF, the fund will bear a pro rata portion of the ETF’s expenses. In addition, it may be more costly to own an ETF than to directly own the securities or other investments held by the ETF because of ETF expenses. The risks of owning shares of an ETF generally reflect the risks of owning the underlying securities or other investments held by the ETF, although lack of liquidity in the market for the shares of an ETF could result in the ETF’s value being more volatile than the underlying securities or other investments.

EXCHANGE-TRADED NOTES

Each Portfolio may invest in exchange-traded notes. ETNs are debt obligations of investment banks which are traded on exchanges and the returns of which are linked to the performance of market indexes. In addition to trading ETNs on exchanges, investors may redeem ETNs directly with the issuer on a weekly basis, typically in a minimum amount of 50,000 units, or hold the ETNs until maturity. ETNs may be riskier than ordinary debt securities and may have no principal protection. A Portfolio’s investment in an ETN may be influenced by many unpredictable factors, including highly volatile commodities prices, changes in supply and demand relationships, weather, agriculture, trade, changes in interest rates, and monetary and other governmental policies, action and inaction. Investing in ETNs is not equivalent to investing directly in index components or the relevant index itself. Because ETNs are debt securities, they possess credit risk; if the issuer has financial difficulties or goes bankrupt, the investor may not receive the return it was promised.

QUALIFIED PUBLICLY TRADED PARTNERSHIPS

Regulated investment companies are subject to favorable tax treatment under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). For purposes of determining whether a fund investing in a Portfolio qualifies for treatment as a regulated investment company, it is generally expected to be treated as if it held its share of the Portfolio’s investments directly. To enable a fund investing all of its assets in a Portfolio to qualify as a regulated investment company, the Portfolio must derive at least 90% of its gross income for each taxable year from sources generating “qualifying income.” Income derived from direct and certain indirect investments in commodities is not qualifying income. Thus, income from certain commodities-related investments may cause a Fund investing in a Portfolio not to qualify as a regulated investment company. Each Portfolio may invest up to 25% of its total assets in one or more ETPs that are qualified publicly traded partnerships (“QPTPs”) and whose principal activities are the buying and selling of commodities or options, futures, or forwards with respect to commodities. Income from QPTPs is generally qualifying income. A QPTP is an entity that is treated as a partnership for federal income tax purposes, subject to certain requirements. If such an ETP fails to qualify as a QPTP, the income generated from the Portfolio’s investment in the ETP may not be qualifying income. The Portfolio will only invest in such an ETP if it intends to qualify as a QPTP, but there is no guarantee that each such ETP will be successful in qualifying as a QPTP. In addition, there is little regulatory guidance concerning the application of the rules governing qualification as a QPTP, and it is possible that future guidance may adversely affect the qualification of such ETPs as QPTPs. If a fund fails to qualify as a regulated investment company, the fund will be subject to tax, which will reduce returns to the fund’s shareholders. Such a failure will also alter the treatment of distributions to the fund’s shareholders.

U.S. REGISTERED SECURITIES OF FOREIGN ISSUERS

The Portfolios may purchase publicly traded common stocks and preferred securities of foreign corporations, as well as U.S. registered, dollar-denominated bonds of foreign corporations, governments, agencies and supra-national entities.

Investing in U.S. registered, dollar-denominated, securities issued by non-U.S. issuers involves some risks and considerations not typically associated with investing in U.S. companies. These include differences in accounting, auditing and financial reporting standards, the possibility of expropriation or confiscatory taxation, adverse changes in investment or exchange control regulations, political instability which could affect U.S. investments in foreign countries, and potential restrictions of the flow of international capital. Foreign companies may be subject to less governmental regulation than U.S. issuers. Moreover, individual foreign economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross domestic product, rate of inflation, capital reinvestment, resource self-sufficiency and balance of payment positions.

Investments in common stock of foreign corporations may also be in the form of American Depositary Receipts (“ADRs”), Global Depositary Receipts (“GDRs”) and European Depositary Receipts (“EDRs”) (collectively “Depositary Receipts”). Depositary Receipts are receipts, typically issued by a bank or trust company, which evidence ownership of underlying securities issued by a foreign corporation. For ADRs, the depository is typically a U.S. financial institution and the underlying securities are issued by a foreign issuer. For other Depositary Receipts, the depository may be a foreign or a U.S. entity, and the underlying securities may have a foreign or a U.S. issuer. Depositary Receipts will not necessarily be denominated in the same currency as their underlying securities. Generally, ADRs, in registered form, are designed for use in the U.S. securities market, and EDRs, in bearer form, are designated for use in European securities markets. GDRs are tradable both in the United States and in Europe and are designed for use throughout the world. A Portfolio may invest in unsponsored Depositary Receipts. The issuers of unsponsored Depositary Receipts are not obligated to disclose material information in the United States, and, therefore, there may be less information available regarding such issuers and there may not be a correlation between such information and the market value of the Depositary Receipts.

REAL ESTATE INVESTMENT TRUSTS (“REITs”)

The Portfolios may invest in REITs. REITs pool investor’s funds for investment primarily in income producing real estate or real estate loans or interests. A REIT is not taxed on income distributed to shareholders if it complies with several requirements relating to its organization, ownership, assets, and income and a requirement that it distribute to its shareholders at least 90% of its taxable income (other than net capital gains) for each taxable year. REITs can generally be classified as Equity REITs, Mortgage REITs and Hybrid REITs. Equity REITs, which invest the majority of their assets directly in real property, derive their income primarily from rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Mortgage REITs, which invest the majority of their assets in real estate mortgages, derive their income primarily from interest payments. Hybrid REITs combine the characteristics of both Equity REITs and Mortgage REITs. The Portfolios will not invest in real estate directly, but only in securities issued by real estate companies. However, the Portfolios may be subject to risks similar to those associated with the direct ownership of real estate (in addition to securities markets risks). These include declines in the value of real estate, risks related to general and local economic conditions, dependency on management skill, heavy cash flow dependency, possible lack of availability of mortgage funds, overbuilding, extended vacancies of properties, increased competition, increases in property taxes and operating expenses, changes in zoning laws, losses due to costs resulting from the clean-up of environmental problems, liability to third parties for damages resulting from environmental problems, casualty or condemnation losses, limitations on rents, changes in neighborhood values, the appeal of properties to tenants and changes in interest rates. Investments in REITs may subject Portfolio interest holders to duplicate management and administrative fees.

In addition to these risks, Equity REITs may be affected by changes in the value of the underlying property owned by the trusts, while Mortgage REITs may be affected by the quality of any credit extended. Further, Equity and Mortgage REITs are dependent upon management skills and generally may not be diversified. Equity and Mortgage REITs are also subject to heavy cash flow dependency, defaults by borrowers and self-liquidation. In addition, Equity and Mortgage REITs could possibly fail to qualify for the beneficial tax treatment available to REITs under the Internal Revenue Code, or to maintain their exemptions from registration under the 1940 Act. The above factors may also adversely affect a borrower’s or a lessee’s ability to meet its obligations to the REIT. In the event of a default by a borrower or lessee, the REIT may experience delays in enforcing its rights as a mortgagee or lessor and may incur substantial costs associated with protecting investments.

NON-PRINCIPAL INVESTMENT POLICIES

LEVERAGING

While the Portfolios do not anticipate doing so, each Portfolio may borrow money in an amount greater than 5% of the value of their respective total assets. However, a Portfolio may not borrow money from a bank in an amount greater than 33 1/3% of the value of the Portfolio’s total assets. Borrowing for investment purposes is one form of leverage. Leveraging investments, by purchasing securities with borrowed money, is a speculative technique that increases investment risk, but also increases investment opportunity. Because substantially all of each Portfolio’s assets will fluctuate in value, whereas the interest obligations on borrowings may be fixed, the NAV of a Portfolio will increase more when such Portfolio’s portfolio assets increase in value and decrease more when the Portfolio’s portfolio assets decrease in value than would otherwise be the case. Moreover, interest costs on borrowings may fluctuate with changing market rates of interest and may partially offset or exceed the returns on the borrowed funds.

REPURCHASE AGREEMENTS

Each Portfolio may invest in repurchase agreements with commercial banks, brokers or dealers to generate income from its excess cash balances and to invest securities lending cash collateral. A repurchase agreement is an agreement under which a fund acquires a financial instrument (e.g., a security issued by the U.S. Government or an agency thereof, a banker’s acceptance or a certificate of deposit) from a seller, subject to resale to the seller at an agreed upon price and date (normally, the next Business Day – as defined below). A repurchase agreement may be considered a loan collateralized by securities. The resale price reflects an agreed upon interest rate effective for the period the instrument is held by a fund and is unrelated to the interest rate on the underlying instrument.

In these repurchase agreement transactions, the securities acquired by a fund (including accrued interest earned thereon) must have a total value in excess of the value of the repurchase agreement and are held by the Custodian until repurchased. No more than an aggregate of 15% of a Portfolio’s net assets will be invested in illiquid securities, including repurchase agreements having maturities longer than seven days and securities subject to legal or contractual restrictions on resale, or for which there are no readily available market quotations.

The use of repurchase agreements involves certain risks. For example, if the other party to the agreement defaults on its obligation to repurchase the underlying security at a time when the value of the security has declined, a fund may incur a loss upon disposition of the security. If the other party to the agreement becomes insolvent and subject to liquidation or reorganization under the U.S. Bankruptcy Code or other laws, a court may determine that the underlying security is collateral for a loan by a fund not within the control of the fund and, therefore, the fund may not be able to substantiate its interest in the underlying security and may be deemed an unsecured creditor of the other party to the agreement.

REVERSE REPURCHASE AGREEMENTS

Each Portfolio may enter into reverse repurchase agreements, which involve the sale of securities with an agreement to repurchase the securities at an agreed-upon price, date and interest payment and have the characteristics of borrowing. The securities purchased with the funds obtained from the agreement and securities collateralizing the agreement will have maturity dates no later than the repayment date. Generally the effect of such transactions is that a fund can recover all or most of the cash invested in the portfolio securities involved during the term of the reverse repurchase agreement, while in many cases a fund is able to keep some of the interest income associated with those securities. Such transactions are only advantageous if a fund has an opportunity to earn a greater rate of interest on the cash derived from these transactions than the interest cost of obtaining the same amount of cash. Opportunities to realize earnings from the use of the proceeds equal to or greater than the interest required to be paid may not always be available and a Portfolio intends to use the reverse repurchase technique only when the Adviser believes it will be advantageous to the Portfolio. The use of reverse repurchase agreements may exaggerate any interim increase or decrease in the value of a Portfolio’s assets. A Portfolio’s exposure to reverse repurchase agreements will be covered by securities having a value equal to or greater than such commitments. Under the 1940 Act, reverse repurchase agreements are considered borrowings. Although there is no limit on the percentage of fund assets that can be used in connection with reverse repurchase agreements, the Portfolios do not expect to engage, under normal circumstances, in reverse repurchase agreements with respect to more than 33 1/3% of their respective total assets.

COMMERCIAL PAPER

Each Portfolio may invest in commercial paper. Commercial paper consists of short-term, promissory notes issued by banks, corporations and other entities to finance short-term credit needs. These securities generally are discounted but sometimes may be interest bearing.

OTHER SHORT-TERM INSTRUMENTS

In addition to repurchase agreements, each Portfolio may invest in short-term instruments, including money market instruments, (including money market funds advised by the Adviser), cash and cash equivalents, on an ongoing basis to provide liquidity or for other reasons. Money market instruments are generally short-term investments that may include but are not limited to: (i) shares of money market funds (including those advised by the Adviser); (ii) obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (including government-sponsored enterprises); (iii) negotiable certificates of deposit (“CDs”), bankers’ acceptances, fixed time deposits and other obligations of U.S. and foreign banks (including foreign branches) and similar institutions; (iv) commercial paper rated at the date of purchase “Prime-1” by Moody’s Investor’s Service (“Moody’s”) or “A-1” by Standard & Poor’s (“S&P”), or if unrated, of comparable quality as determined by the Adviser; (v) non-convertible corporate debt securities (e.g., bonds and debentures) with remaining maturities at the date of purchase of not more than 397 days and that satisfy the rating requirements set forth in Rule 2a-7 under the 1940 Act; and (vi) short-term U.S. dollar-denominated obligations of foreign banks (including U.S. branches) that, in the opinion of the Adviser, are of comparable quality to obligations of U.S. banks which may be purchased by a Portfolio. Any of these instruments may be purchased on a current or a forward-settled basis. Money market instruments also include shares of money market funds. Time deposits are non-negotiable deposits maintained in banking institutions for specified periods of time at stated interest rates. Bankers’ acceptances are time drafts drawn on commercial banks by borrowers, usually in connection with international transactions.

FUTURES CONTRACTS, OPTIONS AND SWAP AGREEMENTS

In order to offer and sell shares on the Exchange, the Trust received an exemptive order permitting the Trust to create and operate the Portfolios. Pursuant to the conditions imposed by the exemptive order, the Portfolios will not invest in options contracts, futures contracts, or swap agreements.

RATINGS

An investment-grade rating means the security or issuer is rated investment-grade by Moody’s, S&P, Fitch, or another credit rating agency designated as a nationally recognized statistical rating organization by the SEC, or is unrated but considered to be of equivalent quality by the Adviser or applicable Sub-Adviser.

Subsequent to purchase by a Portfolio, a rated security may cease to be rated or its investment grade rating may be reduced below an investment grade rating. Bonds rated lower than Baa3 by Moody’s or BBB- by S&P are below investment grade quality and are obligations of issuers that are considered predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal according to the terms of the obligation and, therefore, carry greater investment risk, including the possibility of issuer default and bankruptcy and increased market price volatility. Such securities (“lower rated securities”) are commonly referred to as “junk bonds” and are subject to a substantial degree of credit risk. Lower rated securities are often issued by smaller, less creditworthy companies or by highly leveraged (indebted) firms, which are generally less able than more financially stable firms to make scheduled payments of interest and principal. The risks posed by securities issued under such circumstances are substantial. Bonds rated below investment grade tend to be less marketable than higher-quality bonds because the market for them is less broad. The market for unrated bonds is even narrower. See “HIGH YIELD SECURITIES” above for more information relating to the risks associated with investing in lower rated securities.

SPECIAL CONSIDERATIONS AND RISKS

A discussion of the risks associated with an investment in each Portfolio is contained in the Part A. The discussion below supplements, and should be read in conjunction with, the Part A.

PRINCIPAL RISKS

GENERAL

Investment in a Portfolio should be made with an understanding that the value of the Portfolio’s portfolio securities may fluctuate in accordance with changes in the financial condition of the issuers of the portfolio securities, the value of securities generally and other factors.

An investment in a Portfolio should also be made with an understanding of the risks inherent in an investment in securities, including the risk that the financial condition of issuers may become impaired or that the general condition of the securities markets may deteriorate (either of which may cause a decrease in the value of the portfolio securities and thus in the value of Shares). Securities are susceptible to general market fluctuations and to volatile increases and decreases in value as market confidence in and perceptions of their issuers change. These investor perceptions are based on various and unpredictable factors including expectations regarding government, economic, monetary and fiscal policies, inflation and interest rates, economic expansion or contraction, and global or regional political, economic and banking crises.

Holders of common stocks incur more risk than holders of preferred stocks and debt obligations because common stockholders, as owners of the issuer, have generally inferior rights to receive payments from the issuer in comparison with the rights of creditors of, or holders of debt obligations or preferred stocks issued by, the issuer. Further, unlike debt securities which typically have a stated principal amount payable at maturity (whose value, however, will be subject to market fluctuations prior thereto), or preferred stocks which typically have a liquidation preference and which may have stated optional or mandatory redemption provisions, common stocks have neither a fixed principal amount nor a maturity. Common stock values are subject to market fluctuations as long as the common stock remains outstanding.

The principal trading market for some securities may be in the over-the-counter market. The existence of a liquid trading market for certain securities may depend on whether dealers will make a market in such securities. There can be no assurance that a market will be made or maintained or that any such market will be or remain liquid. The price at which securities may be sold and the value of a Portfolio’s Shares will be adversely affected if trading markets for the Portfolio’s portfolio securities are limited or absent or if bid/ask spreads are wide.

NON-PRINCIPAL RISKS

TAX RISKS

One of the requirements for a fund investing in the Portfolio to be eligible for treatment as a regulated investment company under Subchapter M of the Internal Revenue Code (a “RIC”) is that the fund derive at least 90% of its gross income for each taxable year from dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income derived with respect to its business of investing in such stock, securities or currencies (“Qualifying Income”). For these purposes, each fund investing in a Portfolio is generally expected to be treated for purposes of testing its eligibility to be treated as a RIC as if it held its share of the corresponding Portfolio’s investments directly. Certain ETNs, ETFs, and underlying funds may not produce Qualifying Income for purposes of the 90% test described above, which must be met in order for a fund investing in a Portfolio to maintain its status as a RIC under Subchapter M of the Internal Revenue Code. Each Portfolio intends to monitor such investments to ensure that its gross income which is not Qualifying Income does not exceed permissible limits, but a Portfolio may not be able to accurately predict the amount of its income which is not Qualifying Income it may receive from these investments, which might result in a fund investing in a Portfolio inadvertently failing to qualify as a RIC. See “Taxation of the Portfolios.”

INVESTMENT RESTRICTIONS

The Trust has adopted the following investment restrictions as fundamental policies with respect to each Portfolio. These restrictions cannot be changed with respect to a Portfolio without the approval of the holders of a majority of the Portfolio’s outstanding voting securities. For purposes of the 1940 Act, a majority of the outstanding voting securities of a Portfolio means the vote, at an annual or a special meeting of the security holders of the Trust, of the lesser of (1) 67% or more of the voting securities of the Portfolio present at such meeting, if the holders of more than 50% of the outstanding voting securities of the Portfolio are present or represented by proxy, or (2) more than 50% of the outstanding voting securities of the Portfolio. Except with the approval of a majority of the outstanding voting securities, a Portfolio may not:

1.	Purchase securities of an issuer that would cause the Portfolio to fail to satisfy the diversification requirement for a diversified management company under the 1940 Act, the rules or regulations thereunder or any exemption therefrom, as such statute, rules or regulations may be amended or interpreted from time to time;

2.	Concentrate investments in a particular industry or group of industries, as concentration is defined under the 1940 Act, the Rules and regulations thereunder or any exemption therefrom, as such statute, rules or regulations may be amended or interpreted from time to time;[1]

3.	Make loans to another person except as permitted by the 1940 Act or other governing statute, by the Rules thereunder, or by the SEC or other regulatory agency with authority over the Portfolios;

4.	Issue senior securities or borrow money except as permitted by the 1940 Act or other governing statute, by the Rules thereunder, or by the SEC or other regulatory agency with authority over the Portfolios;

5.	Invest directly in real estate unless the real estate is acquired as a result of ownership of securities or other instruments. This restriction shall not preclude a Portfolio from investing in companies that deal in real estate or in instruments that are backed or secured by real estate;

6.	Act as an underwriter of another issuer’s securities, except to the extent the Portfolio may be deemed to be an underwriter within the meaning of the Securities Act of 1933 in connection with the Portfolio’s purchase and sale of portfolio securities; or

7.	Invest in commodities except as permitted by the 1940 Act or other governing statute, by the Rules thereunder, or by the SEC or other regulatory agency with authority over the Portfolios.

In addition to the investment restrictions adopted as fundamental policies as set forth above, each Portfolio observes the following restrictions, which may be changed by the Board without a shareholder vote. A Portfolio will not:

1.	Invest in the securities of a company for the purpose of exercising management or control, provided that the Trust may vote the investment securities owned by the Portfolio in accordance with its views;

2.	Hold illiquid assets in excess of 15% of its net assets. An illiquid asset is any asset which may not be sold or disposed of in the ordinary course of business within seven days at approximately the value at which the Portfolio has valued the investment;

3.	With respect to the Blackstone/GSO Senior Loan Portfolio, invest, under normal circumstances, less than 80% of its net assets (plus the amount of any borrowings for investment purposes) in senior loans or in investments substantially similar to or related to senior loans. Prior to any change this 80% investment policy, the Portfolio will provide shareholders with 60 days written notice.

If a percentage limitation is adhered to at the time of investment or contract, a later increase or decrease in percentage resulting from any change in value or total or net assets will not result in a violation of such restriction, except that the percentage limitations with respect to the borrowing of money and illiquid securities will be observed continuously. With respect to the limitation on illiquid securities, in the

[1]	The SEC Staff considers concentration to involve more than 25% of a fund’s assets to be invested in an industry or group of industries.

event that a subsequent change in net assets or other circumstances cause a Portfolio to exceed its limitation, the Portfolio will take steps to bring the aggregate amount of illiquid instruments back within the limitations as soon as reasonably practicable.

Disclosure of Portfolio Holdings

The Trust and the SSgA Active ETF Trust have each has adopted a policy regarding the disclosure of information about the respective Trust’s portfolio holdings. The respective Board must approve all material amendments to this policy. The Funds’ or Portfolio’s portfolio holdings are publicly disseminated each day a Fund or a Portfolio is open for business through financial reporting and news services including publicly accessible Internet web sites. Each Trust, the Adviser, the Sub-Adviser or State Street will not disseminate non-public information concerning either Trust, except: (i) to a party for a legitimate business purpose related to the day-to-day operations of the Funds or the Portfolios, or (ii) to any other party for a legitimate business or regulatory purpose, upon waiver or exception.

ITEM 17. MANAGEMENT OF THE TRUST

Board Responsibilities. The management and affairs of the Trust and its series, including the Portfolios described in this Part B, are overseen by the Trustees. The Board has approved contracts, as described in this Part B, under which certain companies provide essential management services to the Trust.

Like most mutual funds, the day-to-day business of the Trust, including the management of risk, is performed by third party service providers, such as the Adviser, Sub-Advisers, Distributor and Administrator. The Trustees are responsible for overseeing the Trust’s service providers and, thus, have oversight responsibility with respect to risk management performed by those service providers. Risk management seeks to identify and address risks, i.e., events or circumstances that could have material adverse effects on the business, operations, shareholder services, investment performance or reputation of the Portfolios. The Portfolios and their service providers employ a variety of processes, procedures and controls to identify various of those possible events or circumstances, to lessen the probability of their occurrence and/or to mitigate the effects of such events or circumstances if they do occur. Each service provider is responsible for one or more discrete aspects of the Trust’s business (e.g., a Sub-Adviser is responsible for the day-to-day management of a Portfolio’s portfolio investments) and, consequently, for managing the risks associated with that business. The Board has emphasized to the Portfolios’ service providers the importance of maintaining vigorous risk management.

The Trustees’ role in risk oversight begins before the inception of a Portfolio, at which time the Portfolio’s Adviser and, if applicable, Sub-Adviser present the Board with information concerning the investment objectives, strategies and risks of the Portfolio, as well as proposed investment limitations for the Portfolio. Additionally, the Portfolio’s Adviser and Sub-Adviser provide the Board with an overview of, among other things, their investment philosophies, brokerage practices and compliance infrastructures. Thereafter, the Board continues its oversight function as various personnel, including the Trust’s Chief Compliance Officer, as well as personnel of the Adviser and other service providers, such as the Portfolio’s independent accountants, make periodic reports to the Audit Committee or to the Board with respect to various aspects of risk management. The Board and the Audit Committee oversee efforts by management and service providers to manage risks to which a Portfolio may be exposed.

The Board is responsible for overseeing the nature, extent and quality of the services provided to the Portfolios by the Adviser and Sub-Adviser and receives information about those services at its regular meetings. In addition, on an annual basis, in connection with its consideration of whether to renew the Advisory Agreement and Sub-Advisory Agreement with the Adviser and Sub-Adviser, respectively, the Board meets with the Adviser and Sub-Adviser to review such services. Among other things, the Board regularly considers the Adviser’s and Sub-Adviser’s adherence to the Portfolio’s investment restrictions and compliance with various Portfolio policies and procedures and with applicable securities regulations. The Board also reviews information about each Portfolio’s investments.

The Trust’s Chief Compliance Officer reports regularly to the Board to review and discuss compliance issues. At least annually, the Trust’s Chief Compliance Officer provides the Board with a report reviewing the adequacy and effectiveness of the Trust’s policies and procedures and those of its service providers, including the Adviser and any Sub-Adviser. The report addresses the operation of the policies and procedures of the Trust and each service provider since the date of the last report; any material changes to the policies and procedures since the date of the last report; any recommendations for material changes to the policies and procedures; and any material compliance matters since the date of the last report.

The Board receives reports from the Portfolios’ service providers regarding operational risks and risks related to the valuation and liquidity of portfolio securities. Regular reports are made to the Board concerning investments for which market quotations are not readily available. Annually, the independent registered public accounting firm reviews with the Audit Committee its audit of each Portfolio’s financial statements, focusing on major areas of risk encountered by the Portfolios and noting any significant deficiencies or material weaknesses in the Portfolio’s internal controls. Additionally, in connection with its oversight function, the Board oversees Portfolio management’s implementation of disclosure controls and procedures, which are designed to ensure that information required to be disclosed by the Trust in its periodic reports with the SEC are recorded, processed, summarized, and reported within the required time periods. The Board also oversees the Trust’s internal controls over financial reporting, which comprise policies and procedures designed to provide reasonable assurance regarding the reliability of the Trust’s financial reporting and the preparation of the Trust’s financial statements.

From their review of these reports and discussions with the Adviser and Sub-Adviser, the Chief Compliance Officer, the independent registered public accounting firm and other service providers, the Board and the Audit Committee learn in detail about the material risks of the Portfolio, thereby facilitating a dialogue about how management and service providers identify and mitigate those risks.

The Board recognizes that not all risks that may affect a Portfolio can be identified and/or quantified, that it may not be practical or cost-effective to eliminate or mitigate certain risks, that it may be necessary to bear certain risks (such as investment-related risks) to achieve a Portfolio’s goals, and that the processes, procedures and controls employed to address certain risks may be limited in their effectiveness. Moreover, reports received by the Trustees as to risk management matters are typically summaries of the relevant information. Most of the Portfolios’ investment management and business affairs are carried out by or through the Portfolio’s Adviser, Sub-Adviser and other service providers, each of which has an independent interest in risk management but whose policies and the methods by which one or more risk management functions are carried out may differ from the Portfolios’ and each other’s in the setting of priorities, the resources available or the effectiveness of relevant controls. As a result of the foregoing and other factors, the Board’s ability to monitor and manage risk, as a practical matter, is subject to limitations.

Trustees and Officers. There are six members of the Board of Trustees, five of whom are not interested persons of the Trust, as that term is defined in the 1940 Act (“Independent Trustees”). Frank Nesvet, an Independent Trustee, serves as Chairman of the Board. The Board has determined its leadership structure is appropriate given the specific characteristics and circumstances of the Trust. The Board made this determination in consideration of, among other things, the fact that the Independent Trustees constitute a super-majority (greater than 75%) of the Board, the fact that the chairperson of each Committee of the Board is an Independent Trustee, the amount of assets under management in the Trust, and the number of funds (and classes of shares) overseen by the Board. The Board also believes that its leadership structure facilitates the orderly and efficient flow of information to the Independent Trustees from fund management.

The Board of Trustees has three standing committees: the Audit Committee, Trustee Committee and Pricing and Investment Committee. The Audit Committee and Trustee Committee are each chaired by an Independent Trustee and composed of all of the Independent Trustees. The Pricing and Investment Committee is composed of Officers of the Trust, investment management personnel of the Adviser and senior operations and administrative personnel of State Street.

Set forth below are the names, year of birth, position with the Trust, length of term of office, and the principal occupations during the last five years and other directorships held of each of the persons currently serving as a Trustee or Officer of the Trust.

NAME, ADDRESS AND YEAR OF BIRTH	POSITION(S) WITH FUNDS	TERM OF OFFICE AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	NUMBER OF PORTFOLIOS IN FUND COMPLEX OVERSEEN BY TRUSTEE	OTHER DIRECTORSHIPS HELD BY TRUSTEE
INDEPENDENT TRUSTEES
FRANK NESVET c/o SSgA Master Trust State Street Financial Center One Lincoln Street Boston, MA 02111-2900 1943	Independent Trustee, Chairman	Term: Unlimited Served: since March 2011	Chief Executive Officer, Libra Group, Inc. (1998-present) (a financial services consulting company).	140	SPDR Index Shares Funds (Trustee); SPDR Series Trust (Trustee); SSgA Active ETF Trust (Trustee).

NAME, ADDRESS AND YEAR OF BIRTH	POSITION(S) WITH FUNDS	TERM OF OFFICE AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	NUMBER OF PORTFOLIOS IN FUND COMPLEX OVERSEEN BY TRUSTEE	OTHER DIRECTORSHIPS HELD BY TRUSTEE
DAVID M. KELLY c/o SSgA Master Trust State Street Financial Center One Lincoln Street Boston, MA 02111-2900 1938	Independent Trustee	Term: Unlimited Served: since March 2011	Retired.	140	Penson Worldwide Inc. (Director); CHX Holdings, Inc. and Chicago Stock Exchange (Director); SPDR Index Shares Funds (Trustee); SPDR Series Trust (Trustee); SSgA Active ETF Trust (Trustee).

BONNY EUGENIA BOATMAN c/o SSgA Master Trust State Street Financial Center One Lincoln Street Boston, MA 02111-2900 1950	Independent Trustee	Term: Unlimited Served: since March 2011	Retired (2005 -present); Managing Director, Columbia Management Group, Bank of America (1984-2005).	140	SPDR Index Shares Funds (Trustee); SPDR Series Trust (Trustee); SSgA Active ETF Trust (Trustee).

DWIGHT D. CHURCHILL c/o SSgA Master Trust State Street Financial Center One Lincoln Street Boston, MA 02111-2900 1953	Independent Trustee	Term: Unlimited Served: since March 2011	Self-employed consultant since 2010; Head of Fixed Income and other Senior Management roles, Fidelity Investments (1993-2009).	140	SPDR Index Shares Funds (Trustee); SPDR Series Trust (Trustee); SSgA Active ETF Trust (Trustee); Affiliated Managers Group, Inc. (Director).

CARL G. VERBONCOEUR c/o SSgA Master Trust State Street Financial Center One Lincoln Street Boston, MA 02111-2900 1952	Independent Trustee	Term: Unlimited Served: since March 2011	Self-employed consultant since 2009; Chief Executive Officer, Rydex Investments (2003-2009).	140	SPDR Index Shares Funds (Trustee); SPDR Series Trust (Trustee); SSgA Active ETF Trust (Trustee).

INTERESTED TRUSTEE
JAMES E. ROSS* SSgA Funds Management, Inc. State Street Financial Center One Lincoln Street Boston, MA 02111 1965	Interested Trustee	Term: Unlimited Served Trustee: since March 2011	Chairman and Director, SSgA Funds Management, Inc. (2005-present); President, SSgA Funds Management, Inc. (2005-2012); Senior Managing Director, State Street Global Advisors (2006-present); Principal, State Street Global Advisors (2006-present).	170	SPDR Index Shares Funds (Trustee); SPDR Series Trust (Trustee); SSgA Active ETF Trust (Trustee); Select Sector SPDR Trust (Trustee); State Street Master Funds (Trustee); and State Street Institutional Investment Trust (Trustee).

*	Mr. Ross is an Interested Trustee because of his employment with the Adviser and ownership interest in an affiliate of the Adviser.

OFFICERS

NAME, ADDRESS AND YEAR OF BIRTH	POSITION(S) WITH FUNDS	TERM OF OFFICE AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS
ELLEN M. NEEDHAM SSgA Funds Management, Inc. State Street Financial Center One Lincoln Street Boston, MA 02111 1967	President	Term: Unlimited Served: since October 2012	President and Director, SSgA Funds Management, Inc. (June 2012-present); Chief Operating Officer, SSgA Funds Management, Inc. (May 2010-June 2012); Senior Managing Director, SSgA Funds Management, Inc. (1992-2012)*; Senior Managing Director, State Street Global Advisors (1992-present).*

MICHAEL P. RILEY SSgA Funds Management, Inc. State Street Financial Center One Lincoln Street Boston, MA 02111 1969	Vice President	Term: Unlimited Served: since March 2011	Vice President, State Street Global Advisors and SSgA Funds Management, Inc. (2008-present); Principal, State Street Global Advisors and SSgA Funds Management, Inc. (2005-2008)

RYAN M. LOUVAR State Street Bank and Trust Company Four Copley Place, CPH0326 Boston, MA 02116 1972	Secretary	Term: Unlimited Served: since March 2011	Vice President and Senior Managing Counsel, State Street Bank and Trust Company (2005-present).*

MARK E. TUTTLE State Street Bank and Trust Company Four Copley Place, CPH0326 Boston, MA 02116 1970	Assistant Secretary	Term: Unlimited Served: since March 2011	Vice President and Counsel, State Street Bank and Trust Company (2007-present)*; Assistant Counsel, BISYS Group, Inc. (2005-2007)* (a financial services company).

SCOTT E. HABEEB State Street Bank and Trust Company Four Copley Place, CPH0326 Boston, MA 02116 1968	Assistant Secretary	Term: Unlimited Served: since March 2011	Vice President and Counsel, State Street Bank and Trust Company (2007-present)*; Legal Analyst, Verizon Communications (2004-2007).

CHAD C. HALLETT State Street Bank and Trust Company Four Copley Place, CPH03 Boston, MA 02111 1969	Treasurer	Term: Unlimited Served: since March 2011	Vice President, State Street Bank and Trust Company (2001-present).*

NAME, ADDRESS AND YEAR OF BIRTH	POSITION(S) WITH FUNDS	TERM OF OFFICE AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS
MATTHEW FLAHERTY State Street Bank and Trust Company Four Copley Place, CPH03 Boston, MA 02111 1971	Assistant Treasurer	Term: Unlimited Served: since March 2011	Assistant Vice President, Street Bank and Trust Company (1994-present).*

LAURA F. DELL State Street Bank and Trust Company Four Copley Place, CPH03 Boston, MA 02111 1964	Assistant Treasurer	Term: Unlimited Served: since March 2011	Vice President, State Street Bank and Trust Company (2002-present).*

JACQUELINE ANGELL State Street Bank and Trust Company 20 Churchill Place London, UK E14 5HJ 1974	Chief Compliance Officer	Term: Unlimited Served: since March 2011	Head of UK Compliance, State Street Bank and Trust Company (July 2012-present); Vice President, State Street Global Advisors and SSgA Funds Management, Inc. (2008-June 2012); Director of Investment Adviser Oversight, Fidelity Investments (2006-2008).

Summary of Trustees’ Qualifications

The Board has concluded that each of the Trustees should serve on the Board because of his or her ability to review and understand information about the Portfolios provided to him or her by management, to identify and request other information he or she may deem relevant to the performance of his or her duties, to question management and other service providers regarding material factors bearing on the management and administration of the Portfolios, and to exercise his or her business judgment in a manner that serves the best interests of each Portfolio’s shareholders. The Board has concluded that each of the Trustees should serve as a Trustee based on his or her own experience, qualifications, attributes and skills as described below.

The Board has concluded that Mr. Nesvet should serve as Trustee because of the experience he has gained serving as the Chief Executive Officer of a financial services consulting company, serving on the boards of other investment companies, and serving as chief financial officer of a major financial services company; his knowledge of the financial services industry, and the experience he has gained serving as Trustee of SPDR Index Shares Funds and SPDR Series Trust since 2000.

The Board has concluded that Mr. Kelly should serve as Trustee because of the experience he gained serving as the President and Chief Executive Officer of the National Securities Clearing Corporation, his previous and current directorship experience, and the experience he has gained serving as Trustee of SPDR Index Shares Funds and SPDR Series Trust since 2000.

The Board has concluded that Ms. Boatman should serve as Trustee because of the experience she gained serving as Managing Director of the primary investment division of one of the nation’s leading financial institutions, her knowledge of the financial services industry and the experience he has gained serving as Trustee of SPDR Index Shares Funds and SPDR Series Trust since April 2010.

The Board has concluded that Mr. Churchill should serve as Trustee because of the experience he gained serving as the Head of the Fixed Income Division of one of the nation’s leading mutual fund companies and provider of financial services, his knowledge of the financial services industry and the experience he has gained serving as Trustee of SPDR Index Shares Funds and SPDR Series Trust since April 2010.

The Board has concluded that Mr. Verboncoeur should serve as Trustee because of the experience he gained serving as the Chief Executive Officer of a large financial services and investment management company, his knowledge of the financial services industry and his experience serving on the boards of other investment companies, including SPDR Index Shares Funds and SPDR Series Trust since April 2010.

The Board has concluded that Mr. Ross should serve as Trustee because of the experience he has gained in his various roles with the Adviser, his knowledge of the financial services industry, and the experience he has gained serving as Trustee of SPDR Index Shares Funds and SPDR Series Trust since 2005 (Mr. Ross did not serve as Trustee of SPDR Index Shares Funds or SPDR Series Trust from December 2009 until April 2010).

In its periodic assessment of the effectiveness of the Board, the Board considers the complementary individual skills and experience of the individual Trustees primarily in the broader context of the Board’s overall composition so that the Board, as a body, possesses the appropriate (and appropriately diverse) skills and experience to oversee the business of the Funds.

Standing Committees

The Board of Trustees has established various committees to facilitate the timely and efficient consideration of various matters of importance to Independent Trustees, the Trust, and the Trust’s interestholders and to facilitate compliance with legal and regulatory requirements. Currently, the Board has created an Audit Committee, Nominating Committee and Pricing Committee.

Audit Committee. The Board has an Audit Committee consisting of all Independent Trustees. Mr. Kelly serves as Chair. The Audit Committee meets with the Trust’s independent auditors to review and approve the scope and results of their professional services; to review the procedures for evaluating the adequacy of the Trust’s accounting controls; to consider the range of audit fees; and to make recommendations to the Board regarding the engagement of the Trust’s independent auditors. The Audit Committee meets periodically, as necessary.

Trustee Committee. The Board has established a Trustee Committee consisting of all Independent Trustees. Mr. Nesvet serves as Chair. The responsibilities of the Trustee Committee are to: 1) nominate Independent Trustees; 2) review on a periodic basis the governance structures and procedures of the Portfolios; 3) review proposed resolutions and conflicts of interest that may arise in the business of the Portfolios and may have an impact on the investors of the Portfolios; 4) review matters that are referred to the Committee by the Chief Legal Officer or other counsel to the Trust; and 5) provide general oversight of the Portfolios on behalf of the investors of the Portfolios. The Trustee Committee meets periodically, as necessary.

Pricing and Investment Committee. The Board also has established a Pricing and Investment Committee that is composed of Officers of the Trust, investment management personnel of the Adviser and senior operations and administrative personnel of State Street. The Pricing and Investment Committee is responsible for the valuation and revaluation of any portfolio investments for which market quotations or prices are not readily available. The Pricing and Investment Committee meets only when necessary. The Board meets periodically, as necessary, to review and ratify fair value pricing determinations of the Pricing and Investment Committee. The Pricing and Investment Committee reports to the Board on a quarterly basis.

Trustee Ownership of Securities of the Trust and the Adviser

As of the date of this Part B, none of the Independent Trustees or their immediate family members had any ownership of securities of the Adviser or any person directly or indirectly controlling, controlled by, or under common control with the Adviser.

The following table sets forth information describing the dollar range of equity securities beneficially owned by each Trustee in the Trust as of December 31, 2011.

	Dollar Range of Equity Securities in the Portfolios	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies

NAME OF INDEPENDENT TRUSTEE

Frank Nesvet	None	None
Bonny Boatman	None	None
Dwight Churchill	None	None

David M. Kelly	None	None
Carl Verboncoeur	None	None

NAME OF INTERESTED TRUSTEE

James E. Ross	None	Over $100,000

Trustee Compensation

No officer, director or employee of the Adviser, its parent or subsidiaries receives any compensation from the Trust for serving as an officer or Trustee of the Trust other than the Chief Compliance Officer, who serves at the pleasure of the Independent Trustees. The Trust, SSgA Active ETF Trust, SPDR Series Trust (“SST Trust”) and SPDR Index Shares Funds (“SIS Trust”) pay, in the aggregate, each Independent Trustee an annual fee of $132,500 plus $7,500 per in-person meeting attended. An Independent Trustee will receive $1,250 for each telephonic or video conference meeting attended. The Chair of the Board receives an additional annual fee of $37,500 and the Chair of the Audit Committee receives an additional annual fee of $15,000. The Trust also reimburses each Independent Trustee for travel and other out-of-pocket expenses incurred by him/her in connection with attending such meetings and in connection with attending industry seminars and meetings. Trustee fees are allocated between the Trust, SSgA Active ETF Trust, SST Trust and SIS Trust and each of their respective series in such a manner as deemed equitable, taking into consideration the relative net assets of the series.

The table below shows the compensation that the Independent Trustees received during the Trust’s fiscal year ended June 30, 2012.

NAME OF INDEPENDENT TRUSTEE	AGGREGATE COMPENSATION FROM THE TRUST		PENSION OR RETIREMENT BENEFITS ACCRUED AS PART OF TRUST EXPENSES	ESTIMATED ANNUAL BENEFITS UPON RETIREMENT	TOTAL COMPENSATION FROM THE TRUST AND FUND COMPLEX PAID TO TRUSTEES(1)
Frank Nesvet	—	(2)	N/A	N/A	$222,500
Bonny Boatman	—	(2)	N/A	N/A	$185,000
Dwight Churchill	—	(2)	N/A	N/A	$178,750
David M. Kelly	—	(2)	N/A	N/A	$193,750
Carl Verboncoeur	—	(2)	N/A	N/A	$178,750

(1)	The Fund Complex includes the Trust.
(2)	De minimus Amount

Codes of Ethics

The Trust, the Adviser and the Sub-Adviser each have adopted a code of ethics as required by applicable law, which is designed to prevent affiliated persons of the Trust, the Adviser and the Sub-Adviser from engaging in deceptive, manipulative or fraudulent activities in connection with securities held or to be acquired by the Portfolios (which may also be held by persons subject to the codes of ethics).

There can be no assurance that the codes of ethics will be effective in preventing such activities. Each code of ethics, filed as exhibits to this registration statement, may be examined at the office of the SEC in Washington, D.C. or on the Internet at the SEC’s website at http://www.sec.gov.

PROXY VOTING PROCEDURES

The Board of Trustees of the Trust believes that the voting of proxies on securities held by each Portfolio is an important element of the overall investment process. As such, the Board has delegated the responsibility to vote such proxies to the Adviser for each Portfolio, other than the Blackstone/GSO Senior Loan Portfolio. The Board has delegated the responsibility to vote proxies of the Blackstone/GSO Senior Loan Portfolio to GSO / Blackstone Debt Funds Management LLC, the Portfolio’s sub-adviser. The Adviser’s and GSO / Blackstone Debt Funds Management LLC’s proxy voting policies are attached at the end of this Part B. Information regarding how a Portfolio voted proxies relating to its portfolio securities during the most recent twelve-month period ended June 30 is available: (1) without charge by calling 1-866-787-2257; (2) on the Portfolios’ website at www.SPDRs.com; and (3) on the SEC’s website at http://www.sec.gov.

ITEM 18. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

Persons or organizations owning 25% or more of the outstanding shares of a Portfolio may be presumed to “control” (as that term is defined in the 1940 Act) a Portfolio. As a result, these persons or organizations could have the ability to approve or reject those matters submitted to the interestholders of such Portfolio for their approval. As of October 5, 2012, to the knowledge of the Trust, the following persons held of record or beneficially through one or more accounts 25% or more of the outstanding shares of a Portfolio.

Portfolio	Name and Address	Percentage of Ownership
SSgA Multi-Asset Real Return Portfolio	SPDR SSgA Multi-Asset Real Return ETF Morgan Stanley Smith Barney LLC 1 Harborside Financial Center, Plaza II Jersey City, NJ 07311	36.06%

	Merrill Lynch, Pierce, Fenner & Smith Inc.* 101 Hudson Street Jersey City, NJ 07302	27.50%

SSgA Income Allocation Portfolio	SPDR SSgA Income Allocation ETF Fiduciary - SSB - DTC 0987 1776 Heritage Drive, 5th Floor Quincy, MA 02171	62.29%

SSgA Global Allocation Portfolio	SPDR SSgA Global Allocation ETF TD Ameritrade Clearing, Inc. 4211 South 102nd Street Omaha, NE 68127	53.83%

	Merrill Lynch, Pierce, Fenner & Smith Inc.* 101 Hudson Street Jersey City, NJ 07302	25.52%

*	Percentages referenced in this table for Merrill Lynch may also include shares held at ML SFKPG.

As of October 5, 2012, to the knowledge of the Trust, in addition to those interestholders set forth above, the following persons held of record or beneficially through one or more accounts 5% or more of the outstanding shares of the Portfolios.

Portfolio	Name and Address	Percentage of Ownership
SSgA Multi-Asset Real Return Portfolio	SPDR SSgA Multi-Asset Real Return ETF Knight Capital Americas LLC 545 Washington Blvd. Jersey City, NJ 07310	9.05%

SSgA Income Allocation Portfolio	SPDR SSgA Income Allocation ETF State Street Bank & Trust Company 1776 Heritage Drive North Quincy, MA 02171	11.22%

	Charles Schwab & Co., Inc. 101 Montgomery Street San Francisco, CA 94104	5.97%

SSgA Global Allocation Portfolio	SPDR SSgA Global Allocation ETF National Financial Services Corporation 200 Liberty Street New York, NY 10281	5.46%

	RBC Capital Markets Corporation 3 World Financial Center 200 Vesey St. New York, NY 10281	5.28%

The Trustees and Officers of the Trust, as a group, own less than 1% of the Trust’s voting securities as of the date of this Part B.

ITEM 19. INVESTMENT ADVISORY AND OTHER SERVICES

Investment Advisory Agreements

SSgA Funds Management, Inc. acts as investment adviser to the Trust and, subject to the supervision of the Board, is responsible for the investment management of each Portfolio. As of August 31, 2012, the Adviser managed approximately $259.06 billion in assets. The Adviser’s principal address is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111. The Adviser, a Massachusetts corporation, is a wholly owned subsidiary of State Street Corporation, a publicly held bank holding company. State Street Global Advisors (“SSgA”), consisting of the Adviser and other investment advisory affiliates of State Street Corporation, is the investment management arm of State Street Corporation.

The Adviser serves as investment adviser to each Portfolio pursuant to an investment advisory agreement (“Investment Advisory Agreement”) between the Trust and the Adviser. The Investment Advisory Agreement, with respect to each Portfolio, continues in effect for two years from its effective date, and thereafter is subject to annual approval by (1) the Board or (2) vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Portfolio, provided that in either event such continuance also is approved by a majority of the Board who are not interested persons (as defined in the 1940 Act) of the Trust by a vote cast in person at a meeting called for the purpose of voting on such approval. The Investment Advisory Agreement with respect to each Portfolio is terminable without penalty, on 60 days notice, by the Board or by a vote of the holders of a majority (as defined in the 1940 Act) of a Portfolio’s outstanding voting securities. The Investment Advisory Agreement is also terminable upon 90 days notice by the Adviser and will terminate automatically in the event of its assignment (as defined in the 1940 Act).

Under the Investment Advisory Agreement, the Adviser, subject to the supervision of the Board and in conformity with the stated investment policies of each Portfolio, manages the investment of each Portfolio’s assets. The Adviser is responsible for placing purchase and sale orders and providing continuous supervision of the investment portfolio of each Portfolio. Pursuant to the Investment Advisory Agreement, the Trust has agreed to indemnify the Adviser for certain liabilities, including certain liabilities arising under the federal securities laws, unless such loss or liability results from (a) willful misfeasance, bad faith or gross negligence in the performance of its duties; (b) the reckless disregard of its obligations and duties; or (c) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services.

A discussion regarding the basis for the Board’s approval of the Investment Advisory Agreement regarding the Portfolios can be found in the Trust’s Annual Report to Shareholders dated June 30, 2012.

For the services provided to the Portfolios under the Investment Advisory Agreement, each Portfolio pays the Adviser monthly fees based on a percentage of each Portfolio’s average daily net assets as set forth in each Portfolio’s Part A. The Adviser pays all expenses of each Portfolio other than the management fee, acquired fund fees and expenses, distribution fees pursuant to the Distribution and Service Plan, if any, brokerage, taxes, interest, fees and expenses of the Independent Trustees (including any Trustee’s counsel fees), litigation expenses and other extraordinary expenses. The Adviser may, from time to time, waive all or a portion of its fee, although it does not currently intend to do so.

The advisory fees accrued for the fiscal period ended June 30, 2012 are set forth in the table below.

PORTFOLIO*	FISCAL YEAR ENDED JUNE 30, 2012

SSgA Multi-Asset Real Return Portfolio	$2,149	(1)
SSgA Income Allocation Portfolio	$2,364	(1)
SSgA Global Allocation Portfolio	$1,899	(1)

*	Portfolios not listed in the table above had not commenced operations as of June 30, 2012.
(1)	The Fund commenced operations on April 25, 2012.

Investment Sub-Advisory Agreement - Blackstone/GSO Senior Loan Portfolio

Pursuant to the Advisory Agreement between the Portfolios and the Adviser, the Adviser is authorized to engage one or more sub-advisers for the performance of any of the services contemplated to be rendered by the Adviser. The Adviser has retained GSO / Blackstone Debt Funds Management LLC, as sub-adviser, to be responsible for the day to day management of the Blackstone/GSO Senior Loan Portfolio’s investments, subject to supervision of the Adviser and the Board while the Adviser will provide administrative, compliance and general management services to the Portfolio. GSO / Blackstone Debt Funds Management LLC is a wholly-owned subsidiary of GSO Capital Partners LP (collectively with its affiliates, “GSO”). GSO is the credit platform of The Blackstone Group L.P. (collectively with its affiliates, “Blackstone”). Blackstone is a leading manager of private capital and provider of financial advisory services. It is one of the largest independent managers of private capital in the world, with assets under management of approximately $190.2 billion as of June 30, 2012. As of June 30, 2012, GSO’s asset management operations had aggregate assets under management of approximately $50.5 billion across multiple strategies within the leveraged finance marketplace, including Senior Loans, high yield bonds, distressed and mezzanine debt. GSO / Blackstone Debt Funds Management LLC’s principal business address is 345 Park Avenue, 31st Floor, New York, New York 10154.

A discussion regarding the basis for the Board’s approval of the Sub-Advisory Agreement is expected to be available in the Trust’s Periodic Report to Shareholders following commencement of the Blackstone/GSO Senior Loan Portfolio’s operations.

In accordance with the Sub-Advisory Agreement between the Adviser and GSO / Blackstone Debt Funds Management LLC, the Adviser will pay GSO / Blackstone Debt Funds Management LLC an annual investment sub-advisory fee equal to a portion of average daily net assets of the Blackstone/GSO Senior Loan Portfolio.

Administrator, Custodian and Transfer Agent

State Street, State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111, serves as Administrator for the Trust pursuant to an administration agreement (“Administration Agreement”). Under the Administration Agreement, State Street is responsible for certain administrative services associated with day-to-day operations of the Portfolios.

Pursuant to the Administration Agreement, the Trust has agreed to a limitation on damages and to indemnify the Administrator for certain liabilities, including certain liabilities arising under the federal securities laws; provided, however, such indemnity of the Administrator shall not apply in the case of the Administrator’s gross negligence or willful misconduct in the performance of its duties. Under the Custodian Agreement and Transfer Agency Agreement, as described below, the Trust has also provided indemnities to State Street for certain liabilities.

State Street also serves as Custodian for each Portfolio pursuant to a custodian agreement (“Custodian Agreement”). As Custodian, State Street holds each Portfolio’s assets, calculates the net asset value of the Shares and calculates net income and realized capital gains or losses. State Street and the Trust will comply with the self-custodian provisions of Rule 17f-2 under the 1940 Act.

State Street also serves as Transfer Agent of each Portfolio pursuant to a transfer agency agreement (“Transfer Agency Agreement”).

Compensation. As compensation for its services under the Administration Agreement, the Custodian Agreement, and Transfer Agency Agreement, State Street shall receive a fee for its services, calculated based on the average aggregate net assets of the Trust, as follows:

0.0125, plus additional per series fees for partnership tax and loan servicing (if applicable). In addition, State Street shall receive global safekeeping and transaction fees, which are calculated on a per-country basis, in-kind creation (purchase) and redemption transaction fees (as described below) and revenue on certain cash balances. State Street may be reimbursed by a Portfolio for its out-of-pocket expenses. The Investment Advisory Agreement provides that the Adviser will pay certain operating expenses of the Trust, including the fees due to State Street under each of the Administration Agreement, the Custodian Agreement and the Transfer Agency Agreement.

Counsel and Independent Registered Public Accounting Firm

Bingham McCutchen LLP, 2020 K Street NW, Washington, DC 20006, serves as counsel to the Trust. Ernst & Young, LLP, 200 Clarendon Street, Boston, MA 02116 serves as the independent registered public accounting firm for the Trust. Ernst & Young, LLP performs annual audits of the Portfolios’ financial statements and provides other audit, tax and related services.

ITEM 20. PORTFOLIO MANAGERS

The Adviser manages the Portfolios, and GSO / Blackstone Debt Funds Management LLC manages the Blackstone/GSO Senior Loan Portfolio, using a team of investment professionals. The professionals primarily responsible for the day-to-day portfolio management of each Portfolio are:

Portfolio	Portfolio Managers
SSgA Multi-Asset Real Return Portfolio	Robert Guiliano, Christopher J. Goolgasian and John A. Gulino
SSgA Income Allocation Portfolio	Daniel C. Peirce, Christopher J. Goolgasian and Jeremiah K. Holly
SSgA Conservative Global Allocation Portfolio	Ola Folarin and Lisa Khatri
SSgA Global Allocation Portfolio	Ola Folarin, Christopher J. Goolgasian and Lisa Khatri
SSgA Aggressive Global Allocation Portfolio	Ola Folarin and Timothy Furbush
Blackstone/GSO Senior Loan Portfolio	Daniel T. McMullen and Lee M. Shaiman

All Portfolios except Blackstone/GSO Senior Loan Portfolio. The following table lists the number and types of accounts managed by each of the key professionals involved in the day-to-day portfolio management for each Portfolio and assets under management in those accounts. The total number of accounts and assets have been allocated to each respective manager. Therefore, some accounts and assets have been counted twice.

Other Accounts Managed as of June 30, 2012

Portfolio Manager	Registered Investment Company Accounts	Assets Managed (billions)*	Pooled Investment Vehicle Accounts	Assets Managed (billions)*	Other Accounts	Assets Managed (billions)**	Total Assets Managed (billions)**
Robert Guiliano	3	$3.99	5	$0.62	312	$59.62	$64.23
Christopher J. Goolgasian	3	$3.99	5	$0.62	312	$59.62	$64.23
Daniel C. Peirce	3	$3.99	5	$0.62	312	$59.62	$64.23
Ola Folarin	3	$3.99	5	$0.62	312	$59.62	$64.23
Lisa Khatri	3	$3.99	5	$0.62	312	$59.62	$64.23
Timothy Furbush	3	$3.99	5	$0.62	312	$59.62	$64.23
Jeremiah K. Holly	3	$3.99	5	$0.62	312	$59.62	$64.23
John A. Gulino	3	$3.99	5	$0.62	312	$59.62	$64.23

*	There are no performance fees associated with these portfolios.
**	Includes 5 accounts with performance based fees of $230.49 million

The portfolio managers do not beneficially own any shares of any Portfolio as of June 30, 2012.

A portfolio manager that has responsibility for managing more than one account may be subject to potential conflicts of interest because he or she is responsible for other accounts in addition to the Portfolios. Those conflicts could include preferential treatment of one account over others in terms of: (a) the portfolio manager’s execution of different investment strategies for various accounts; or (b) the allocation of resources or of investment opportunities. The Adviser has adopted policies and procedures designed to address these potential material conflicts. For instance, portfolio managers are normally responsible for all accounts within a certain investment discipline, and do not, absent special circumstances, differentiate among the various accounts when allocating resources. Additionally, the Adviser and its advisory affiliates have processes and procedures for allocating investment opportunities among portfolios that are designed to provide a fair and equitable allocation among the portfolio managers’ accounts with the same strategy.

Portfolio managers may manage numerous accounts for multiple clients. These accounts may include registered investment companies, other types of pooled accounts (e.g., collective investment funds), and separate accounts (i.e., accounts managed on behalf of individuals or public or private institutions). Portfolio managers make investment decisions for each account based on the investment objectives and policies and other relevant investment considerations applicable to that portfolio. A potential conflict of interest may arise as a result of the portfolio managers’ responsibility for multiple accounts with similar investment guidelines. Under these circumstances, a potential investment may be suitable for more than one of the portfolio managers’ accounts, but the quantity of the investment available for purchase is less than the aggregate amount the accounts would ideally devote to the opportunity. Similar conflicts may arise when multiple accounts seek to dispose of the same investment. The portfolio managers may also manage accounts whose objectives and policies differ from that of the Portfolios. These differences may be such that under certain circumstances, trading activity appropriate for one account managed by the portfolio manager may have adverse consequences for another account managed by the portfolio manager. For example, an account may sell a significant position in a security, which could cause the market price of that security to decrease, while a Portfolio maintained its position in that security.

A potential conflict may arise when the portfolio managers are responsible for accounts that have different advisory fees – the difference in fees could create an incentive for the portfolio manager to favor one account over another, for example, in terms of access to investment opportunities. This conflict may be heightened if an account is subject to a performance-based fee. Another potential conflict may arise when the portfolio manager has an investment in one or more accounts that participate in transactions with other accounts. His or her investment(s) may create an incentive for the portfolio manager to favor one account over another. The Adviser has adopted policies and procedures reasonably designed to address these potential material conflicts. For instance, portfolio managers are normally responsible for all accounts within a certain investment discipline, and do not, absent special circumstances, differentiate among the various accounts when allocating resources. Additionally, the Adviser and its advisory affiliates have processes and procedures for allocating investment opportunities among portfolios that are designed to provide a fair and equitable allocation.

The compensation of the Adviser’s investment professionals is based on a number of factors. The first factor considered is external market. Through a compensation survey process, the Adviser seeks to understand what its competitors are paying people to perform similar roles. This data is then used to determine a competitive baseline in the areas of base pay, bonus, and long term incentive (i.e. equity). The second factor taken into consideration is the size of the pool available for this compensation. The Adviser is a part of State Street Corporation, and therefore works within its corporate environment on determining the overall level of its incentive compensation pool. Once determined, this pool is then allocated to the various locations and departments of the Adviser and its affiliates. The discretionary determination of the allocation amounts to these locations and departments is influenced by the competitive market data, as well as the overall performance of the group. The pool is then allocated on a discretionary basis to individual employees based on their individual performance. There is no fixed formula for determining these amounts, nor is anyone’s compensation directly tied to the investment performance or asset value of a product or strategy. The same process is followed in determining incentive equity allocations.

Blackstone/GSO Senior Loan Portfolio. The following table lists the number and types of accounts managed by each of the key professionals involved in the day-to-day portfolio management for the Blackstone/GSO Senior Loan Portfolio and assets under management in those accounts as of June 30, 2012. The Portfolio Managers, who are also members of the Portfolio’s Investment Committee, are primarily responsible for the day-to-day portfolio management of the Portfolio. The other members of the Portfolio’s Investment Committee have oversight responsibilities for the investments made by the Portfolio.

Portfolio Manager and Member of the Investment Committee	Registered Investment Company Accounts	Assets Managed (billions)	Pooled Investment Vehicle Accounts	Assets Managed (billions)	Other* Accounts	Assets Managed (billions)	Total Assets Managed (billions)
Daniel T. McMullen	0	$0	3	$1.0	9	$2.9	$3.9
Lee M. Shaiman	2	$0.7	0	$0	0	$0	$0.7

*	Separately Managed Accounts

The Blackstone/GSO Senior Loan Portfolio had not commenced operations as of June 30, 2012 and therefore the portfolio managers did not beneficially own any Portfolio Shares.

Compensation. The Sub-Adviser’s financial arrangements with its portfolio managers, its competitive compensation and its career path emphasis at all levels reflect the value senior management places on key resources. Compensation may include a variety of components and may vary from year to year based on a number of factors. The principal components of compensation include a base salary and a discretionary bonus.

Base Compensation. Generally, portfolio managers receive base compensation and employee benefits based on their individual seniority and/or their position with the firm.

Discretionary Compensation. In addition to base compensation, portfolio managers may receive discretionary compensation. Discretionary compensation is based on individual seniority, contributions to the Sub-Adviser and performance of the client assets that the portfolio manager has primary responsibility for. These compensation guidelines are structured to closely align the interests of employees with those of the Sub-Adviser and its clients.

Material Conflicts of Interest. The Sub-Adviser will be subject to certain conflicts of interest in its management of the Portfolio. These conflicts will arise primarily from the involvement of the Sub-Adviser, GSO, Blackstone and their affiliates in other activities that may conflict with those of the Portfolio. The Sub-Adviser, GSO, Blackstone and their affiliates engage in a broad spectrum of activities. In the ordinary course of their business activities, the Sub-Adviser, GSO, Blackstone and their affiliates may engage in activities where the interests of certain divisions of the Sub-Adviser, GSO, Blackstone and their affiliates or the interests of their clients may conflict with the interests of the Portfolio or the shareholders of the Portfolio. Other present and future activities of the Sub-Adviser, GSO, Blackstone and their affiliates may give rise to additional conflicts of interest which may have a negative impact on the Portfolio.

In addressing these conflicts and regulatory, legal and contractual requirements across its various businesses, GSO and its affiliates have implemented certain policies and procedures (e.g., information walls). For example, GSO and its affiliates may come into possession of material non-public information with respect to companies in which the Portfolio may be considering making an investment or companies that are GSO’s and its affiliates’ advisory clients. As a consequence, that information, which could be of benefit to the Portfolio, could also restrict the Portfolio’s activities and the investment opportunity may otherwise be unavailable to the Portfolio. Additionally, the terms of confidentiality or other agreements with or related to companies in which any fund managed by GSO has or has considered making an investment or which is otherwise an advisory client of GSO and its affiliates may restrict or otherwise limit the ability of the Portfolio to make investments in such companies.

The portfolio managers have interests which may conflict with the interests of the Portfolio. There is no guarantee that the policies and procedures adopted by the Sub-Adviser and the Portfolio will be able to identify or mitigate these conflicts of interest. Some examples of material conflicts of interest include:

Broad and Wide-Ranging Activities. The portfolio managers, the Sub-Adviser, Blackstone and their affiliates engage in a broad spectrum of activities. In the ordinary course of their business activities, the portfolio managers, the Sub-Adviser, Blackstone and their affiliates may engage in activities where the interests of certain divisions of the Sub-Adviser, Blackstone and its affiliates or the interests of their clients may conflict with the interests of the shareholders of the Portfolio.

Allocation of Investment Opportunities. Certain inherent conflicts of interest arise from the fact that the portfolio managers, the Sub-Adviser, Blackstone and their affiliates provide investment management services both to the Portfolio and other clients, including, other funds, as well as, client accounts, proprietary accounts and any other investment vehicles that the Sub-Adviser and its affiliates may establish from time to time managed by the Sub-Adviser and its affiliates in which the Portfolio will not have an interest (such other clients, funds and accounts, collectively the “Other Sub-Adviser Accounts”). In addition, Blackstone and its affiliates provide investment management services to other clients, including other funds, and any other investment vehicles that Blackstone or any of its affiliates may establish from time to time (the “Other Blackstone Funds”), client accounts, and proprietary accounts in which the Portfolio will not have an interest (such other clients, funds and accounts, collectively the “Other Blackstone Accounts” and together with the Other Sub-Adviser Accounts, the “Other Accounts”). The respective investment programs of the Portfolio and the Other Accounts may or may not be substantially similar. The portfolio managers, the Sub-Adviser, Blackstone and their affiliates may give advice and recommend securities to Other Accounts which may differ from advice given to, or securities recommended or bought for, the Portfolio, even though their investment objectives may be the same or similar to those of the Portfolio.

While the Sub-Adviser will seek to manage potential conflicts of interest in good faith, the portfolio strategies employed by the portfolio managers, the Sub-Adviser and Blackstone in managing its respective Other Accounts could conflict with the transactions and strategies employed by the portfolio managers in managing the Portfolio and may affect the prices and availability of the securities and instruments in which the Portfolio invests. Conversely, participation in specific investment opportunities may be appropriate, at times, for both the

Portfolio and Other Accounts. It is the policy of the Sub-Adviser to generally share appropriate investment opportunities (and sale opportunities) with the Other Accounts. In general and except as provided below, this means that such opportunities will be allocated pro rata among the Portfolio and the Other Accounts based on available capacity for such investment in each fund, taking into account available cash and the relative capital of the respective funds. Nevertheless, investment and/or opportunities may be allocated other than on a pro rata basis, if the Sub-Adviser deems in good faith that a different allocation among the Portfolio and the Other Accounts is appropriate, taking into account, among other considerations (a) risk-return profile of the proposed investment; (b) the Portfolio’s or the Other Accounts’ objectives, whether such objectives are considered solely in light of the specific investment under consideration or in the context of the portfolio’s overall holdings; (c) the potential for the proposed investment to create an imbalance in the Portfolio’s and the Other Accounts’ portfolios; (d) liquidity requirements of the Portfolio and Other Accounts; (e) tax consequences; (f) regulatory restrictions; (g) the need to re-size risk in the Portfolio’s or Other Accounts’ portfolios; (h) redemption/withdrawal requests from Other Accounts and anticipated future contributions into the Portfolio and Other Accounts; and (i) proximity of an Other Account to the end of its specified term/commitment period.

Orders may be combined for all such accounts, and if any order is not filled at the same price, they may be allocated on an average price basis. Similarly, if an order on behalf of more than one account cannot be fully executed under prevailing market conditions, securities may be allocated among the different accounts on a basis which the Sub-Adviser or its affiliates consider equitable. From time to time, the Portfolio and the Other Sub-Adviser Accounts may make investments at different levels of an issuer’s capital structure or otherwise in different classes of an issuer’s securities. Such investments may inherently give rise to conflicts of interest or perceived conflicts of interest between or among the various classes of securities that may be held by such entities. While these conflicts cannot be eliminated, the Sub-Adviser, when practicable, will cause the Portfolio and the Other Sub-Adviser Accounts to hold investments in the same levels of an issuer’s capital structure in the same proportion at each level; provided, however, that neither the Portfolio nor any Other Sub-Adviser Account will be required to hold an investment if holding such investment would result in a violation of the provisions of the organizational documents of the Portfolio or the Other Sub-Adviser Account, as applicable, or constitute a breach of, or default or debt repayment event with respect to, any credit facility or other debt instrument or obligation.

Allocation of Personnel. Although the professional staff of the Sub-Adviser will devote as much time to the management of the Portfolio as the Sub-Adviser deems appropriate to perform its duties in accordance with the investment advisory agreement and in accordance with reasonable commercial standards, the professional staff of the Sub-Adviser may have conflicts in allocating its time and services among the Portfolio and the Sub-Adviser’s other investment vehicles and accounts. The Sub-Adviser and its affiliates are not restricted from forming additional investment funds, from entering into other investment advisory relationships or from engaging in other business activities, even though such activities may be in competition with the Portfolio and/or may involve substantial time and resources of the Sub-Adviser and its professional staff. These activities could be viewed as creating a conflict of interest in that the time and effort of the members of the Sub-Adviser and their officers and employees will not be devoted exclusively to the business of the Portfolio but will be allocated between the business of the Portfolio and the management of the monies of other clients of the Sub-Adviser.

Pursuit of Differing Strategies. At times, the portfolio managers may determine that an investment opportunity may be appropriate for only some of the accounts, clients, entities, funds and/or investment companies for which he or she exercises investment responsibility, or may decide that certain of the accounts, clients, entities, funds and/or investment companies should take differing positions with respect to a particular security. In these cases, the portfolio manager may place separate transactions for one or more accounts, clients, entities, funds and/or investment companies which may affect the market price of the security or the execution of the transaction, or both, to the detriment or benefit of one or more other accounts, clients, entities, funds and/or investment companies. For example, a portfolio manager may determine that it would be in the interest of another account to sell a security that the Portfolio holds long, potentially resulting in a decrease in the market value of the security held by the Portfolio.

Investment Banking, Advisory and Other Relationships. As part of its regular business, Blackstone provides a broad range of investment banking, advisory, and other services. In the regular course of its investment banking and advisory businesses, Blackstone represents potential purchasers, sellers and other involved parties, including corporations, financial buyers, management, shareholders and institutions, with respect to transactions that could give rise to investments that are suitable for the Portfolio. In such a case, a Blackstone client would typically require Blackstone to act exclusively on its behalf, thereby precluding the Portfolio from participating in such transactions. Blackstone will be under no obligation to decline any such engagements in order to make an investment opportunity available to the Portfolio. In connection with its investment banking, advisory and other businesses, Blackstone may come into possession of information that limits its ability to engage in potential transactions. The Portfolio’s activities may be constrained as a result of the inability of Blackstone personnel to use such information and because of such relationships, there may be certain investments that the Sub-Adviser will decline or be unable to make on behalf of the Portfolio. For example, employees of Blackstone may be prohibited by law or contract from sharing information with members of the Portfolio’s investment team. Additionally, there may be circumstances in which one or more of certain individuals associated with Blackstone will be precluded from providing services related to the Portfolio’s activities because of certain confidential information available to those individuals or to other parts of Blackstone. In addition, employees of Blackstone or its affiliates may possess information relating to such issuers that is not known to the individuals at the Sub-Adviser responsible for making investment decisions and performing the other obligations under the investment advisory agreement between the Portfolio and the Sub-Adviser. Those employees of Blackstone or its affiliates will not be obligated to share any such information with the Sub-Adviser and may be prohibited by law or contract from doing so. In certain sell-side and fundraising assignments, the seller may permit the Portfolio to act as a participant in such transaction, which would raise certain conflicts of interest inherent in such a situation (including as to the negotiation of the purchase price). Blackstone has long-term relationships with a significant number of corporations and their senior management. In determining whether to invest in a particular transaction on behalf of the Portfolio, the Sub-Adviser and portfolio managers will consider those relationships, which may result in certain transactions that the Sub-Adviser and portfolio managers will not undertake on behalf of the Portfolio in view of such relationships.

Service Providers. The Portfolio’s service providers (including lenders, brokers, attorneys, and investment banking firms) may be sources of investment opportunities and counterparties therein. To the extent the Sub-Adviser is involved in selecting service providers for the Portfolio, this may influence the Sub-Adviser in deciding whether to select such a service provider. Notwithstanding the foregoing, investment transactions for the Portfolio that require the use of a service provider, will generally be allocated to service providers on the basis of best execution (and possibly to a lesser extent in consideration of such service provider’s provision of certain investment-related services that the Sub-Adviser believes to be of benefit to the Portfolio or other GSO accounts).

Variation in Financial and Other Benefits. A conflict of interest arises where the financial or other benefits available to portfolio managers differ among the accounts, clients, entities, funds and/or investment companies that he or she manages. If the amount or structure of the management fee and/or a portfolio manager’s compensation differs among accounts, clients, entities, funds and/or investment companies (such as where certain funds or accounts pay higher management fees or performance-based management fees), the portfolio manager might be motivated to help certain accounts, clients, entities, funds and/or investment companies over others. Similarly, the desire to maintain assets under management or to enhance the portfolio manager’s performance record or to derive other rewards, financial or otherwise, could influence the portfolio manager in affording preferential treatment to those accounts, clients, entities, funds and/or investment companies that could most significantly benefit the portfolio manager. A portfolio manager may, for example, have an incentive to allocate favorable or limited opportunity investments or structure the timing of investments to favor such accounts, clients, entities, funds and/or investment companies. Also, the desire of a portfolio manager or the Sub-Adviser to increase assets under management could influence the portfolio manager to keep a fund open for new investors without regard to potential benefits of closing the fund to new investors. Additionally, the portfolio manager might be motivated to favor accounts, clients, entities, funds and/or investment companies in which he or she has an ownership interest or in which the investment manager and/or its affiliates have ownership interests. Conversely, if a portfolio manager does not personally hold an investment in the fund, the portfolio manager’s conflicts of interest with respect to the Portfolio may be more acute.

Material, Non-Public Information. The Sub-Adviser or certain of its affiliates may come into possession of material non-public information with respect to an issuer. Should this occur, the Sub-Adviser would be restricted from buying or selling securities or loans of the issuer on behalf of the Portfolio until such time as the information became public or was no longer deemed material to preclude the Portfolio from participating in an investment. Disclosure of such information to the personnel responsible for the affairs of the Portfolio will be on a need-to-know basis only, and the Portfolio may not be free to act upon any such information. Therefore, the Portfolio may not have access to material non-public information in the possession of the Sub-Adviser which might be relevant to an investment decision to be made by the Portfolio, and the Portfolio may initiate a transaction or sell an investment which, if such information had been known to it, may not have been undertaken. Due to these restrictions, the Portfolio may not be able to initiate a transaction that it otherwise might have initiated and may not be able to sell an investment that it otherwise might have sold.

Possible Future Activities. The Sub-Adviser and its affiliates may expand the range of services that it provides over time. Except as provided herein, the Sub-Adviser and its affiliates will not be restricted in the scope of its business or in the performance of any such services (whether now offered or undertaken in the future) even if such activities could give rise to conflicts of interest, and whether or not such conflicts are described herein. The Sub-Adviser and its affiliates have, and will continue to develop, relationships with a significant number of companies, financial sponsors and their senior managers, including relationships with clients who may hold or may have held investments similar to those intended to be made by the Portfolio. These clients may themselves represent appropriate investment opportunities for the Portfolio or may compete with the Portfolio for investment opportunities.

Other Affiliate Transactions. The Portfolio may acquire a Senior Loan, other loan or debt security from a borrower or issuer in which a separate equity or junior debt investment has been made by other GSO or Blackstone affiliates. When making such investments, the Portfolio and other GSO or Blackstone affiliates may have conflicting interests. For example, conflicts could arise where the Portfolio becomes a lender to a company when an affiliate of the Sub-Adviser owns equity securities of such a company. In this circumstance, for example, if such company goes into bankruptcy, becomes insolvent or is otherwise unable to meet its payment obligations or comply with its debt covenants, conflicts of interest could arise between the holders of different types of securities as to what actions the company should take. There can be no assurance that the return on the Portfolio’s investment will be equivalent to or better than the returns obtained by the other affiliates.

Further conflicts could arise once the Portfolio and other affiliates have made their respective investments. For example, if a company goes into bankruptcy or reorganization, becomes insolvent or otherwise experiences financial distress or is unable to meet its payment obligations or comply with covenants relating to securities held by the Portfolio or by the other affiliates, such other affiliates may have an interest that conflicts with the interests of the Portfolio. If additional financing is necessary as a result of financial or other difficulties, it may not be in the best interests of the Portfolio to provide such additional financing. If the other affiliates were to lose their respective investments as a result of such difficulties, the ability of the Sub-Adviser to recommend actions in the best interests of the Portfolio might be impaired.

In addition, the 1940 Act limits the Portfolio’s ability to enter into certain transactions with certain of our affiliates. As a result of these restrictions, we may be prohibited from buying or selling any security directly from or to any portfolio company of a private equity fund managed by Blackstone, GSO or one or more of their affiliates. However, the Portfolio may under certain circumstances purchase any such portfolio company’s loans or securities in the secondary market, which could create a conflict for the Sub-Adviser between its interests in the Portfolio and the portfolio company, in that the ability of the Sub-Adviser to recommend actions in the best interest of the Portfolio might be impaired. The 1940 Act also prohibits certain “joint” transactions with certain of our affiliates, which could include investments in the same portfolio company (whether at the same or different times). These limitations may limit the scope of investment opportunities that would otherwise be available to us.

Representing Creditors and Debtors. Blackstone and their affiliates may represent creditors or debtors in proceedings under Chapter 11 of the Bankruptcy Code or prior to such filings. From time to time, Blackstone and their affiliates may serve as advisor to creditor or equity committees. This involvement, for which Blackstone and their affiliates may be compensated, may limit or preclude the flexibility that the Portfolio may otherwise have to participate in restructurings. For example, in situations in which a borrower or issuer of loans or fixed-income instruments held by the Portfolio is a client or a potential client of the restructuring and reorganization advisory practice, the Sub-Adviser may dispose of such securities or take such other actions reasonably necessary to the extent permitted under the 1940 Act in order to avoid actual or perceived conflicts of interest with the restructuring and reorganization advisory practice. Further, there may also be instances in which the work of Blackstone’s restructuring and reorganization advisory practice prevents the Sub-Adviser from purchasing securities on behalf of the Portfolio.

The Sub-Adviser and the portfolio managers may also face other potential conflicts of interest in managing the Portfolio, and the description above is not a complete description of every conflict of interest that could be deemed to exist in managing both a Portfolio and the other accounts listed above.

Restrictions Arising under the Securities Laws. The activities of Blackstone and GSO (including, without limitation, the holding of securities positions or having one of its employees on the board of directors of a company) could result in securities law restrictions on transactions in securities held by the Portfolio, affect the prices of such securities or the ability of such entities to purchase, retain or dispose of such investments, or otherwise create conflicts of interest, any of which could have an adverse impact on the performance of the Portfolio and thus the return to the shareholders.

Additional Potential Conflicts. The officers, directors, members, managers, and employees of the Sub-Adviser may trade in securities for their own accounts, subject to restrictions and reporting requirements as may be required by law or otherwise determined from time to time by the Sub-Adviser.

ITEM 21. BROKERAGE ALLOCATION AND OTHER PRACTICES

The policy of the Trust regarding purchases and sales of securities for each Portfolio is that primary consideration will be given to obtaining the most favorable prices and efficient executions of transactions. Consistent with this policy, when securities transactions are effected on a stock exchange, the Trust’s policy is to pay commissions which are considered fair and reasonable without necessarily determining that the lowest possible commissions are paid in all circumstances. The Trust believes that a requirement always to seek the lowest possible commission cost could impede effective portfolio management and preclude a Portfolio and the Adviser from obtaining a high quality of brokerage and research services. In seeking to determine the reasonableness of brokerage commissions paid in any transaction, the Adviser relies upon its experience and knowledge regarding commissions generally charged by various brokers and on its judgment in evaluating the brokerage and research services received from the broker effecting the transaction. Such determinations are necessarily subjective and imprecise, as in most cases an exact dollar value for those services is not ascertainable. The Trust has adopted policies and procedures that prohibit the consideration of sales of a Portfolio’s Shares as a factor in the selection of a broker or dealer to execute its portfolio transactions.

In selecting a broker/dealer for each specific transaction, the Adviser chooses the broker/dealer deemed most capable of providing the services necessary to obtain the most favorable execution and does not take the sale of Portfolio Shares into account. The Adviser considers the full range of brokerage services applicable to a particular transaction that may be considered when making this judgment, which may include, but is not limited to: liquidity, price, commission, timing, aggregated trades, capable floor brokers or traders, competent block trading coverage, ability to position, capital strength and stability, reliable and accurate communications and settlement processing, use of automation, knowledge of other buyers or sellers, arbitrage skills, administrative ability, underwriting and provision of information on a particular security or market in which the transaction is to occur. The specific criteria will vary depending upon the nature of the transaction, the market in which it is executed, and the extent to which it is possible to select from among multiple broker/dealers. The Adviser will also use electronic communication networks (“ECNs”) when appropriate.

The Adviser does not currently use the Portfolios’ assets for, or participate in, third party soft dollar arrangements, although the Adviser may receive proprietary research from various full service brokers, the cost of which is bundled with the cost of the broker’s execution services. The Adviser does not “pay up” for the value of any such proprietary research. The Adviser may aggregate trades with clients of SSgA, whose commission dollars may be used to generate soft dollar credits for SSgA. Although the Adviser’s clients’ commissions are not used for third party soft dollars, the Adviser’s and SSgA’s clients may benefit from the soft dollar products/services received by SSgA.

The Adviser assumes general supervision over placing orders on behalf of the Trust for the purchase or sale of portfolio securities. If purchases or sales of portfolio securities of the Trust and one or more other investment companies or clients supervised by the Adviser are considered at or about the same time, transactions in such securities are allocated among the several investment companies and clients in a manner deemed equitable and consistent with its fiduciary obligations to all by the Adviser. In some cases, this procedure could have a detrimental effect on the price or volume of the security so far as the Trust is concerned. However, in other cases, it is possible that the ability to participate in volume transactions and to negotiate lower brokerage commissions will be beneficial to the Trust. The primary consideration is prompt execution of orders at the most favorable net price.

The Portfolios will not deal with affiliates in principal transactions unless permitted by exemptive order or applicable rule or regulation.

The brokerage commissions paid by the Portfolios for the fiscal period ended June 30, 2012 are as follows:

PORTFOLIO(1)	FISCAL YEAR ENDED JUNE 30, 2012
SSgA Multi-Asset Real Return Portfolio	$437	(2)
SSgA Income Allocation Portfolio	$824	(2)
SSgA Global Allocation Portfolio	$874	(2)

(1)	Portfolios not listed in the table above had not commenced operations as of June 30, 2012.
(2)	The Portfolio commenced operations on April 25, 2012.

Securities of “Regular Broker-Dealer.” Each Portfolio is required to identify any securities of its “regular brokers and dealers” (as such term is defined in the 1940 Act) which it may hold at the close of its most recent fiscal year. “Regular brokers or dealers” of the Trust are the ten brokers or dealers that, during the most recent fiscal year: (i) received the greatest dollar amounts of brokerage commissions from the Trust’s portfolio transactions; (ii) engaged as principal in the largest dollar amounts of portfolio transactions of the Trust; or (iii) sold the largest dollar amounts of the Trust’s shares.

Holdings in Securities of Regular Broker-Dealers as of June 30, 2012.

None	$—

Portfolio turnover may vary from year to year, as well as within a year. High turnover rates are likely to result in comparatively greater brokerage expenses or transaction costs. The overall reasonableness of brokerage commissions and transaction costs is evaluated by the Adviser based upon its knowledge of available information as to the general level of commissions and transaction costs paid by other institutional investors for comparable services.

ITEM 22. CAPITAL STOCK AND OTHER SECURITIES

Each Portfolio issues Shares of beneficial interest, no par value per Share. The Board may designate additional portfolios.

Each Share issued by the Trust has a pro rata interest in the assets of the corresponding Portfolio. Shares have no preemptive, exchange, subscription or conversion rights and are freely transferable. Each Share is entitled to participate equally in dividends and distributions declared by the Board with respect to the relevant Portfolio, and in the net distributable assets of such Portfolio on liquidation.

Each Share has one vote with respect to matters upon which a shareholder vote is required consistent with the requirements of the 1940 Act and the rules promulgated thereunder. Shares of all Portfolios vote together as a single class except that if the matter being voted on affects only a particular Portfolio it will be voted on only by that Portfolio and if a matter affects a particular Portfolio differently from other Portfolios, that Portfolio will vote separately on such matter. Under Massachusetts law, the Trust is not required to hold an annual meeting of shareholders unless required to do so under the 1940 Act. The policy of the Trust is not to hold an annual meeting of shareholders unless required to do so under the 1940 Act. All Shares of the Trust (regardless of the Portfolio) have noncumulative voting rights for the election of Trustees. Under Massachusetts law, Trustees of the Trust may be removed by vote of the shareholders.

Under Massachusetts law, shareholders of a business trust may, under certain circumstances, be held personally liable as partners for obligations of the Trust. However, the Declaration of Trust contains an express disclaimer of shareholder liability for acts or obligations of the Trust, requires that Trust obligations include such disclaimer, and provides for indemnification and reimbursement of expenses out of the Trust’s property for any shareholder held personally liable for the obligations of the Trust. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the Trust itself would be unable to meet its obligations. Given the above limitations on shareholder personal liability, and the nature of each Portfolio’s assets and operations, the risk to shareholders of personal liability is believed to be remote.

ITEM 23. PRICING OF BENEFICIAL INTERESTS

Beneficial interests of the Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. See “Purchasing Beneficial Interests” and “Redeeming Beneficial Interests” in Part A.

Pricing of shares of the Portfolios does not occur on New York Stock Exchange (“NYSE”) holidays. Each Portfolio determines the NAV on each day on which the New York Stock Exchange (the “NYSE”) is open for trading (“Business Day”). This determination is made each Business Day at the close of regular trading on the NYSE (the “Valuation Time”) based on the market value of the securities held in each Portfolio. The NYSE is open for trading every weekday except for: (a) the following holidays: New Year’s Day, Martin Luther King, Jr.’s Birthday, Washington’s Birthday (the third Monday in February), Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas; and (b) the preceding Friday or the subsequent Monday when one of the calendar-determined holidays falls on a Saturday or Sunday, respectively. Purchases and withdrawals will be effected at the time of determination of NAV next following the receipt of any purchase or withdrawal order which is determined to be in good order.

In calculating a Portfolio’s net asset value per Share, the Portfolio’s investments are generally valued using market valuations. A market valuation generally means a valuation (i) obtained from an exchange, a pricing service, or a major market maker (or dealer), (ii) based on a price quotation or other equivalent indication of value supplied by an exchange, a pricing service, or a major market maker (or dealer) or (iii) based on amortized cost. In the case of shares of other funds that are not traded on an exchange, a market valuation means such fund’s published net asset value per share. The Adviser may use various pricing services, or discontinue the use of any pricing service, as approved by the Board from time to time. A price obtained from a pricing service based on such pricing service’s valuation matrix may be considered a market valuation. Any assets or liabilities denominated in currencies other than the U.S. dollar are converted into U.S. dollars at the current market rates on the date of valuation as quoted by one or more sources.

In the event that current market valuations are not readily available or such valuations do not reflect current market value, the Trust’s procedures require the Pricing and Investment Committee to determine a security’s fair value if a market price is not readily available. In determining such value the Pricing and Investment Committee may consider, among other things, (i) price comparisons among multiple sources, (ii) a review of corporate actions and news events, and (iii) a review of relevant financial indicators (e.g., movement in interest rates, market indices, and prices from the Portfolios’ index providers). In these cases, the Portfolio’s net asset value may reflect certain portfolio securities’ fair values rather than their market prices. Fair value pricing involves subjective judgments and it is possible that the fair value determination for a security is materially different than the value that could be realized upon the sale of the security. With respect to securities that are primarily listed on foreign exchanges, the value of a Portfolio’s portfolio securities may change on days when you will not be able to purchase or sell your Shares.

ITEM 24. TAXATION OF THE PORTFOLIOS

The following is a summary of certain federal income tax considerations generally affecting the Portfolios and their shareholders that supplements the discussion in Part A. No attempt is made to present a detailed explanation of the federal, state, local or foreign tax treatment of the Portfolios or their shareholders, and the discussion here and in Part A is not intended to be a substitute for careful tax planning.

The following general discussion of certain federal income tax consequences is based on the Internal Revenue Code and the regulations issued thereunder as in effect on the date of this Statement of Additional Information. New legislation, as well as administrative changes or court decisions, may significantly change the conclusions expressed herein, and may have a retroactive effect with respect to the transactions contemplated herein.

The following information should be read in conjunction with the section in Part A entitled “TAX CONSIDERATIONS.”

The Portfolios are part of a master-feeder investment structure under which each “feeder fund” invests substantially all of its assets in a corresponding Portfolio (i.e., a “master fund”), which is a separate entity that has an identical investment objective.

The Trust is organized as a business trust under Massachusetts law. It is intended that each Portfolio operate and be treated as a separate partnership for U.S. federal income tax purposes and not as an “association taxable as a corporation” or a “publicly traded partnership” (as defined in Section 7704 of the Internal Revenue Code) taxable as a corporation. As a result, the Portfolios generally are not subject to U.S. federal income tax; instead, each investor in a Portfolio is required to take into account in determining its U.S. federal income tax liability its allocable share (as determined in accordance with the governing instruments of the trust and Subchapter K of the Internal Revenue Code and the Treasury regulations promulgated thereunder) of the Portfolio’s income, gain, loss, deductions, credits and tax preference items for any taxable year of the Portfolio ending with or within the taxable year of such investor, without regard to whether the investor has received or will receive any cash or property distributions from the Portfolio. Although the Trust is not subject to federal income tax, it will file appropriate income tax information returns.

A Portfolio may modify its allocations to investors to comply with applicable tax regulations, including, without limitation, the income tax regulations under Sections 704, 734, 743, 754, and 755 of the Internal Revenue Code. It also may make special allocations of specific tax items, including gross income, gain, deduction, or loss. These modified or special allocations could result in an investor receiving more or less items of income, gain, deduction, or loss (and/or income, gain, deduction, or loss of a different character) than it would in the absence of such modified or special allocations.

The amount of tax due, if any, with respect to gains and income of a Portfolio is determined separately for each investor. Each Portfolio will be required to file an information return on IRS Form 1065 and, following the close of the Portfolio’s taxable year, to provide each investor with a Schedule K-l indicating the investor’s allocable share of the Portfolio’s income, gains, losses, deductions, credits, and items of tax preference. Each investor, however, is responsible for keeping its own records for determining its tax basis in its Portfolio interests and calculating and reporting any gain or loss resulting from a Portfolio distribution or redemption or other disposition of Portfolio interests.

Investors who contribute assets in kind to a Portfolio in exchange for Portfolio interests (to the extent such investors do not recognize gains at the time of the contribution) generally will, at the time of disposition by the Portfolio of the investors’ contributed assets, be specially allocated gains or losses from such assets up to the amount of built-in gain or built-in loss, respectively, at the time of contribution. There are circumstances in which investors who contribute appreciated assets to the Portfolio in kind could recognize income up to the built-in gain in such assets at the time of contribution even in advance of a disposition of such assets. The IRS may successfully challenge any of the Portfolio’s allocations, elections or determinations, in which case an investor may be allocated more or less of any tax item.

The Portfolios expect to manage their assets and income in such a way that any “feeder” fund investing all of its assets in a Portfolio will meet the requirements with respect to sources of income and diversification of assets for qualification as a regulated investment company under Subchapter M of the Internal Revenue Code. Investors that intend to meet the 90% distribution requirement for treatment as a regulated investment company could be required to redeem a portion of their interests in a Portfolio in order to obtain sufficient cash to satisfy the annual 90% distribution requirement with respect to such income and to otherwise avoid entity-level U.S. federal income and excise taxes. The Portfolio, in turn, may be required to sell portfolio holdings in order to meet such redemption requests, including at a time when it may not be advantageous to do so, and may recognize additional income by reason of any such sales, further increasing “feeder” fund distribution requirements.

In general, an investor’s adjusted basis in its interest in a Portfolio will initially equal the amount of cash and, if any, the adjusted basis in other property the investor has contributed for the interest and will be increased by the investor’s proportionate share of Portfolio income and gains and decreased (but not below zero) by the amount of cash distributions and the adjusted basis of any property distributed from the Portfolio to the investor and such investor’s distributive share of certain Portfolio expenses and losses. In addition, (1) an investor’s basis includes the investor’s share of a Portfolio’s liabilities, and (2) decreases in the investor’s share of liabilities are treated as cash distributions.

In general, an investor that receives solely cash in connection with the investor’s complete withdrawal from a Portfolio will recognize gain or loss to the extent of the difference between the proceeds received by such investor and such investor’s adjusted tax basis in its Portfolio interest immediately before the withdrawal. Gain or loss recognized as a result of a complete withdrawal from a Portfolio generally will be short-term or long-term capital gain or loss depending on the investor’s holding period for its interests in the Portfolio, except that an investor will generally recognize ordinary income (regardless of whether there would be net gain on the transaction and possibly in excess of net gain otherwise recognized) to the extent that the investor receives a cash distribution for the investor’s allocable share of (i) previously untaxed “unrealized receivables” (including any accrued but untaxed market discount) and (ii) substantially appreciated inventory, if any. The basis attributable to any unrealized receivables or substantially appreciated inventory might also affect the calculation of gain or loss from the other assets held by the Portfolio. An investor’s receipt of a non-liquidating cash distribution from a Portfolio generally will result in recognition of gain (but not loss) to the extent that the amount of the distribution exceeds such investor’s adjusted basis in its Portfolio interest before the distribution. If an investor acquired portions of its interest at different times or acquired its entire interest in a single transaction subject to different holding periods, the investor’s interest generally will have a divided holding period, which could cause the investor to recognize more or less short-term and long-term capital gain than it would have with a single holding period.

An investor generally will not recognize gain or loss on an in-kind distribution of property from a Portfolio. If the distribution does not represent a complete liquidation of the investor’s Portfolio interest, the investor’s basis in the distributed property generally will equal the Portfolio’s adjusted tax basis in the property, or, if less, the investor’s basis in its Portfolio interest before the distribution. If the distribution is made in complete liquidation of the investor’s Portfolio interest, the investor generally will take the assets with a tax basis equal to its adjusted tax basis in its interest. Special rules apply to the distribution of property to an investor who contributed other property to a Portfolio and to the distribution of such contributed property to another investor. A partner in a partnership generally will recognize gain on a distribution by the partnership of marketable securities, to the extent that the value of such securities exceeds the partner’s adjusted basis in its partnership interest. This rule does not apply, however, to distributions to “eligible partners” of an “investment partnership,” as those terms are defined in the Internal Revenue Code. It is intended that each Portfolio be operated so as to qualify as an “investment partnership,” although there can be no assurance that it will so qualify. If a Portfolio qualifies as an investment partnership, each investor should qualify as an “eligible partner,” provided that such investor contributes only cash and certain other liquid assets to that Portfolio.

An investor cannot deduct losses from a Portfolio in an amount greater than such investor’s adjusted tax basis in its Portfolio interest as of the end of that Portfolio’s tax year. An investor may be able to deduct such excess losses in subsequent tax years to the extent that the investor’s adjusted tax basis for its interest exceeds zero in such years.

There can be no assurance that Portfolio losses will produce a tax benefit in the year incurred or that such losses will be available to offset an investor’s share of income in subsequent years.

Taxation of Portfolio Income

For federal income tax purposes, investment income other than tax-exempt interest and the proceeds of the sale of investments is generally treated as ordinary income for U.S. federal income tax purposes. The treatment of capital gains, however, is generally determined by how long the Portfolio owned the investments that generated them (rather than by how long an investor has held its interest in the Portfolio). Net gains from the sale of investments that a Portfolio owned for one year or less are generally treated as short-term capital gains; net gains from the sale of investments that a Portfolio owned for more than one year are generally treated as long-term capital gains. For taxable years beginning before January 1, 2013, dividends received from domestic corporations or certain foreign corporations will be “qualified dividend income,” taxable to noncorporate investors at the rates applicable to long-term capital gain, provided holding period and other requirements described below are met. The Blackstone/GSO Senior Loan Portfolio does not expect to earn income that will qualify as “qualified dividend income” when allocated to investors.

In order for some portion of the dividends that a Portfolio allocates to its investors to qualify as “qualified dividend income,” the Portfolio must meet holding period and other requirements with respect to the underlying securities generating such dividend income. A dividend will not be treated as qualified dividend income (a) if the dividend is received with respect to any share of stock held by the Portfolio for fewer than 61 days during the 121-day period beginning on the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, in the case of certain preferred stock, 91 days during the 181-day period beginning 90 days before such date), (b) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, (c) if the recipient elects to have the dividend income treated as investment income for purposes of the limitation on deductibility of investment interest, or (d) if the dividend is received from a foreign corporation that is (i) not eligible for the benefits of a comprehensive income tax treaty with the United States (with the exception of dividends paid on stock of such a foreign corporation readily tradable on an established securities market in the United States) or (ii) treated as a passive foreign investment company. The special tax treatment of qualified dividend income applies only to taxable years beginning before January 1, 2013, unless Congress enacts legislation providing otherwise.

Net investment income will generally qualify for the 70% dividends- received deduction generally available to corporations to the extent of qualifying dividends received by a Portfolio from domestic corporations for the taxable year. A dividend will not be treated as a dividend eligible for the dividends-received deduction (a) if it has been received with respect to any share of stock that the Portfolio has held for less than 46 days (91 days in the case of certain preferred stock) during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend (during the 181-day period beginning 90 days before such date in the case of certain preferred stock) or (b) to the extent that the recipient is under an obligation (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. Moreover, the dividends received deduction may otherwise be disallowed or reduced by application of various provisions of the Internal Revenue Code (for instance, the dividends-received deduction is reduced in the case of a dividend received on debt-financed stock (generally, stock acquired with borrowed funds)).

To the extent that a Portfolio receives income that is (i) in lieu of dividends with respect to securities on loan pursuant to a securities lending transaction or (ii) dividend income on securities the Portfolio temporarily purchased from a counterparty pursuant to a repurchase agreement that is treated for U.S. federal income tax purposes as a loan by the Portfolio, such distribution may not be eligible for the corporate dividends-received deduction for corporate investors and will not constitute qualified dividend income, which is taxable to noncorporate investors at reduced rates for taxable years beginning before January 1, 2013.

Certain investments of a Portfolio can have timing differences between income recognition for tax purposes and the receipt of actual cash with respect to the investments. Investors that intend to meet the 90% distribution requirement for treatment as a “regulated investment company” under Section 852 of the Internal Revenue Code could be required to redeem a portion of their interests in a Portfolio in order to obtain sufficient cash to satisfy the 90% distribution requirement with respect to such income. The Portfolio in turn may sell portfolio holdings in order to meet such redemption requests, including at a time when it may not be advantageous to do so.

If eligible, a Portfolio may make the election described in Section 475(f) of the Internal Revenue Code (the “mark-to-market election”). If a Portfolio makes the mark-to-market election, many of the rules described in this section will generally not apply to the Portfolio’s transactions and the Portfolio instead will generally be required to recognize ordinary income or loss on many (or all) of its securities at the end of each taxable year as if it had sold such securities for their fair market value on the last business day of such taxable year. The Portfolios currently do not expect to make the mark-to-market election, but may determine to do so in the future.

Certain Complex Transactions

Certain of the Portfolios’ investments may be subject to complex provisions of the Internal Revenue Code (including provisions relating to hedging transactions, straddles, integrated transactions, foreign currency contracts, forward foreign currency contracts, and notional principal contracts) that, among other things, may affect the character of gains and losses realized by the Portfolios (e.g., may affect whether gains or losses are ordinary or capital), accelerate recognition of income to the Portfolio and defer losses. These provisions also may require a Portfolio to mark-to-market certain types of positions in their portfolios (i.e., treat them as if they were closed out) which may cause the Portfolio to recognize income without receiving cash. The Portfolios intend to monitor their transactions, intend to make appropriate tax elections, and intend to make appropriate entries in their books and records in order to mitigate the effect of these rules and allow any investor investing all of its assets in a Portfolio to qualify as a regulated investment company under the Internal Revenue Code.

Investments in Regulated Investment Companies

In certain cases, the amount of income and gains realized by a Portfolio from any investments in shares of regulated investment companies may be greater (or less) than such amounts would have been had the Portfolio invested directly in securities held by the investment companies. For similar reasons, the tax attributes of such income and gains (e.g., long-term capital gain, eligibility for the dividends-received deduction, etc.) may not be the same as it would have been had the Portfolio invested directly in the securities held by the investment companies.

Foreign Income

Income received by a Portfolio from sources within foreign countries may be subject to withholding and other foreign taxes. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. It is not feasible to determine the effective rate of foreign tax in advance since the amount of a Portfolio’s assets to be invested in various countries will vary.

Investments in Discount Securities

Investments by a Portfolio in zero coupon or other securities issued at a discount will result in income to the Portfolio equal to a portion of the excess face value of the securities over their issue price (the “original issue discount” or “OID”) each year that the securities are held, even though the Portfolio may receive no cash interest payments or may receive cash interest payments that are less than the income recognized for tax purposes. In other circumstances, whether pursuant to the terms of a security or as a result of other factors outside the control of the Portfolio, the Portfolio may recognize income without receiving a commensurate amount of cash. Any market discount recognized on a market discount bond is taxable as ordinary income. A market discount bond is a bond acquired in the secondary market at a price below redemption value, or below adjusted issue price if the bond was issued with original issue discount. Absent an election by a Portfolio to include the market discount in income as it accrues, gain on the Portfolio’s disposition of such an obligation will be treated as ordinary income rather than capital gain to the extent of the accrued market discount.

Investments in Mortgage-Backed and Mortgage-Related Securities

A Portfolio may invest directly or indirectly in residual interests in real estate mortgage investment conduits (“REMICs”), including by investing in residual interests in collateralized mortgage obligations (“CMOs”) with respect to which an election to be treated as a REMIC is in effect, or equity interests in taxable mortgage pools (“TMPs”). Under a notice issued by the IRS in October 2006 and Treasury regulations that have not yet been issued, but may apply retroactively, a portion of a Portfolio’s income (including income allocated to the Portfolio from certain pass-through entities) that is attributable to a residual interest in a REMIC or an equity interest in a TMP (referred to in the Internal Revenue Code as an “excess inclusion”) will be subject to federal income tax in all events. This notice also provides that excess inclusion income of a partnership, such as a Portfolio, will be allocated to investors in the partnership consistent with the allocation of other items of income, with the same consequences as if the investors held the related interest directly.

In general, excess inclusion income allocated to investors (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions), (ii) will constitute unrelated business taxable income (“UBTI”) to entities (including a qualified pension plan, an individual retirement account, a 401(k) plan, a Keogh plan or other tax-exempt entity) subject to tax on UBTI, that invest in a regulated investment company to which the Portfolio allocates excess inclusion income, thereby potentially requiring an entity to file a tax return and pay tax on such income, and (iii) in the case of a foreign investor that invests in a regulated investment company to which the Portfolio allocates excess inclusion income, will not qualify for any reduction in U.S. federal withholding tax.

Tax Shelter Reporting

A Portfolio may engage in transactions or make investments that would subject the Portfolio, its investors and/or its “material advisors,” as defined in Treas. Reg. Sec. 301.6112-1(c)(1), to special rules requiring such transactions or investments by that Portfolio or investments in the Portfolio to be reported and/or otherwise disclosed to the IRS, including to the IRS’s Office of Tax Shelter Analysis (the “Tax Shelter Rules”). A transaction may be subject to reporting or disclosure if it is described in any of several categories of transactions, which include, among others, transactions that result in the incurrence of a loss or losses exceeding certain thresholds or that are offered under conditions of confidentiality.

Although no Portfolio expects to engage in transactions solely or principally for the purpose of achieving a particular tax consequence, there can be no assurance that a Portfolio will not engage in transactions that trigger the Tax Shelter Rules. In addition, an investor may have disclosure obligations with respect to its interest in a Portfolio if the investor (or the Portfolio in certain cases) participates in a reportable transaction.

Investors should consult their own tax advisors about their obligation to report or disclose to the IRS information about their investment in a Portfolio and participation in a Portfolio’s income, gain, loss, deduction or credit with respect to transactions or investments subject to these rules. In addition, pursuant to these rules, a Portfolio may provide to its material advisors identifying information about the Portfolio’s investors and their participation in the Portfolio and the Portfolio’s income, gain, loss, deduction or credit from those transactions or investments, and the Portfolio or its material advisors may disclose this information to the IRS upon its request. Significant penalties apply for failure to comply with these rules.

Investor Reporting Obligations With Respect to Foreign Bank and Financial Accounts

Investors that are U.S. persons and own, directly or indirectly, more than 50% of a Portfolio could be required to report annually their “financial interest” in the Portfolio’s “foreign financial accounts,” if any, on Treasury Department Form TD F 90-22.1, Report of Foreign Bank and Financial Accounts (“FBAR”).

Other Reporting and Withholding Requirements

Unless certain non-U.S. entities holding interests in the Portfolio comply with IRS requirements that will generally require them to report information regarding U.S. persons investing in, or holding accounts with, such entities, a 30% withholding tax may apply to such entities’ shares of certain Portfolio income after December 31, 2013 (or, in certain cases, after later dates) and to such entities’ shares of gross proceeds earned by a Portfolio or gross proceeds received in redemption of a Portfolio interest after December 31, 2016.

Investors are urged to consult a tax advisor regarding this new reporting and withholding regime, in light of their particular circumstances.

General Considerations

The foregoing discussion summarizes some of the consequences under the current federal tax law of an investment in the Portfolios. It is not a substitute for personal tax advice. Consult your personal tax adviser about the potential tax consequences of an investment in a Portfolio including in-kind transactions under all applicable tax laws.

Special tax considerations apply to investors in a Portfolio that intend to qualify for the special tax treatment accorded to RICs under Subchapter M of the Internal Revenue Code. The foregoing discussion does not attempt to address all special tax consequences to those investors or to their shareholders; shareholders of a regulated investment company that invests in a Portfolio should consult the prospectus and SAI for the regulated investment company in which they invest.

ITEM 25. UNDERWRITERS

Investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

ITEM 26. CALCULATION OF PERFOMANCE DATA

Not applicable.

ITEM 27. FINANCIAL STATEMENTS

The audited financial statements for the fiscal year ended June 30, 2012 for the SSgA Multi-Asset Real Return Portfolio, SSgA Income Allocation Portfolio and SSgA Global Allocation Portfolio are included in the Annual Report of the Trust, which was filed with the SEC on August 28, 2012 as part of the Trust’s filing on Form N-CSR, are incorporated into this Part B by reference. The Annual Report is available, by visiting the Trust’s website at www.spdrs.com or by calling 1-866-787-2257. The SSgA Conservative Global Allocation Portfolio, SSgA Aggressive Global Allocation Portfolio and Blackstone/GSO Senior Loan Portfolio were not in operation during the fiscal year ending June 30, 2012 and therefore do not have financial statements.

APPENDIX A

RATINGS OF DEBT INSTRUMENTS

MOODY’S INVESTORS SERVICE, INC. (“MOODY’S”) – LONG TERM DEBT RATINGS. The following is a description of Moody’s debt instrument ratings.

Aaa – Bonds that are rated Aaa are judged to be of the highest quality, with minimal credit risk.

Aa – Bonds that are rated Aa are judged to be of high quality and are subject to very low credit risk.

A – Bonds that are rated A are considered upper-medium grade and are subject to low credit risk.

Baa – Baa rated bonds are considered medium-grade obligations, and as such may possess certain speculative characteristics and are subject to moderate credit risk.

Ba – Bonds which are rated Ba are judged to have speculative elements and are subject to substantial credit risk.

B and Lower – Bonds which are rated B are considered speculative and are subject to high credit risk. Bonds which are rated Caa are of poor standing and are subject to very high credit risk. Bonds which are rated Ca represent obligations which are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest. Bonds which are rated C are the lowest rated class of bonds and are typically in default, with little prospect for recovery of principal or interest.

Moody’s applies numerical modifiers 1, 2 and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a midrange ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

P-1 – Moody’s short-term ratings are opinions of the ability of issuers (or supporting institutions) to honor short-term financial obligations. Such obligations generally have an original maturity not exceeding thirteen months. The designation “Prime-1” or “P-1” indicates a superior ability to repay short-term debt obligations.

P-2 – Issuers (or supporting institutions) have a strong ability to repay short-term debt obligations.

P-3 – Issuers (or supporting institutions) have an acceptable ability to repay short-term debt obligations.

STANDARD & POOR’S RATING GROUP (“S&P”). S&P’s ratings are based, in varying degrees, on the following considerations: (i) the likelihood of default – capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation; (ii) the nature of and provisions of the obligation; and (iii) the protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.

AAA – Bonds rated AAA are highest grade debt obligations. This rating indicates an extremely strong capacity to pay principal and interest.

AA – Bonds rated AA also qualify as high-quality obligations. Their capacity to pay principal and interest is very strong, and in the majority of instances they differ from AAA issues only by a small degree.

A – Bonds rated A have a strong capacity to pay principal and interest, although they are more susceptible to the adverse effects of changes in circumstances and economic conditions than bonds in higher-rated categories.

BBB – Bonds rated BBB exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and principal.

BB and Lower – Bonds rated BB, B, CCC, CC, and C are regarded as having significant speculative characteristics with respect to the issuer’s capacity to pay interest and principal in accordance with the terms of the obligation. BB indicates the least degree of speculation and C the highest degree of speculation. While such bonds may have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

The ratings AA to C may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

A-1 – Standard & Poor’s short-term issue credit ratings are current assessments of the likelihood of timely payments of debt having original maturity of no more than 365 days. The A-1 designation indicates that the capacity for payment is extremely strong.

A-2 – The capacity for timely payment on issues with this designation is strong. However, a short-term debt with this rating is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debts in higher rating categories.

Plus (+) or minus (-): The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

FITCH RATINGS (“FITCH”).

Fitch Ratings cover a global spectrum of corporate, sovereign (including supranational and sub-national), financial, bank, insurance, municipal and other public finance entities and the securities or other obligations they issue.

AAA – Highest credit quality. ‘AAA’ ratings denote the lowest expectation of default risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA – Very high credit quality. ‘AA’ ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A High credit quality. ‘A’ ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB – Good credit quality. ‘BBB’ ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate but adverse business or economic conditions are more likely to impair this capacity.

BB Speculative – ‘BB’ ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exists which supports the servicing of financial commitments.

Fitch Rating’s appends the modifiers “+” or “-” to denote relative status within the major rating categories.

A short-term rating has a time horizon of up to 13 months for most obligations, or up to 36 months for US public finance securities, and thus places greater emphasis on the liquidity necessary to meet financial commitments in a timely manner.

F1. Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

F2. Good short-term credit quality. A Good intrinsic capacity for timely payment of financial commitments.

F3. Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.

B. Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

C. High short-term default risk. Default is a real possibility.

D. Default. Indicates a broad-based default event for an entity, or the default of a specific short-term obligation.

E. Restricted Default. Indicates an entity has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations.

APPENDIX B

SPDR® Series Trust

SPDR® Index Shares Funds

SSgA Master Trust

SSgA Active ETF Trust

Proxy Voting Policy and Procedures

The Boards of Trustees of the SPDR Series Trust, SPDR Index Shares Funds, SSgA Master Trust and SSgA Active ETF Trust (each a “Trust”, and together the “Trusts”) have adopted the following policy and procedures with respect to voting proxies relating to portfolio securities held by the Trusts’ investment portfolios.

1. Proxy Voting Policy

The policy of each Trust is to delegate the responsibility for voting proxies relating to portfolio securities held by the Trusts to SSgA Funds Management, Inc., the Trusts’ investment adviser (the “Adviser”), subject to the Trustees’ continuing oversight.

2. Fiduciary Duty

The right to vote proxies with respect to portfolio securities held by each Trust is an asset of the Trusts. The Adviser acts as a fiduciary of the Trusts and must vote proxies in a manner consistent with the best interest of the Trusts and their shareholders.

3. Proxy Voting Procedures

A. At least annually, the Adviser shall present to the Board its policies, procedures and other guidelines for voting proxies (“Policy”). In addition, the Adviser shall notify the Trustees of material changes to its Policy promptly and at least by at the next regular meeting of the Board of Trustees after such amendment is implemented.

B. With respect to any proxies that the Adviser has identified as involving a conflict of interest, the Adviser shall submit a report indicating the nature of the conflict of interest and how that conflict was resolved with respect to the voting of the proxy at the next regular meeting of the Board or Trustees. For this purpose, a “conflict of interest” shall be deemed to occur when the Adviser or an affiliated person of the Adviser has a financial interest in a matter presented by a proxy to be voted on behalf of a Trust, other than the obligation the Adviser incurs as investment adviser to that Trust, which may compromise the Adviser’s independence of judgment and action in voting the proxy.

C. At least annually, the Adviser shall inform the Trustees that a record is available with respect to each proxy voted with respect to portfolio securities of each Trust during the year. Also see Section 5 below.

4. Revocation of Authority to Vote

The delegation by the Trustees of the authority to vote proxies relating to portfolio securities of the Trusts may be revoked by the Trustees, in whole or in part, at any time.

5. Annual Filing of Proxy Voting Record

The Adviser shall provide the required data for each proxy voted with respect to portfolio securities of a Trust to that respective Trust or its designated service provider in a timely manner and in a format acceptable to be filed in the Trust’s annual proxy voting report on Form N-PX for the twelve-month period ended June 30. Form N-PX is required to be filed not later than August 31 of each year.

6. Disclosures

A.	The Trust shall include in its registration statement:

1.	A description of this policy and of the policies and procedures used by the Adviser to determine how to vote proxies relating to portfolio securities; and

2.	A statement disclosing that information regarding how the Trust voted proxies relating to portfolio securities during the most recent twelve-month period ended June 30 is available without charge, upon request, by calling the Trust’ toll-free telephone number; or through a specified Internet address; or both; and on the Securities and Exchange Commission’s (the “SEC”) website.

B.	The Trust shall include in its annual and semi-annual reports to shareholders:

1.	A statement disclosing that a description of the policies and procedures used by or on behalf of the Trust to determine how to vote proxies relating to portfolio securities of the Funds is available without charge, upon request, by calling the Trust’ toll-free telephone number; through a specified Internet address, if applicable; and on the SEC’s website; and

2.	A statement disclosing that information regarding how the Trust voted proxies relating to portfolio securities during the most recent twelve-month period ended June 30 is available without charge, upon request, by calling the Trust’ toll-free telephone number; or through a specified Internet address; or both; and on the SEC’s website.

7. Review of Policy

The Trustees shall review this policy to determine its continued sufficiency as necessary from time to time.

Adopted (SPDR Series Trust/SPDR Index Shares Funds): May 31, 2006

Updated: August 1, 2007

Amended: May 29, 2009

Amended: November 19, 2010

Adopted (SSgA Master Trust/SSgA Active ETF Trust)/Amended: May 25, 2011

APPENDIX C

PROXY VOTING POLICY	STATE STREET GLOBAL ADVISORS®

March 2012

Introduction

SSgA Funds Management, Inc. (“SSgA FM”) is a registered investment adviser and a wholly owned subsidiary of State Street Corporation, a leading provider of financial services to institutional investors. As an investment manager, SSgA FM has discretionary proxy voting authority over most of its client accounts, and SSgA FM votes these proxies in the manner that we believe will most likely protect and promote the long term economic value of client investments and as set forth in the SSgA FM Proxy Voting Guidelines (the “Proxy Voting Guidelines”).

Proxy Voting Procedure

Oversight

The SSgA FM Corporate Governance Team is responsible for implementing the Proxy Voting Guidelines, case-by-case voting items, issuer engagement activities, and research and analysis of governance-related issues impacting shareholder value. The implementation of the Proxy Voting Guidelines is overseen by the SSgA FM Global Proxy Review Committee (“SSgA FM PRC”), a committee of investment, compliance and legal professionals, who provide guidance on proxy issues as described in more detail below. The SSgA FM PRC reports to the SSgA Investment Committee, and may refer certain significant proxy items to that committee. In addition to voting proxies, SSgA:

1) describes its proxy voting procedures to its clients in Part II of its Form ADV;

2) provides the client with this written proxy policy, upon request;

3) discloses to its clients how they may obtain information on how FM voted the client’s proxies;

4) matches proxies received with holdings as of record date;

5) generally applies its proxy voting policy consistently and keeps records of votes for each client;

6) documents the reason(s) for voting for all non-routine items; and

7) keeps records of such proxy voting available for inspection by the client or governmental agencies.

Oversight of the proxy voting process is ultimately the responsibility of the SSgA Investment Committee. The SSgA Investment Committee reviews and approves amendments to the Proxy Voting Guidelines.

Proxy Voting Process

SSgA FM retains Institutional Shareholder Services Inc. (“ISS”), a firm with expertise in proxy voting and corporate governance, to support our proxy voting process. SSgA FM utilizes ISS’s services in three ways: (1) as SSgA FM’s proxy voting agent (providing SSgA FM with vote execution and administration services); (2) applying SSgA FM’s Proxy Voting Guidelines; and (3) provides research and analysis relating to general corporate governance issues and specific proxy items.

On most routine proxy voting items (e.g., retention of auditors), ISS will effect the proxy votes in accordance with the Proxy Voting Guidelines and our standing instructions, which the SSgA FM Corporate Governance Team reviews with ISS on an annual basis or on a case-by-case basis as required. The guidance permits ISS to apply the Proxy Voting Guidelines without consulting us on each proxy and in a manner that is consistent with our investment view. On matters not directly covered by the Proxy Voting Guidelines, and we conclude there is no likelihood of impacting shareholder value, ISS may effect proxy votes in accordance with its own recommendations.

In other cases, the Corporate Governance Team will evaluate the proxy solicitation to determine how to vote consistent with SSgA FM’s investment views and to maximize the value of our client accounts. In general, the Corporate Governance Team will engage in this additional review for:

(iii)	proxies that involve special circumstances and require additional research and discussion (e.g. a material merger or acquisition, or a material governance issue with the potential to become a significant precedent in corporate governance); and

(iv)	proxies that are not directly addressed by our policies and which are reasonably anticipated to have an impact on the current or potential value of a security or which we do not consider to be routine.

In some instances, the SSgA FM Corporate Governance Team may refer significant issues which are not addressed by our Proxy Voting Guidelines or guidance to ISS to the SSgA FM PRC for a determination of the proxy vote. In addition, in determining whether to refer a proxy vote to the SSgA FM PRC, the SSgA FM Corporate Governance Team will examine whether there is a material conflict of interest between the interests of our client and those of SSgA FM or its affiliates (as explained in greater detail below under “Conflict of Interest”). If there is no material conflict, we examine the proposals that involve special circumstances or are not addressed by our policy or guidance in detail in seeking to determine what vote would be in the best interest of our clients (i.e., to maximize the economic value of our clients’ securities).

Conflict of Interest

From time to time, SSgA FM will review a proxy which may present a potential conflict of interest. In general, we do not believe matters that fall within our Proxy Voting Guidelines and are voted consistently with the Proxy Voting Guidelines present any potential conflicts, since the vote on the matter has effectively been determined without reference to the soliciting entity; however, where matters do not fall within our Proxy Voting Guidelines or where we believe that voting in accordance with the Proxy Voting Guidelines is unwarranted, we conduct an additional review to determine whether there is a conflict of interest. Although various relationships could be deemed to give rise to a conflict of interest, SSgA has determined that two categories of relationships present a serious concern to warrant an alternative process: (1) clients of SSgA FM or its affiliates which are among the top 100 clients of State Street Corporation or its affiliates based upon revenue; and (2) the 10 largest broker-dealers used by SSgA, based upon revenue (a “Material Relationship”).

In circumstances where either (i) the matter does not fall clearly within the Proxy Voting Guidelines or (ii) SSgA FM determines that voting in accordance with such policies or guidance is not in the best interests of its clients, the Director of SSgA FM’s Corporate Governance Team will determine whether a Material Relationship exists. If so the matter is referred to the SSgA FM PRC. The SSgA FM PRC then reviews the matter and determines whether a conflict of interest exists, and if so, how to best resolve such conflict. For example, the SSgA FM PRC may (i) determine that the proxy vote does not give rise to a conflict due to the issues presented, (ii) refer the matter to the SSgA Investment Committee for further evaluation or (iii) retain an independent fiduciary to determine the appropriate vote.

Engagement

SSgA FM conducts issuer engagement activity to support SSgA FM’s voting principles. SSgA FM believes engagement with portfolio companies is often the most active and productive way shareholders can exercise their ownership rights, with the goal of increasing shareholder value. SSgA FM regularly engages with companies to discuss corporate governance issues and to provide insight about the principles and practices that drive our voting decisions. In our discussions, we highlight the attributes and practices that we believe enhance the quality of corporate governance at companies. Some engagement topics include takeover defenses, merger transactions, proxy contests, board elections, sustainability issues, executive compensation, equity compensation plans and other topical issues of interest to our clients as shareholders. Through our discussions, we seek to strengthen the quality of corporate governance with boards and management, which helps protect shareholder value.

The SSgA FM Governance Team is dedicated to providing governance research, analysis, issuer engagement and voting services. The SSgA FM Governance Team has no fixed set of priorities that dictate engagement practices. Instead, we view engagement practices as being dependent upon facts and circumstances, while giving consideration to the size of our total position of the issuer and/or the potential negative governance practices, performance profile, and circumstance at hand.

Nature and Form of Engagement

SSgA FM believes issuer engagement can take many forms and be triggered under numerous circumstances. The following methods represent how SSgA FM defines engagement methods:

Reactive

Reactive engagement is initiated by the issuers and typically represents a majority of SSgA FM’s engagement activity. SSgA FM routinely discusses specific voting issues and items with the issuer community. These are viewed as an opportunity to address not only voting items, but also a wide range of governance items that impact shareholder value.

Recurring

Recurring engagement takes advantage of SSgA FM’s strong relationships with many of its largest holdings. SSgA FM maintains regular face-to-face meetings with these issuers, allowing SSgA FM to reinforce key tenets of good corporate governance and actively advise these issuers around concerns that SSgA FM feels may impact long-term shareholder value.

Dynamic

Using screening tools designed to capture a mix of SSgA FM’s largest exposures to issuers demonstrating severe negative governance profiles, SSgA FM will actively seek direct dialogue with the board and management. In these cases, the dynamic engagement process represents the most meaningful chance for SSgA FM to protect long-term shareholder value from excessive risk due to governance related risks.

SSgA FM believes active engagement is best conducted individually and directly with company management or board members. Collaborative engagement, where multiple shareholders communicate with company representatives, such as shareholder conference calls, can serve as a potential forum for issues that are not identified by SSgA FM as requiring active engagement.

When Does SSgA FM Engage Issuers?

SSgA FM uses various methods to monitor its investments to determine which issuers require dynamic engagement. A blend of quantitative and qualitative research and data is used to identify potential engagement opportunities. SSgA FM sources internal and external research and screening tools to support the engagement process.

Voting and Engagement

SSgA FM believes engagement and voting activity have a direct relationship. Issuer engagement seeks to address significant shareholder concerns and governance issues. Logically, successful issuer engagement should reduce the need to vote against management. The integration and exercise of both these rights leads to a meaningful shareholder tool that seeks to achieve enhanced shareholder value on behalf of SSgA FM clients.

Developed and Non-Developed Markets

SSgA FM engagement philosophy applies across all global markets. We have found the opportunity and effectiveness of engagement activity directly correlates to the level of ownership and voting rights provided by local market laws. From market to market, engagement activity may take different forms in order to best achieve long term engagement goals.

Engagement in developed markets is a mature process for SSgA FM. In some cases, engagement activity is institutionalized into local best practices, such as the UK Stewardship Code overseen by Financial Reporting Commission (FRC). In the UK, disclosure standards are high, allowing shareholders simple access to the key components of governance, such as board and by-law structure, remuneration policies and practices, sustainability data and reporting, among others. Further, shareholder rights are relatively high allowing for SSgA FM to engage on a variety of issues.

In many non-OECD markets we often supplement direct company engagement with participation in shareholder advocacy groups that seek change at a market level. This type of “top-down” approach should have a positive long-term impact by addressing shortcomings in local market laws on disclosure and shareholder rights.

Summary of Proxy Voting Guidelines

Directors and Boards

The election of directors is one of the most important fiduciary duties SSgA FM performs as a shareholder. SSgA FM believes that well-governed companies can protect and pursue shareholder interests better and withstand the challenges of an uncertain economic environment. As such, SSgA FM seeks to vote director elections, in a way, which we as a fiduciary, believe will maximize the monetary value of each portfolio’s holdings.

The role of the board, in SSgA FM’s view, is to carry out its responsibilities in the best long-term interest of the company and its shareholders. A strong and effective board oversees management, provides guidance on strategic matters, selects the CEO and other senior executives, creates a succession plan, and performs risk oversight and performance assessment of the CEO and management. In contrast, management implements the business strategy and runs the company’s day-to-day operations. As part of SSgA FM’s engagement process, SSgA FM routinely discusses the importance of the board with issuers.

SSgA FM believes the quality of a board is a measure of director independence and company governance practices. In voting to elect nominees, SSgA FM considers many factors. SSgA FM believes independent directors are crucial to good corporate governance and help management establish sound corporate governance policies and practices. A sufficiently independent board will most effectively monitor management, maintain appropriate governance practices, and perform oversight functions necessary to protect shareholder interests.

Accounting and Audit Related Issues

SSgA FM believes audit committees are critical and necessary as part of the board’s risk oversight role. We expect auditors to provide assurance as of a company’s financial condition. Having trust in the accuracy of financial statements is important for shareholders to make decisions. Subsequently, SSgA FM believes that it is imperative for audit committees to select outside auditors who are independent from management.

SSgA FM believes the audit committee is responsible for appointing, compensating, retaining and overseeing the issuer’s outside audit firm. In addition, SSgA FM believes the audit committee should approve audit and non-audit services performed by outside audit firms.

Capital Structure, Reorganization and Mergers

Though SSgA FM does not seek involvement in the day-to-day operations of an organization, SSgA FM recognizes the need for oversight and input into management decisions that may affect a company’s value. Altering the capital structure of a company is a critical decision for management, and in making such a critical decision, SSgA FM believes the company should have a well explained business rationale that is consistent with corporate strategy and should not overly dilute its shareholders.

The organizational structure of a company or proposed modifications to a company, may improve the effectiveness of a company’s operations, thereby enhancing shareholder value. M&A issues may result in a substantial economic impact to a corporation. SSgA FM evaluates mergers and acquisitions on a case-by-case basis. SSgA FM considers the adequacy of the consideration and the impact of the corporate governance provisions to shareholders. In all cases, SSgA FM uses its discretion in order to maximize shareholder value.

Occasionally, companies add anti-takeover provisions that reduce the chances of a potential acquirer making an offer or reducing the likelihood of a successful offer. SSgA FM does not support proposals that reduce shareholders’ rights, entrench management or reduce the likelihood of shareholder’s right to vote on reasonable offers.

Compensation

SSgA FM considers the board’s responsibility to include setting the appropriate level of executive compensation. Despite the differences among the types of plans and the awards possible, there is a simple underlying philosophy that guides SSgA FM’s analysis of executive compensation; there should be a direct relationship between executive compensation and company performance over the long term.

General/Routine

Although SSgA FM does not seek involvement in the day-to-day operations of an organization, SSgA FM recognizes the need for conscientious oversight and input into management decisions that may affect a company’s value. SSgA FM supports proposals that encourage economically advantageous corporate practices and governance, while leaving decisions that are deemed to be routine or constitute ordinary business to management and the board of directors.

Environmental and Social Issues

Proposals relating to social and environmental issues, typically initiated by shareholders, generally request that the company disclose or amend certain business practices. Often, proposals may address concerns with which SSgA FM philosophically agrees, but absent a compelling economic impact on shareholder value, SSgA FM will typically abstain from voting on these proposals.

International Statement

SSgA FM reviews proxies of non-US issuers consistent with our Principles and Proxy Voting Guidelines; however, SSgA FM also endeavors to show sensitivity to local market practices when voting non-US proxies. This may lead to contrasting votes as corporate governance standards, disclosure requirements and voting mechanics differ from market to market. SSgA will vote issues in the context of our Proxy Voting Guidelines, as well as local market standards, where appropriate.

SSgA FM votes in all markets where it is feasible; however, SSgA FM may refrain from voting meetings when power of attorney documentation is required, where voting will have a material impact on our ability to trade the security, or where issuer-specific special documentation is required or various market or issuer certifications are required. SSgA FM is unable to vote proxies when certain custodians, used by our clients, do not offer proxy voting in a jurisdiction or when they charge a meeting specific fee in excess of the typical custody service agreement.

SSgA FM Proxy Voting Guidelines

State Street Global Advisors Funds Management (“SSgA FM”) seeks to vote proxies for which it has discretionary authority in the best interests SSgA FM clients. This means that SSgA FM will make voting decisions in the manner SSgA believes will most likely protect and promote the long term economic value of client accounts. Absent unusual circumstances or specific client instructions, SSgA FM votes proxies on a particular matter in the same way for all clients, regardless of their investment style or strategies. SSgA FM takes the view that voting in a manner consistent with maximizing the monetary value of our clients’ holdings will benefit our direct clients (e.g. fund shareholders).

I.	DIRECTOR RELATED ITEMS

Director related proposals concern issues submitted to shareholders that deal with the composition of the board or impact the members of a corporation’s board of directors. In deciding which director nominee to support, SSgA FM considers numerous factors.

Director Elections

SSgA’s director election policy focuses on companies’ governance profile to identify if a company demonstrates appropriate governance practices or if it exhibits negative governance practices. Factors SSgA considers when evaluating governance practices include, but are not limited to the following:

•	Shareholder rights

•	Board independence

•	Board structure

If a company demonstrates appropriate governance practices, SSgA believes a director should be classified as independent based on the relevant listing standards or local market practice standards. In such cases, the composition of the key oversight committees of a board should meet the minimum standards of independence. Accordingly, SSgA will vote against a nominee at a company with appropriate governance practices if the director is classified as non-independent under relevant listing standards or local market practice AND serves on a key committee of the board (compensation, audit, nominating or committees required to be fully independent by local market standards).

Conversely, if a company demonstrates negative governance practices, SSgA believes the classification standards for director independence should be elevated. In such circumstances, we will evaluate all director nominees based on the following classification standards:

•	Is the nominee an employee of or related to an employee of the issuer or its auditor,

•	Does the nominee provides professional services to the issuer,

•	Has the nominee attended an appropriate number of board meetings, or

•	Has the nominee received non-board related compensation from the issuer.

Where companies demonstrate negative governance practices, these stricter standards will apply not only to directors who are a member of a key committee but to all directors on the board as market practice permits. Accordingly, SSgA will vote against a nominee (with the exception of the CEO) where the board has inappropriate governance practices and is considered not independent based on the above independence criteria.

Additionally, SSgA may withhold votes based on the following:

•	CEOs of public companies who sit on more than three public company boards.

•	Nominees who sit on more than six public company boards.

•

SSgA may withhold votes from all director nominees at companies that have ignored a shareholder proposal which received a majority of the shares outstanding at the last annual or special meeting, unless management submits the proposal(s) on the ballot as a binding management proposal, recommending shareholders vote for the particular proposal(s).

•	SSgA may withhold votes from compensation committee members where there is a weak relationship between executive pay and performance over a five-year period.

•	SSgA will withhold votes from audit committee members if non-audit fees exceed 50% of total fees paid to the auditors.

•	SSgA will withhold votes from directors who appear to have been remiss in their duties.

Director Related Proposals

SSgA FM generally votes for the following director related proposals:

•	Discharge of board members’ duties, in the absence of pending litigation, governmental investigation, charges of fraud or other indications of significant concern.

•	Proposals to restore shareholders’ ability to remove directors with or without cause.

•	Proposals that permit shareholders to elect directors to fill board vacancies.

•	Shareholder proposals seeking disclosure regarding the company, board, or compensation committee’s use of compensation consultants, such as company name, business relationship(s) and fees paid.

SSgA FM generally votes against the following director related proposals:

•	Requirements that candidates for directorships own large amounts of stock before being eligible to be elected.

•	Proposals that relate to the “transaction of other business as properly comes before the meeting”, which extend “blank check” powers to those acting as proxy.

•	Shareholder proposals requiring two candidates per board seat.

Majority Voting

SSgA FM will generally support a majority vote standard based on votes cast for the election of directors.

SSgA FM will generally vote to support amendments to bylaws that would require simple majority of voting shares (i.e. shares cast) to pass or repeal certain provisions.

Annual Elections

SSgA FM generally supports the establishment of annual elections of the board of directors. Consideration is given to the overall level of board independence and the independence of the key committees as well as whether there is a shareholders rights plan.

Cumulative Voting

SSgA FM does not support cumulative voting structures for the election of directors.

Separation Chair/CEO

SSgA FM analyzes proposals for the separation of Chair/CEO on a case-by-case basis taking into consideration numerous factors, including but not limited to, a company’s performance and the overall governance structure of the company.

Proxy Access

SSgA will consider proposals relating to Proxy Access on a case-by-case basis:

SSgA will evaluate the company’s specific circumstances, the impact of the proposal on the target company and its potential effect on shareholder value.

Considerations include but are not limited to the following:

•	The ownership thresholds and holding duration proposed in the resolution;

•	The binding nature of the proposal;

•	The number of directors that shareholders may be nominate each year;

•	Company performance;

•	Company governance structure;

•	Shareholder rights; and

•	Board performance.

Age/Term Limits

Generally, SSgA FM will vote against limits to tenure.

Approve Remuneration of Directors

Generally, SSgA FM will support directors’ compensation, provided the amounts are not excessive relative to other issuers in the market or industry. In making our determination, we review whether the compensation is overly dilutive to existing shareholders.

Indemnification

Generally, SSgA FM supports proposals to limit directors’ liability and/or expand indemnification and liability protection if he or she has not acted in bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Classified Boards

SSgA FM generally supports annual elections for the board of directors. In certain cases, SSgA FM will support a classified board structure, if the board is composed of 80 percent of independent directors, the board’s key committees (auditing, nominating and compensation) are composed of independent directors, and SSgA FM will consider other governance factors, including antitakeover devices.

Confidential Voting

SSgA FM will support confidential voting.

Board Size

SSgA FM will support proposals seeking to fix the board size or designate a range for the board size and will vote against proposals that give management the ability to alter the size of the board outside of a specified range without shareholder approval.

II.	AUDIT RELATED ITEMS

Ratifying Auditors and Approving Auditor Compensation

SSgA FM supports the approval of auditors and auditor compensation provided that the issuer has properly disclosed audit and non-audit fees relative to market practice and the audit fees are not deemed excessive. SSgA FM deems audit fees to be excessive if the non-audit fees for the prior year constituted 50% or more of the total fees paid to the auditor. SSgA FM will support the disclosure of auditor and consulting relationships when the same or related entities are conducting both activities and will support the establishment of a selection committee responsible for the final approval of significant management consultant contract awards where existing firms are already acting in an auditing function.

In circumstances where “other” fees include fees related to initial public offerings, bankruptcy emergence, and spin-offs, and the company makes public disclosure of the amount and nature of those fees which are determined to be an exception to the standard “non-audit fee” category, then such fees may be excluded from the non-audit fees considered in determining the ratio of non-audit to audit/audit-related fees/fax compliance and preparation for purposes of determining whether non-audit fees are excessive.

SSgA FM will support the discharge of auditors and requirements that auditors attend the annual meeting of shareholders.3

Accept Financial Statements Consolidated Financial Statements and Statutory Reports

It is the auditor’s responsibility to provide assurance as of the company’s financial condition. Accordingly, in the absence of pending litigation, governmental investigation, charges of fraud or other indicia of significant concern, SSgA FM will accept the financial statement, allocation of income and/or statutory report.

III.	CAPITAL STRUCTURE

Capital structure proposals include requests by management for approval of amendments to the certificate of incorporation that will alter the capital structure of the company. The most common request is for an increase in the number of authorized shares of common stock, usually in conjunction with a stock split or dividend. Typically, requests that are not unreasonably dilutive or enhance the rights of common shareholders are supported. In considering authorized share proposals, the typical threshold for approval is 100% over current authorized shares. However, the threshold may be increased if the company offers a specific need or purpose (merger, stock splits, growth purposes, etc.). All proposals are evaluated on a case-by-case basis taking into account the company’s specific financial situation.

Increase in Authorized Common Shares

In general, SSgA FM supports share increases for general corporate purposes up to 100% of current authorized stock.

SSgA FM supports increases for specific corporate purposes up to 100% of the specific need plus 50% of current authorized common stock for U.S. firms and plus 100% of current authorized stock for international firms.

When applying the thresholds, SSgA FM will also consider the nature of the specific need, such as mergers and acquisitions and stock splits.

[3]	Common for non-US issuers; request from the issuer to discharge from liability the directors or auditors with respect to actions taken by them during the previous year.

Increase in Authorized Preferred Shares

SSgA FM votes on a case-by-case basis on proposals to increase the number of preferred shares.

Generally, SSgA FM will vote for the authorization of preferred stock in cases where the company specifies the voting, dividend, conversion, and other rights of such stock and the terms of the preferred stock appear reasonable.

SSgA FM will support proposals to create “declawed” blank check preferred stock (stock that cannot be used as a takeover defense).

However, SSgA FM will vote against proposals to increase the number of blank check preferred stock authorized for issuance when no shares have been issued or reserved for a specific purpose.

Preemptive Rights and Non-Preemptive Rights

In general, SSgA FM supports issuance authority requests up to 100% of current share capital with preemptive rights. Requests for the authority to remove preemptive rights will be supported for share issuances that are less than a certain percentage (ranging from 5-20%, based on market practice) of the outstanding shares, unless even such a small amount could have a material dilutive effect on existing shareholders (e.g. illiquid markets).

For Hong Kong, SSgA FM does not support issuances that do not place limits on discounts or do not provide the authority to refresh the share issuance amounts without prior shareholder approval.

Unequal Voting Rights

SSgA FM will not support proposals authorizing the creation of new classes of common stock with superior voting rights and will vote against new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights. In addition, SSgA FM will not support capitalization changes that add “blank check” classes of stock (i.e. classes of stock with undefined voting rights) or classes that dilute the voting interests of existing shareholders.

However, SSgA FM will support capitalization changes that eliminate other classes of stock and/or unequal voting rights.

Dividends and Share Repurchase Programs

SSgA FM generally supports dividend payouts that are greater than or equal to country and industry standards; we generally support a dividend which constitutes 30% or more of net income. SSgA FM may vote against the dividend payouts if the dividend payout ratio has been consistently below 30% without adequate explanation; or, the payout is excessive given the company’s financial position.

Generally, SSgA FM votes for the authorization of share repurchase programs, unless the issuer does not clearly state the business purpose for the program, a definitive number of shares to be repurchased, and the time frame for the repurchase.

IV.	MERGERS AND ACQUISITIONS

Mergers and the reorganization structure of a company often involve proposals relating to reincorporation, restructurings, mergers, liquidations, and other major changes to the corporation. Proposals that are in the best interests of the shareholders, demonstrated by enhancing share value or improving the effectiveness of the company’s operations, will be supported. In general, provisions that are not viewed as economically sound or are thought to be destructive to shareholders’ rights are not supported.

SSgA FM will generally support transactions that maximize shareholder value. Some of the considerations include, but are not limited to the following:

•	Offer premium

•	Strategic rationale

•	Board oversight of the process for the recommended transaction, including, director and/or management conflicts of interest

•	Offers made at a premium and where there are no other higher bidders

•	Offers in which the secondary market price is substantially lower than the net asset value

SSgA FM may vote against a transaction considering the following:

•	Offers with potentially damaging consequences for minority shareholders because of illiquid stock, especially in some non-US markets

•	Offers where we believe there is a reasonable prospect for an enhanced bid or other bidders

•	At the time of voting, the current market price of the security exceeds the bid price

V.	ANTI-TAKEOVER MEASURES

Typically, proposals relating to requests by management to amend the certificate of incorporation or bylaws to add or delete a provision are deemed to have an antitakeover effect. The majority of these proposals deal with management’s attempt to add some provision that makes a hostile takeover more difficult or will protect incumbent management in the event of a change in control of the company.

Proposals that reduce shareholders’ rights or have the effect of entrenching incumbent management will not be supported. Proposals that enhance the right of shareholders to make their own choices as to the desirability of a merger or other proposal are supported.

Shareholder Rights Plans

SSgA FM will support mandates requiring shareholder approval of a shareholder rights plans (“poison pill”) and repeals of various anti-takeover related provisions.

In general, SSgA FM will vote against the adoption or renewal of a US issuer’s shareholder rights plan (“poison pill”).

SSgA FM will support the adoption or renewal of a non-US issuer’s shareholder rights plans (“poison pill”) if the following conditions are met: (i) minimum trigger, flip-in or flip-over of 20%, (ii) maximum term of three years, (iii) no “dead hand,” “slow hand,” “no hand” or similar feature that limits the ability of a future board to redeem the pill, and (iv) inclusion of a shareholder redemption feature (qualifying offer clause), permitting ten percent of the shares to call a special meeting or seek a written consent to vote on rescinding the pill if the board refuses to redeem the pill 90 days after a qualifying offer is announced.

SSgA FM will vote for an amendment to a shareholder rights plan (“poison pill”) where the terms of the new plans are more favorable to shareholders’ ability to accept unsolicited offers (i.e. if one of the following conditions are met: (i) minimum trigger, flip-in or flip-over of 20%, (ii) maximum term of three years, (iii) no “dead hand,” “slow hand,” “no hand” or similar feature that limits the ability of a future board to redeem the pill, and (iv) inclusion of a shareholder redemption feature (qualifying offer clause), permitting ten percent of the shares to call a special meeting or seek a written consent to vote on rescinding the pill if the board refuses to redeem the pill 90 days after a qualifying offer is announced).

Special Meetings

SSgA will vote for shareholder proposals related to special meetings at companies that do not provide shareholders the right to call for a special meeting in their by-laws if:

•	The company also does not allow shareholders to act by written consent, OR

•	The company allows shareholders to act by written consent but the ownership threshold for acting by written consent is set above 25% of outstanding shares.

SSgA will vote for shareholder proposals related to special meetings at companies that give shareholders (with a minimum 10% ownership threshold) the right to call for a special meeting in their by-laws if:

•	The current ownership threshold to call for a special meeting is above 25% of outstanding shares.

SSgA will vote for management proposals related to special meetings.

Written Consent

SSgA will vote for shareholder proposals on written consent at companies if:

•	The company does not have provisions in their by-laws giving shareholders the right to call for a special meeting, OR

•	The company allows shareholders the right to call for a special meeting but the current ownership threshold to call for a special meeting is above 25% of outstanding shares, AND

•	The company has a poor governance profile.

SSgA will vote management proposals on written consent on a case-by-case basis.

Super-Majority

SSgA FM will generally vote against amendments to by-laws requiring super-majority shareholder votes to pass or repeal certain provisions. SSgA FM will vote for the reduction or elimination of super-majority vote requirements, unless management of the issuer was concurrently seeking to or had previously made such a reduction or elimination.

VI.	REMUNERATION

Despite the differences among the types of plans and the awards possible there is a simple underlying philosophy that guides the analysis of all compensation plans; namely, are the terms of the plan designed to provide an incentive for executives and/or employees to align their interests with those of the shareholders and thus work toward enhancing shareholder value. Plans which benefit participants only when the shareholders also benefit are those most likely to be supported.

Advisory Vote on Executive Compensation and Frequency

SSgA FM supports management proposals on executive compensation where there is a strong relationship between executive pay and performance over a five-year period.

SSgA FM supports an annual advisory vote on executive compensation.

Approve Remuneration Report

SSgA FM will generally support remuneration reports that are judged to be in-line with local market practices. SSgA FM will generally vote against the approval of the remuneration report if the company fails to disclose information regarding any element of CEO remuneration including but not limited to, base salary, annual bonuses, and special bonuses relative to market practice.

If the company’s schemes allows for retesting of performance criteria over extended time period or for retesting if the original performance criteria was not met during the initial time period, SSgA FM may vote against the remuneration report.

Employee Equity Award Plans

SSgA FM considers numerous criteria when examining equity award proposals. Generally, SSgA FM does not vote against plans for lack of performance or vesting criteria. Rather, the main criteria that will result in a vote against an equity award plan are:

Excessive voting power dilution: To assess the dilutive effect, we divide the number of shares required to fully fund the proposed plan, the number of authorized but unissued shares and the issued but unexercised shares by the fully diluted share count. SSgA reviews that number in light of certain factors, including the industry of the issuer.

Other criteria include the following:

•	Number of participants or eligible employees;

•	The variety of awards possible

•	The period of time covered by the plan

There are numerous factors that we view as negative, and together, may result in a vote against a proposal:

•	Grants to individuals or very small groups of participants;

•	“Gun-jumping” grants which anticipate shareholder approval of a plan or amendment;

•	The power of the board to exchange “underwater” options without shareholder approval this pertains to the ability of a company to reprice options, not the actual act of repricing described above;

•	Below market rate loans to officers to exercise their options;

•	The ability to grant options at less than fair market value;

•	Acceleration of vesting automatically upon a change in control;

•	Excessive compensation (i.e. compensation plans which are deemed by SSgA FM to be overly dilutive).

Historical option grants: Excessive historical option grants over the past three years. Plans that provide for historical grant patterns of greater than eight to twelve percent are generally not supported.

Repricing: SSgA FM will vote against any plan where repricing is expressly permitted. If a company has a history of repricing underwater options, the plan will not be supported.

Share Repurchases: If a company makes a clear connection between a share repurchase program and its intent to offset dilution created from option plans and the company fully discloses the amount of shares being repurchased, the voting dilution calculation may be adjusted to account for the impact of the buy back.

Companies who do not (i) clearly state the intentions of any proposed share buy-back plan or (ii) do not disclose a definitive number of the shares to be bought back and, (iii) the time frame during which the shares will be bought back will not have any such repurchase plan factored into the dilution calculation.

162(m) Plan Amendments: If a plan would not normally meet SSgA FM criteria described above, but is primarily being amended to add specific performance criteria to be used with awards designed to qualify for performance-based exception from the tax deductibility limitations of Section 162(m) of the Internal Revenue Code, then SSgA FM will support the proposal to amend the plan.

Employee Stock Option Plans

SSgA FM generally votes for stock purchase plans with an exercise price of not less than 85% of fair market value. However, SSgA FM takes market practice into consideration.

Compensation Related Items

SSgA FM will generally support the following proposals:

•	Expansions to reporting of financial or compensation-related information, within reason

•	Proposals requiring the disclosure of executive retirement benefits if the issuer does not have an independent compensation committee

SSgA FM will generally vote against the following proposals:

•	Retirement bonuses for non-executive directors and auditors

VII.	MISCELLANEOUS/ROUTINE ITEMS

SSgA FM generally supports the following miscellaneous/routine governance items:

•	Reimbursement of all appropriate proxy solicitation expenses associated with the election when voting in conjunction with support of a dissident slate

•	Opting out of business combination provision

•	Proposals that remove restrictions on the right of shareholders to act independently of management

•	Liquidation of the company if the company will file for bankruptcy if the proposal is not approved

•	Shareholder proposals to put option repricings to a shareholder vote

•

General updating of or corrective amendments to charter and by-laws not otherwise specifically addressed herein, unless such amendments would reasonably be expected to diminish shareholder rights (e.g. extension of directors’ term limits, amending shareholder vote requirement to amend the charter documents, insufficient information provided as to the reason behind the amendment)

•	Change in corporation name

•	Mandates that amendments to bylaws or charters have shareholder approval

•	Management proposals to change the date, time, and/or location of the annual meeting unless the proposed change is unreasonable

•	Repeals, prohibitions or adoption of anti-greenmail provisions

•	Management proposals to implement a reverse stock split when the number of authorized shares will be proportionately reduce and proposals to implement a reverse stock split to avoid delisting

•	Exclusive forum provisions

SSgA FM generally does not support the following miscellaneous/routine governance items:

•	Proposals asking companies to adopt full tenure holding periods for their executives

•	Reincorporation to a location that we believe has more negative attributes than its current location of incorporation

•	Shareholder proposals to change the date, time, and/or location of the annual meeting unless the current scheduling or location is unreasonable

•	Proposals to approve other business when it appears as voting item

•	Proposals giving the board exclusive authority to amend the bylaws

•	Proposals to reduce quorum requirements for shareholder meetings below a majority of the shares outstanding unless there are compelling reasons to support the proposal

VIII.	ENVIRONMENTAL AND SOCIAL ISSUES

Proposals relating to social and environmental issues, typically initiated by shareholders, generally request that the company disclose or amend certain business practices. Where it appears there is a potential effect on shareholder or economic value of a company that is related to a specific environmental or social issue, SSgA FM evaluates the shareholder proposal addressing the issue on a case-by-case basis. Absent a compelling economic impact on shareholder value, SSgA FM will typically abstain from voting on these proposals.

Record Keeping

In accordance with applicable law, FM shall retain the following documents for not less than five years from the end of the year in which the proxies were voted, the first two years in FM’s office:

1) FM’s Proxy Voting Policy and any additional procedures created pursuant to such Policy;

2) a copy of each proxy statement FM receives regarding securities held by its clients (note: this requirement may be satisfied by a third party who has agreed in writing to do so or by obtaining a copy of the proxy statement from the EDGAR database);

3) a record of each vote cast by FM (note: this requirement may be satisfied by a third party who has agreed in writing to do so);

4) a copy of any document created by FM that was material in making its voting decision or that memorializes the basis for such decision; and

5) a copy of each written request from a client, and response to the client, for information on how FM voted the client’s proxies.

More Information

Any client who wishes to receive information on how its proxies were voted should contact its SSgA FM relationship manager.

Appendix D

GSO / BLACKSTONE DEBT FUNDS MANAGEMENT LLC

PROXY VOTING POLICIES AND PROCEDURES

Introduction

As an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), GSO / Blackstone Debt Funds Management LLC (the “Sub-Adviser”) has a duty to monitor corporate events and to vote proxies, as well as a duty to cast votes in the best interest of clients and not subrogate client interests to its own interests. Rule 206(4)-6 under the Advisers Act places specific requirements on registered investment advisers with proxy voting authority.

Proxy Policies

Due to the nature of the Blackstone/GSO Senior Loan ETF’s (the “Fund”) investment strategy, equity securities will generally not be a large portion of the investments of the Fund. Nevertheless, the Sub-Adviser’s policies and procedures are reasonably designed to ensure that the Sub-Adviser votes proxies in the best interest of the Fund and addresses how it will resolve any conflict of interest that may arise when voting proxies and, in so doing, to maximize the value of the investments made by the Fund, taking into consideration the Fund’s investment horizons and other relevant factors. It will review on a case-by-case basis each proposal submitted for a shareholder vote to determine its impact on the portfolio securities held by its clients. Although the Sub-Adviser will generally vote against proposals that may have a negative impact on its clients’ portfolio securities, it may vote for such a proposal if there exists compelling long-term reasons to do so.

Decisions on how to vote a proxy generally are made by the Sub-Adviser. The investment committee and the members of the investment team covering the applicable security often have the most intimate knowledge of both a company’s operations and the potential impact of a proxy vote’s outcome. Decisions are based on a number of factors which may vary depending on a proxy’s subject matter, but are guided by the general policies described in the proxy policy. In addition, the Sub-Adviser may determine not to vote a proxy after consideration of the vote’s expected benefit to clients and the cost of voting the proxy. To ensure that its vote is not the product of a conflict of interest, the Adviser will require the members of the investment committee to disclose any personal conflicts of interest they may have with respect to overseeing a Fund’s investment in a particular company.

Proxy Voting Records

You may obtain information, without charge, regarding how we voted proxies with respect to our portfolio securities by making a written request for proxy voting information to: Chief Compliance Officer, GSO / Blackstone Debt Funds Management LLC, 345 Park Avenue, 31st Floor, New York, NY 10154.

PART C

OTHER INFORMATION

We have omitted responses to Items 28(e) and (i)-(k) pursuant to paragraph 2(b) of General Instruction B to Form N-1A.

Item 28.	Exhibits

(a)	Registrant’s Declaration of Trust is incorporated herein by reference to Exhibit (a) to the Trust’s initial registration statement on Form N-1A as filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 20, 2012.

(b)	Registrant’s By-Laws are incorporated herein by reference to Exhibit (b) to the Trust’s initial registration statement on Form N-1A as filed with the SEC on April 20, 2012.

(c)	Not applicable.

(d)(i)	Form of Advisory Agreement between the Trust and SSgA Funds Management, Inc., is incorporated herein by reference to Exhibit (d)(i) to the Trust’s initial registration statement on Form N-1A as filed with the SEC on April 20, 2012.

(e)	Not applicable.

(f)	Not applicable.

(g)(i)	Form of Custodian Agreement between the Trust and State Street Bank and Trust Company is incorporated herein by reference to Exhibit (g)(i) to the Trust’s initial registration statement on Form N-1A as filed with the SEC on April 20, 2012.

(h)(i)	Form of Administration Agreement between the Trust and State Street Bank and Trust Company is incorporated herein by reference to Exhibit (h)(i) to the Trust’s initial registration statement on Form N-1A as filed with the SEC on April 20, 2012.

(h)(ii)	Form of Transfer Agency and Services Agreement between the Trust and State Street Bank and Trust Company is incorporated herein by reference to Exhibit (h)(ii) to the Trust’s initial registration statement on Form N-1A as filed with the SEC on April 20, 2012.

(h)(iii)	Form of Master-Feeder Participation Agreement is incorporated herein by reference to Exhibit (h)(iii) to the Trust’s initial registration statement on Form N-1A as filed with the SEC on April 20, 2012.

(i)	Not applicable.

(j)	Consent of Independent Registered Public Accounting Firm is filed herewith.

(k)	Not applicable.

(l)	Not applicable.

(m)	Not applicable.

(n)	Not applicable.

(o)	Not applicable.

(p)(i)	Joint Code of Ethics of the Trust, SSgA Active ETF Trust, SPDR Index Shares Funds and SPDR Series Trust is incorporated herein by reference to Exhibit (p)(i) to the SSgA Active ETF Trust’s initial registration statement on Form N-1A as filed with the SEC on April 1, 2011.

(p)(ii)	Code of Ethics of SSgA Funds Management, Inc., dated April 1, 2012 (which also applies to applicable reporting personnel of the Distributor), is filed herewith.

(q)(i)	Powers of Attorney for Ms. Boatman and Messrs. Churchill, Verboncoeur, Kelly, Nesvet and Ross are incorporated herein by reference to Exhibit (q) to the Trust’s initial registration statement on Form N-1A as filed with the SEC on April 20, 2012.

(q)(ii)	Power of Attorney for Ms. Needham is filed herewith.

(r)	Secretary’s Certificate is incorporated herein by reference to Exhibit (r) to the Trust’s initial registration statement on Form N-1A as filed with the SEC on April 20, 2012.

Item 29.	Persons Controlled By or Under Common Control With Registrant

The Board of Trustees of the Trust is the same as the boards of the SPDR Series Trust, SPDR Index Shares Funds and SSgA Active ETF Trust which also have SSgA Funds Management, Inc. as their investment adviser. In addition, the officers of the Trust are substantially identical to the officers of the SPDR Series Trust, SPDR Index Shares Funds and SSgA Active ETF Trust. Nonetheless, the Trust takes the position that it is not under common control with other trusts because the power residing in the respective boards and officers arises as the result of an official position with the respective trusts.

Additionally, see the “Control Persons and Principal Holders of Securities” section of the Statement of Additional Information for a list of shareholders who own more than 5% of the specific fund’s outstanding shares and such information is incorporated by reference to this Item.

Item 30.	Indemnification

Pursuant to Section V.3 of the Registrant’s Declaration of Trust, the Trust will indemnify any person who is, or has been, a Trustee, officer, employee or agent of the Trust against all expenses reasonably incurred or paid by him/her in connection with any claim, action, suit or proceeding in which he/she becomes involved as a party or otherwise by virtue of his/her being or having been a Trustee, officer, employee or agent and against amounts paid or incurred by him/her in the settlement thereof, if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. In addition, indemnification is permitted only if it is determined that the actions in question did not render him/her liable by reason of willful misfeasance, bad faith or gross negligence in the performance of his/her duties or by reason of reckless disregard of his/her obligations and duties to the

Registrant. The Registrant may also advance money for litigation expenses provided that Trustees, officers, employees and/or agents give their undertakings to repay the Registrant unless their conduct is later determined to permit indemnification.

Pursuant to Section V.2 of the Registrant’s Declaration of Trust, no Trustee, officer, employee or agent of the Registrant shall be liable for any action or failure to act, except in the case of willful misfeasance, bad faith or gross negligence or reckless disregard of duties to the Registrant. Pursuant to paragraph 9 of the Registrant’s Investment Advisory Agreement, the Adviser shall not be liable for any action or failure to act, except in the case of willful misfeasance, bad faith or gross negligence or reckless disregard of duties to the Registrant.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of Rule 484 under the Act, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant hereby undertakes that it will apply the indemnification provision of its by-laws in a manner consistent with Release 11330 of the Securities and Exchange Commission under the Investment Company Act of 1940, so long as the interpretation of Sections 17(h) and 17(i) of such Act remains in effect.

The Registrant maintains insurance on behalf of any person who is or was a Trustee, officer, employee or agent of Registrant, or who is or was serving at the request of Registrant as a trustee, director, officer, employee or agent of another trust or corporation, against any liability asserted against him/her and incurred by him/her or arising out of his/her position. However, in no event will Registrant maintain insurance to indemnify any such person for any act for which Registrant itself is not permitted to indemnify him/her.

Item 31.	Business And Other Connections of Investment Adviser

Any other business, profession, vocation or employment of a substantial nature in which each director or principal officer of each investment adviser is or has been, at any time during the last two fiscal years, engaged for his or her own account or in the capacity of director, officer, employee, partner or trustee are as follows:

SSgA Funds Management, Inc. (“SSgA FM” or the “Adviser”) serves as the investment adviser for each series of the Trust. SSgA FM is a wholly-owned subsidiary of State Street Corporation, a publicly held bank holding company. SSgA FM and other advisory affiliates of State Street Corporation make up State Street Global Advisors (“SSgA”), the investment arm of State Street Corporation. The principal address of the Adviser is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111. SSgA FM is an investment adviser registered under the Investment Advisers Act of 1940.

Name	Capacity With Adviser	Business Name and Address of Other Position

Juan C. Morales	Treasurer	Senior Managing Director and Chief Financial Officer, State Street Global Advisors, a division of State Street Bank and Trust Company, Boston, MA

Alyssa Albertelli	Director, Chief Legal Officer and Chief Compliance Officer	Chief Compliance Officer, State Street Global Advisors, a division of State Street Bank and Trust Company, Boston, MA

James E. Ross	Chairman & Director	Senior Managing Director, State Street Global Advisors, a division of State Street Bank and Trust Company, Boston, MA

Ellen Needham	President & Director	Senior Managing Director, State Street Global Advisors, a division of State Street Bank and Trust Company, Boston, MA

See “Management” in the applicable Prospectus and “Management of the Trust” in the applicable Statement of Additional Information for information regarding the business of SSgA FM and GSO/Blackstone. For information regarding broker dealers and investment advisers affiliated with the SSgA FM and GSO/Blackstone, reference is made to SSgA FM’s and GSO/Blackstone’s respective Form ADV, as amended, filed with the SEC and incorporated herein by reference.

Item 32	Principal Underwriters

Not applicable.

Item 33.	Location Of Accounts and Records

All accounts, books and other documents required to be maintained by Section 31(a) of the 1940 Act and the Rules thereunder are maintained at the offices of SSgA Funds Management, Inc. and/or State Street Bank and Trust Company, each with offices located at One Lincoln Street, Boston, Massachusetts 02111.

Item 34.	Management Services

Not applicable.

Item 35.	Undertakings

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Trust, SSgA Master Trust, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Boston and Commonwealth of Massachusetts on the 31st day of October, 2012.

SSGA MASTER TRUST

By:	/s/ Ellen M. Needham
Ellen M. Needham
President
(Principal Executive Officer)

By:	/s/ Chad C. Hallett
Chad C. Hallett
Treasurer
(Principal Financial and Accounting Officer)

EXHIBIT LIST

Item 28

(j)	Consent of Ernst & Young LLP

(p)(ii)	Code of Ethics of SSgA Funds Management, Inc.

(q)(ii)	Power of Attorney